UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.     )

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THE PNC FINANCIAL SERVICES GROUP, INC.

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SOMEDAY STARTS today

2018 PROXY STATEMENT
THE PNC FINANCIAL SERVICES GROUP

PNC

Letter from the Chairman and Chief Executive Officer to Our Shareholders

Dear Shareholder,

We invite you to attend the 2018 Annual Meeting of Shareholders of The PNC Financial Services Group, Inc. on Tuesday, April 24, 2018.

The meeting will be held in the James E. Rohr Auditorium in The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, Pennsylvania 15222, beginning at 11:00 a.m., Eastern Time.

We will consider the matters described in this proxy statement and also review significant developments since last year’s annual meeting of shareholders.

We are again making our proxy materials available to you electronically. We hope that this continues to offer you convenience while allowing us to reduce the number of copies we print.

The proxy statement contains important information and you should read it carefully. Your vote is important and we strongly encourage you to vote your shares using one of the voting methods described in the proxy statement. Please see the notice that follows for more information.

If you are unable to attend the meeting in person, you will be able to listen to the meeting by webcast or conference call.

We look forward to your participation and thank you for your support of PNC.

March 13, 2018	Sincerely,

William S. Demchak

Chairman, President and Chief Executive Officer

PARTICIPATE IN THE FUTURE OF PNC – PLEASE CAST YOUR VOTE

Your vote is important to us and we want your shares to be represented at the annual meeting. Please cast your vote on the proposals listed below.

Under New York Stock Exchange rules, if you hold your shares through a broker, bank, or other nominee (referred to as holding your shares in “street name”) and you do not provide any voting instructions, your broker has discretionary authority to vote on your behalf with respect to proposals that are considered “routine” items. The only routine item on this year’s ballot is the ratification of our auditor selection. If an item is non-routine and you do not provide voting instructions, no vote will be cast on your behalf with respect to that item.

Proposals requiring your vote

		More information	Board recommendation	Routine item?
Item 1	Election of 12 nominated directors	Page 11	FOR each nominee	No
Item 2	Ratification of independent registered public accounting firm for 2018	Page 84	FOR	Yes
Item 3	Advisory approval of the compensation of PNC’s named executive officers (say-on-pay)	Page 87	FOR	No

With respect to each item, a majority of the votes cast will be required for approval. Abstentions will not be included in the total votes cast and will not affect the results.

Vote your shares

Please read the proxy statement with care and vote right away. We offer a number of ways for you to vote your shares. Voting instructions are included in the Notice of Internet Availability of Proxy Materials and the proxy card. If you hold shares in street name, you will receive information on how to give voting instructions to your broker, bank, or other nominee. For registered holders, we offer the following methods to vote your shares and give us your proxy:

www.envisionreports.com/PNC	Follow the instructions on the proxy card.	Complete, sign and date the proxy card and return it in the envelope provided.

Attend our 2018 Annual Meeting of Shareholders

Directions to attend the annual meeting	Tuesday, April 24, 2018 at 11:00 a.m.
are available at	The Tower at PNC Plaza – James E. Rohr Auditorium
www.pnc.com/annualmeeting	300 Fifth Avenue
Pittsburgh, Pennsylvania 15222

4    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

PROXY STATEMENT SUMMARY

Proxy Statement Summary

To assist you in reviewing the proposals to be acted upon at the annual meeting, we have included a summary of certain relevant information. This summary does not contain all of the information you should consider. You should review the entire proxy statement and the 2017 Annual Report before you vote.

You may read the proxy statement and the 2017 Annual Report at www.envisionreports.com/PNC.

Who can vote (page 90)

You are entitled to vote if you were a PNC shareholder on the record date of February 2, 2018.

Voting methods (page 91)

We offer our shareholders a number of ways to vote, including by Internet, telephone, or mail. Shareholders may also vote in person at the annual meeting.

Items of business

Item 1:  Election of 12 nominated directors (page 11)

•	The proxy statement contains important information about the experience, qualifications, attributes, and skills of the 12 nominees to our Board of Directors (the Board). The Board’s Nominating and Governance Committee performs an annual assessment to confirm that our directors continue to have the skills and experience necessary to serve PNC, and that the Board and its committees continue to be effective in carrying out their duties.

•	The Board recommends that you vote FOR all 12 director nominees.

Item 2:  Ratification of independent registered public accounting firm for 2018 (page 84)

•	Each year, the Board’s Audit Committee selects our independent registered public accounting firm. For 2018, the Audit Committee selected PricewaterhouseCoopers LLP (PwC) to fulfill this role.

•	The Board recommends that you vote FOR the ratification of the Audit Committee’s selection of PwC as our independent registered public accounting firm for 2018.

Item 3:  “Say-on-pay” (page 87)

•	Each year, we ask our shareholders to cast a non-binding advisory vote on the compensation of our named executive officers—known generally as the “say-on-pay” vote. We have offered an annual say-on-pay vote since 2009. Last year, approximately 98% of the votes cast by our shareholders approved the compensation of our named executive officers, and we have averaged nearly 93% support in say-on-pay votes over the past five years.

•	We recommend that you read the Compensation Discussion and Analysis (beginning on page 39), which explains how and why the Board’s Personnel and Compensation Committee made its executive compensation decisions for 2017.

•	The Board recommends that you vote FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    5

PROXY STATEMENT SUMMARY

2017 PNC performance (page 39)

We had a successful year in 2017, reporting record net income of $5.4 billion, or $10.36 per diluted common share. Our return on average assets was 1.45%, and our return on average common equity was 12.09%. Our results benefited from new federal tax legislation enacted in December 2017. We recognized an income tax benefit of $1.2 billion primarily attributable to revaluation of deferred tax liabilities at the lower statutory tax rate.

We grew loans and deposits, and generated record fee income for the year. We added customers across our businesses.

We delivered value for our shareholders. We ranked 3rd in our peer group in total shareholder return over a one-year period (26.0%), 4th over a three-year period (19.1%), and 1st over a five-year period.

We continued to focus on expense management, having achieved our $350 million Continuous Improvement Program target in 2017.

We also continued to execute on our strategic priorities of building a leading banking franchise in our underpenetrated markets, capturing more investable assets, reinventing the retail banking experience, and bolstering critical infrastructure and streamlining core processes.

We returned $3.6 billion in capital to our shareholders through share repurchases and common stock dividends, including raising the quarterly common stock dividend to $0.75 per share, an increase of 36%.

2017 compensation decisions (page 44)

The table below shows, for each named executive officer, the incentive compensation target for 2017 and the actual annual cash incentive and long-term equity-based incentives awarded in 2018 for 2017 performance.

	William S. Demchak	Robert Q. Reilly	Michael P. Lyons	E William Parsley, III		Steven C. Van Wyk
Incentive compensation target	$10,500,000	$3,250,000	$6,050,000	$6,900,000	(1)	$2,750,000

Incentive compensation awarded for 2017 performance	$14,700,000	$4,225,000	$7,800,000	$8,900,000		$3,300,000
Annual cash incentive portion	$5,220,000	$1,862,500	$2,700,000	$3,200,000		$1,400,000
Long-term incentive portion	$9,480,000	$2,362,500	$5,100,000	$5,700,000		$1,900,000

Incentive compensation disclosed in the Summary compensation table(2)	$11,970,000	$3,637,500	$6,660,000	$7,550,000		$2,980,000
Annual cash incentive portion (2017 performance)	$5,220,000	$1,862,500	$2,700,000	$3,200,000		$1,400,000
Long-term incentive portion (2016 performance)	$6,750,000	$1,775,000	$3,960,000	$4,350,000	(1)	$1,580,000
(1)	The long-term incentive award that Mr. Parsley received in 2017 (for 2016 performance) included three separate grants – the two equity-based awards that all of our NEOs received (valued at $2,850,000) and a separate grant of incentive performance units related to the management of our Asset & Liability Management (ALM) unit (valued at $1,500,000). Mr. Parsley’s incentive compensation target for 2017 also anticipated a grant of ALM-based incentive performance units. Mr. Parsley did not receive ALM-based incentive performance units in 2018. Instead, he was awarded the same long-term incentive awards that all of our NEOs received based on his overall incentive compensation target for 2017.
(2)	Due to SEC regulations, the incentive compensation amounts disclosed in the Summary compensation table on page 60 include the cash incentive award paid in 2018 (for 2017 performance) and the long-term incentive award granted in 2017 (for 2016 performance).

PNC corporate governance (page 17)

•	The entire Board is elected each year; we have no staggered elections.

•	The election of directors is subject to a majority voting requirement; any director who does not receive a majority of the votes cast in an uncontested election must tender his or her resignation to the Board.

•	Our corporate governance guidelines require the Board to have a substantial majority (at least 2/3) of independent directors. All but one of our current directors and all but one the nominees to the Board are independent, with the only exception in each case being our CEO.

•	The Board has a Presiding Director, a lead independent director with specific duties.

6    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

PROXY STATEMENT SUMMARY

•	The Presiding Director approves Board meeting schedules and agendas.

•	The Board meets regularly in executive session, with no members of management present.

•	We have four primary standing Board committees:

–	Audit Committee

–	Personnel and Compensation Committee (Compensation)

–	Nominating and Governance Committee (Governance)

–	Risk Committee

•	In 2017, the Board met 11 times and each of our directors attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he or she served. The average attendance of all directors at Board and applicable committee meetings was approximately 99%. All of our directors then serving attended our 2017 annual meeting of shareholders.

•	You can find additional information about our governance policies and principles at www.pnc.com/corporategovernance.

Board nominees (page 11)

Name	Age	Director since	Independent	Primary Standing Board Committee Memberships
Charles E. Bunch	68	2007	☑	Compensation; Governance
Debra A. Cafaro	60	2017	☑	Audit
Marjorie Rodgers Cheshire	49	2014	☑	Audit; Risk
William S. Demchak	55	2013	☐	Risk
Andrew T. Feldstein	53	2013	☑	Compensation; Risk (Chair)
Daniel R. Hesse	64	2016	☑	Risk
Richard B. Kelson	71	2002	☑	Audit (Chair); Compensation
Linda R. Medler	61	2018	☑	Risk
Martin Pfinsgraff	63	2018	☑	Audit; Risk
Donald J. Shepard	71	2007	☑	Audit; Governance (Chair); Risk
Michael J. Ward	67	2016	☑	Compensation; Governance
Gregory D. Wasson	59	2015	☑	Audit

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    7

8    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    9

Notice of Annual Meeting of Shareholders

Tuesday, April 24, 2018

11:00 a.m. (Eastern Time)

The Tower at PNC Plaza – James E. Rohr Auditorium, 300 Fifth Avenue, Pittsburgh, Pennsylvania 15222

WEBCAST

A listen-only webcast of the annual meeting will be available at www.pnc.com/annualmeeting. An archive of the webcast will be available on our website for 30 days.

CONFERENCE CALL

You may access the listen-only conference call of the annual meeting by calling 877-272-3515 or 303-223-4381 (international). A telephone replay will be available for one week by calling 800-633-8284 or 402-977-9140 (international), conference ID 21881374.

ITEMS OF BUSINESS

1.	Election of the 12 director nominees named in the proxy statement to serve until the next annual meeting and until their successors are elected and qualified;
2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018;
3.	An advisory vote to approve the compensation of our named executive officers; and
4.	Such other business as may properly come before the meeting.

RECORD DATE

The close of business on February 2, 2018 is the record date for determining shareholders entitled to receive notice of and to vote at the annual meeting and any adjournment.

MATERIALS TO REVIEW

We began providing access to the proxy statement and a form of proxy card on March 13, 2018. We have made our proxy materials available electronically. Certain shareholders will receive a Notice of Internet Availability of Proxy Materials explaining how to access our proxy materials and vote. Other shareholders will receive a paper copy of the proxy statement and a proxy card.

PROXY VOTING

Even if you plan to attend the annual meeting in person, we encourage you to cast your vote over the Internet, or if you have a proxy card, by mailing the completed proxy card or by telephone. This Notice of Annual Meeting and Proxy Statement and our 2017 Annual Report are available at www.envisionreports.com/PNC.

ADMISSION

To be admitted to the annual meeting, you must present proof of your stock ownership as of the record date and valid photo identification. Each shareholder may bring one guest who must present valid photo identification. Please follow the admission procedures described beginning on page 89 of the proxy statement.

March 13, 2018 By Order of the Board of Directors,

Christi Davis

Corporate Secretary

10    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Our Board of Directors (the Board) determines the number of directors to nominate for election to the Board. Our By-laws contemplate a range in the size of the Board from five to 36 directors. For the annual meeting, the Board fixed the number of directors to be elected at 12.

On August 10, 2017, the Board appointed Debra A. Cafaro to serve as a director. Ms. Cafaro was initially recommended as a director candidate by our CEO. On January 4, 2018, the Board appointed Linda R. Medler and Martin Pfinsgraff to serve as directors. Ms. Medler was initially recommended as a director candidate by our Presiding Director and Mr. Pfinsgraff was initially recommended as a director candidate by our CEO. Each of the candidates initially recommended by our CEO was reviewed with our Presiding Director, as Chair of the Nominating and Governance Committee. The Presiding Director concurred with each recommendation before the candidate, along with a pool of potential candidates provided by a third-party search firm, was evaluated by the Nominating and Governance Committee, and each candidate ultimately recommended for appointment by the Committee was reviewed by the Board. Each of Ms. Cafaro, Ms. Medler and Mr. Pfinsgraff are included as nominees for election to the Board at the annual meeting.

Each of the 12 nominees currently serves on the Board. Beginning on page 12, we include the following information regarding the nominees:

•	Their names and ages

•	The years they first became directors of PNC

•	Their principal occupations and public company directorships over the past five years

•	A brief discussion of the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that the individual should serve as a director

The directors elected at the annual meeting will serve for one year, unless they leave the Board early. We do not stagger our elections—the entire Board will be considered for election at the annual meeting. If elected, each nominee will hold office until the next annual meeting of our shareholders, and until the election and qualification of his or her successor.

Each nominee consents to being named in this proxy statement and to serve if elected. The Board has no reason to believe that any nominee will be unavailable or unable to serve as a director.

In addition to information regarding the background and qualifications of each nominee, this proxy statement contains other important information related to your evaluation of the nominees, including:

•	The Board’s leadership structure

•	How the Board operates

•	Relationships between PNC and our directors

•	How we evaluate director independence

•	How we pay our directors

•	Our director stock ownership requirement

See the following sections for more details on these topics:

•	Corporate Governance (page 17)

•	Director and Executive Officer Relationships (page 30)

•	Related Person Transactions (page 35)

•	Director Compensation (page 36)

•	Security Ownership of Management and Certain Beneficial Owners (page 82)

If you sign, date and return your proxy card but do not give voting instructions, or if you do not provide voting instructions when voting over the Internet, we will vote your shares FOR all of the nominees listed on pages 12 to 16. See page 92 for information regarding the vote required for election of the director nominees.

The Board of Directors recommends a vote FOR each of the nominees listed on pages 12 to 16.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    11

ELECTION OF DIRECTORS (ITEM 1)

Charles E. Bunch

Age 68

Director Since 2007

Experience, Qualifications, Attributes, or Skills

Charles E. Bunch is the retired Executive Chairman and former Chief Executive Officer of PPG Industries, Inc., a Pittsburgh-based global supplier of paints, coatings, optical products, specialty materials, chemicals, glass and fiberglass.

Mr. Bunch received an undergraduate degree from Georgetown University and an MBA from the Harvard Business School.

Mr. Bunch’s service as a public company CEO, his extensive management and finance experience, and his involvement in the Pittsburgh community add significant value to the Board. In addition, Mr. Bunch brings regulatory and banking industry experience to the Board as he formerly served as a Director and the Chairman of the Federal Reserve Bank of Cleveland, our principal banking regulator.

PNC Board Committee Memberships

Nominating and Governance Committee

Personnel and Compensation Committee

Public Company Directorships

ConocoPhillips

H.J. Heinz Company (until June 2013)

Marathon Petroleum Corporation

Mondelēz International, Inc.

PPG Industries, Inc. (until September 2016)

Debra A. Cafaro

Age 60

Director Since 2017

Experience, Qualifications, Attributes, or Skills

Debra A. Cafaro is Chairman of the Board and Chief Executive Officer of Ventas, Inc., an S&P 500 company that is a leading owner of seniors housing, healthcare, and research properties.

Building on an early career in law and her 19-year tenure at Ventas, Ms. Cafaro is broadly engaged across business, public policy, and non-profit sectors. She is Chair elect of the Real Estate Roundtable, is a member of the Business Council, and serves on the boards of the Economic and Executives’ Clubs of Chicago, University of Chicago, Chicago Infrastructure Trust, Chicago Symphony Orchestra, World Business Chicago and the management committee of the Pittsburgh Penguins.

Ms. Cafaro received a JD cum laude in 1982 from the University of Chicago Law School and a BA magna cum laude from the University of Notre Dame in 1979.

The Board values Ms. Cafaro’s extensive corporate leadership, knowledge, and experience. Her years of experience as a public company CEO in the financial sector provide insight into the oversight of financial and accounting matters. Her vision as a strategic thinker adds depth and strength to the Board in its oversight of PNC’s continued growth. The Board also values Ms. Cafaro’s active involvement in the Chicago and Pittsburgh communities.

PNC Board Committee Memberships

Audit Committee

Public Company Directorships

Ventas, Inc.

Weyerhaeuser Company (until February 2016)

Marjorie Rodgers Cheshire

Age 49

Director Since 2014

Experience, Qualifications, Attributes, or Skills

Marjorie Rodgers Cheshire is President and Chief Operating Officer of A&R Development Corp. A&R is a diversified real estate development organization focused on the Baltimore and Washington markets. A&R’s portfolio includes residential, commercial, and mixed-use developments, ranging in value from $1 million to $152 million. In its history, A&R has developed 50 projects with an aggregate value of more than $900 million.

Prior to joining A&R, Ms. Cheshire spent many years in the media and sports industries. Her most recent position was as Senior Director of Brand & Consumer Marketing for the National Football League. Prior to that, Ms. Cheshire held positions as Vice President of Business Development for Oxygen Media, Director and Special Assistant to the Chairman & CEO of ESPN, and Manager of Strategic Marketing for ABC Daytime. Ms. Cheshire also worked as a consultant with The Boston Consulting Group, a strategic consulting firm serving Fortune 500 companies.

Ms. Cheshire received a BS in Economics from the Wharton School of the University of Pennsylvania and an MBA from the Stanford University Graduate School of Business. She is a Trustee of Baltimore Equitable Insurance, Baltimore School for the Arts, and Johns Hopkins Hospital.

The Board values Ms. Cheshire’s executive management experience and her background in real estate, marketing, and media, as well as her involvement in the Baltimore community and her familiarity with this important market for PNC.

PNC Board Committee Memberships

Audit Committee

Risk Committee

Compliance Subcommittee (Chair)

Public Company Directorships

None

12    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

William S. Demchak

Age 55

Director Since 2013

Experience, Qualifications, Attributes, or Skills

William S. Demchak is Chairman, President and Chief Executive Officer of The PNC Financial Services Group, Inc., one of the largest diversified financial services companies in the United States. Mr. Demchak joined PNC in 2002 as chief financial officer. In July 2005, he was named head of PNC’s Corporate & Institutional Banking segment responsible for PNC’s middle market and large corporate businesses, as well as capital markets, real estate finance, equity management, and leasing. Mr. Demchak was promoted to senior vice chairman in 2009, named head of PNC businesses in August 2010, elected president in April 2012 and chief executive officer in April 2013, and appointed chairman in April 2014.

Before joining PNC in 2002, Mr. Demchak served as the Global Head of Structured Finance and Credit Portfolio for JPMorgan Chase. He also held key leadership roles at JPMorgan prior to its merger with the Chase Manhattan Corporation in 2000. He was actively involved in developing JPMorgan’s strategic agenda and was a member of the company’s capital and credit risk committees.

Mr. Demchak is a director of BlackRock, Inc. He is a member of The Financial Services Roundtable. In addition, he serves on the boards of directors of the Extra Mile Education Foundation and the YMCA of Pittsburgh. He is Chairman of the Allegheny Conference on Community Development, Chairman of The Clearing House, a member of the Board of the Pittsburgh Cultural Trust, and a member of The Business Council. Mr. Demchak also is the Chair of the Advisory Committee of Envision Downtown.

Mr. Demchak received a BS from Allegheny College and an MBA with an emphasis in accounting from the University of Michigan.

The Board believes that the current CEO should also serve as a director. Under the leadership structure discussed elsewhere in this proxy statement, a CEO-director acts as a liaison between directors and management, and assists the Board in its oversight of the company. Mr. Demchak’s experiences and strong leadership provide the Board with insight into the business and strategic priorities of PNC.

PNC Board Committee Memberships

Executive Committee

Risk Committee

Public Company Directorships

BlackRock, Inc.

Andrew T. Feldstein

Age 53

Director Since 2013

Experience, Qualifications, Attributes, or Skills

Andrew T. Feldstein  is  the  Chief  Executive Officer and Chief Investment Officer of BlueMountain Capital Management, a leading alternative asset manager with $20 billion in assets under management and approximately 245 professionals worldwide. Mr. Feldstein is the Chair of the firm’s Management Committee and a member of the Investment and Risk Committees.

Prior to co-founding BlueMountain in 2003, Mr. Feldstein spent over a decade at JPMorgan where he was a Managing Director and served as Head of Structured Credit; Head of High Yield Sales, Trading and Research; and Head of Global Credit Portfolio. Mr. Feldstein is a Trustee of Third Way, a public policy think tank; a Trustee of the Santa Fe Institute, an independent research and education center; and a member of the Harvard Law School Leadership Council.

Mr. Feldstein received a BA from Georgetown University and a JD from Harvard Law School.

The Board values Mr. Feldstein’s extensive financial and risk management expertise. As founder and CEO of BlueMountain Capital and through his senior management positions at JPMorgan, Mr. Feldstein has built a reputation for innovation and significant insight into risk management. The Board believes that these skills are particularly valuable to its effective oversight of risk management and will also be a valuable resource to PNC as it continues to grow its business and strengthen its balance sheet.

PNC Board Committee Memberships

Executive Committee

Personnel and Compensation Committee

Risk Committee (Chair)

Compliance Subcommittee

Public Company Directorships

None

Daniel R. Hesse

Age 64

Director Since 2016

Experience, Qualifications, Attributes, or Skills

Daniel R. Hesse is the former President and Chief Executive Officer of Sprint Corporation, one of the United States’ largest wireless carriers.

Mr. Hesse received a BA from the University of Notre Dame, an MBA from Cornell University, and an MS from Massachusetts Institute of Technology where he was awarded the Brooks Thesis Prize.

Mr. Hesse brings extensive corporate leadership experience to the Board, having served in a variety of executive positions, including as CEO of Sprint Corporation. His years of experience in the wireless communications industry provide insight into the dynamic and strategic issues overseen by the Board. The broad spectrum of technological issues in this industry give him a strong understanding to assist the Board in its oversight of technological issues.

PNC Board Committee Memberships

Risk Committee

Technology Subcommittee

Public Company Directorships

Akamai Technologies, Inc.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    13

ELECTION OF DIRECTORS (ITEM 1)

Richard B. Kelson

Age 71

Director Since 2002

Experience, Qualifications, Attributes, or Skills

Richard B. Kelson is the Chairman, President and Chief Executive Officer of ServCo, LLC, a strategic sourcing and supply chain management company. He has also served as an Operating Advisor with Pegasus Capital Advisors, L.P., a private equity fund manager.

Mr. Kelson retired in 2006 as Chairman’s Counsel for Alcoa, a leader in the production and management of primary aluminum, fabricated aluminum, and alumina. At Alcoa, he served as a member of the executive council, the senior leadership group for the company. From 1994 to 1997, Mr. Kelson served as Alcoa’s General Counsel. From 1997 through 2005, he served as Alcoa’s Chief Financial Officer.

Mr. Kelson received a BA from the University of Pennsylvania, and a JD from the University of Pittsburgh.

Mr. Kelson’s service as a public company CFO and his designation as an “audit committee financial expert” assist the Board and Audit Committee with the oversight of financial and accounting issues. His financial background provides strong leadership of our Audit Committee as its Chair. The Board also values Mr. Kelson’s executive management experience and his background as a public company general counsel, although he does not serve in a legal capacity or provide legal advice to PNC or the Board.

PNC Board Committee Memberships

Audit Committee (Chair)

Executive Committee

Personnel and Compensation Committee

Compliance Subcommittee

Public Company Directorships

ANADIGICS, Inc. (until March 2016)

Commercial Metals Company (Lead Director)

Ingevity Corporation (Non-Executive Chairman of Board)

MeadWestvaco Corp. (until July 2015)

Linda R. Medler

Age 61

Director Since 2018

Experience, Qualifications, Attributes, or Skills

Linda R. Medler, Brigadier General, United States Air Force (Retired), is Founder, President and CEO of L A Medler & Associates, LLC, providing cyber strategy consulting services to commercial clients and numerous U.S. Department of Defense customers. Ms. Medler served as the Chief Information Security Officer and Director of IT Security of Raytheon Missile Systems, a major business unit of Raytheon Company, in December 2017. Raytheon Company is a technology and innovation leader specializing in defense, civil government and cybersecurity solutions. She was Director of Cyber for the Advanced Missile Systems Product Line of Raytheon Missile Systems from June 2015 to December 2016.

In 2014, she completed 30 years of total military service, including 27 years of service in the U.S. Air Force, retiring as a Brigadier General. She began her military service as an enlisted U.S. Marine. Her last position held was Director of Capability and Resource Integration for the United States Cyber Command. Her previous assignments included Director of Communications and Networks for the Joint Staff, Joint Chiefs of Staff Deputy CIO, Chief of Staff for Air Force Materiel Command, and Commander/Vice Commander for the 75th Air Base Wing.

Ms. Medler received a BBA in Management & Computer Information Systems from the University of Arkansas at Little Rock, an MS in National Security & Strategic Studies from the Naval War College, and an MBA in Management Information Systems Concentration from the University of Arizona.

The Board values Ms. Medler’s extensive leadership experience and her deep knowledge of cybersecurity and information technology. Her years of experience leading cybersecurity, information technology, and multi-function organizations facing a broad range of technology and operational issues provide the Board with additional skills to facilitate oversight of the cybersecurity and technology issues facing PNC.

PNC Board Committee Memberships

Risk Committee

Technology Subcommittee

Public Company Directorships

None

14    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Martin Pfinsgraff

Age 63

Director Since 2018

Experience, Qualifications, Attributes, or Skills

Martin Pfinsgraff retired as Senior Deputy Comptroller  Large  Bank  Supervision  of  the Office of the Comptroller of the Currency (OCC) in February 2017. He held the position of Deputy Comptroller for Credit and Market Risk from 2011 to 2013. Mr. Pfinsgraff served on the Executive Committee of the OCC and as a member of the Senior Supervisors Group, an international committee comprised of supervisors from 10 Organisation for Economic Co-operation and Development member countries and the European Central Bank.

Prior to his career with the OCC, Mr. Pfinsgraff held various positions from 2000 to 2009 at iJet International, a provider of operating risk management solutions, including Chief Operating Officer and Chief Financial Officer. Mr. Pfinsgraff held various positions with Prudential Securities from 1989 through 2000, the latest of which was President Capital Markets, Prudential Securities from 1997 to 2000.

Mr. Pfinsgraff received a BBA in Psychology from Allegheny College and an MBA from Harvard Business School.

The Board values Mr. Pfinsgraff’s leadership experience as well as his extensive knowledge of the financial services industry and the regulatory requirements applicable to the industry. His experience in banking regulation, risk management, and finance, along with his years of executive leadership, provide the Board with additional skills to oversee complex regulatory, risk management, and financial matters.

PNC Board Committee Memberships

Audit Committee

Risk Committee

Public Company Directorships

None

Donald J. Shepard

Age 71

Director Since 2007

Experience, Qualifications, Attributes, or Skills

Donald J. Shepard is the retired Chairman of the Executive Board and Chief Executive Officer of AEGON N.V., a large life  insurance  and  pension  company.

Mr. Shepard received an MBA from the University of Chicago.

Mr. Shepard joined the Board following PNC’s acquisition of Mercantile Bankshares Corporation. He joined the Mercantile Board of Directors in 1992.

Mr. Shepard’s service as the CEO of a large, international public company, particularly a company in the financial services sector, gives him insights into many issues facing PNC, and supports the Board’s ability to oversee complex and dynamic issues. Mr. Shepard’s duties and experiences at AEGON also assist the Board with its oversight of financial and risk issues. The Board also values Mr. Shepard’s experience on the board of a public company in the banking business and his familiarity with the Baltimore community.

PNC Board Committee Memberships

Audit Committee

Executive Committee (Chair)

Nominating and Governance Committee (Chair)

Risk Committee

Public Company Directorships

CSX Corporation (until June 2017)

The Travelers Companies, Inc.

Michael J. Ward

Age 67

Director Since 2016

Experience, Qualifications, Attributes, or Skills

Michael J. Ward is the former Chairman and Chief Executive Officer of CSX Corporation, one of the world’s largest railroad companies.

Mr. Ward received a BS from the University of Maryland and an MBA from the Harvard Business School.

Mr. Ward has extensive operations, sales, marketing, and finance experience from his various management roles with CSX and its subsidiaries. As a public company CEO with years of corporate leadership experience in a regulated industry, he brings knowledge and insight to the Board in its oversight of complex issues. His management of an executive team and a large group of employees adds value to his oversight of compensation issues.

PNC Board Committee Memberships

Nominating and Governance Committee

Personnel and Compensation Committee

Public Company Directorships

Ashland Inc. (until September 2016)

Ashland Global Holdings, Inc.

CSX Corporation (until March 2017)

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ELECTION OF DIRECTORS (ITEM 1)

Gregory D. Wasson

Age 59

Director Since 2015

Experience, Qualifications, Attributes, or Skills

Gregory D. Wasson is the former President and Chief Executive Officer of Walgreens Boots Alliance, a global pharmacy-led health and wellbeing enterprise.

Mr. Wasson received a BS from Purdue University in Pharmaceutical Science.

Mr. Wasson has extensive operational and executive management experience at a complex organization with a large, diverse workforce. Mr. Wasson brings an in-depth knowledge of the retail industry and insight into the consumer experience. His background of leading a company with thousands of retail locations in an industry that, like banking, is undergoing rapid transformation will provide insight that benefits PNC as we work on our strategic priorities. His service as a public company CEO and his designation as an “audit committee financial expert” assist the Board and Audit Committee with the oversight of financial and accounting issues.

PNC Board Committee Memberships

Audit Committee

Technology Subcommittee

Public Company Directorships

AmerisourceBergen Corporation (until January 2015)

Verizon Communications Inc.

16    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

CORPORATE GOVERNANCE

The Board is committed to maintaining strong corporate governance practices. Through the Nominating and Governance Committee, the Board evaluates its corporate governance policies and practices against evolving best practices. This section highlights some of our corporate governance policies and practices. See www.pnc.com/corporategovernance for additional information about corporate governance at PNC, including:

•	Corporate governance guidelines

•	By-laws

•	Code of Business Conduct and Ethics
•	Board committee charters

To receive free printed copies of any of these

documents, please send a request to:

Corporate Secretary

The PNC Financial Services Group, Inc.

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222

or

corporate.secretary@pnc.com

This proxy statement is also available at

www.pnc.com/proxystatement

Recent corporate governance developments

Three of our current directors, Jane G. Pepper, Lorene K. Steffes, and Dennis F. Strigl, reach the mandatory retirement age of 72 in connection with the annual meeting and are not nominated for election as directors. As part of its continuing efforts to provide for director succession and strong Board composition in light of these anticipated retirements, on August 10, 2017, the Board appointed Debra A. Cafaro to serve as a director and on January 4, 2018, the Board appointed Linda R. Medler and Martin Pfinsgraff to serve as directors, in each case upon the recommendation of the Nominating and Governance Committee.

In addition, Kay Coles James resigned from the Board effective following the February 15, 2018 meeting of the Board due to a change in Ms. James’ principal occupation.

Corporate governance guidelines

The Board has approved corporate governance guidelines that address important principles adopted by the Board, including:

•	The qualifications a director should possess

•	The director nomination process

•	The duties of our lead independent director (Presiding Director)

•	How the Board committees serve to support the Board’s duties

•	A description of ordinary course relationships that will not impair a director’s independence

•	The importance of the Board meeting in executive session without management present

•	The importance of the Board having access to management

•	The mandatory director retirement age (72)
•	How the Board evaluates our CEO’s performance

•	How the Board considers management succession planning

•	Our views on directors holding board positions at other public companies

•	How the Board continually evaluates its own performance

•	Our approach to director education

•	The Board’s role in strategic planning

•	The Board’s responsibility for oversight of significant corporate social responsibility issues

The Nominating and Governance Committee reviews the corporate governance guidelines at least once a year. Any changes recommended by the Committee are approved by the Board.

Our Board leadership structure

Based on an assessment of its current needs and composition, as well as the skills and qualifications of the directors, the Board believes that the appropriate Board leadership structure should include the following attributes:

•	A substantial majority (at least 2/3) of independent directors
•	A Presiding Director

•	Regular executive sessions of all independent directors without management present

The Board’s current leadership structure includes all three attributes. The Board has not adopted a policy with respect to separating the Chairman and CEO positions. The Board believes that the leadership

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structure should be flexible enough to accommodate different approaches based on an evaluation of relevant facts and circumstances. The Board considers its structure and leadership each year. The Personnel and Compensation Committee discusses whether to separate the positions of Chairman and CEO as part of its ongoing evaluation of management succession plans.

William S. Demchak, our current CEO, also serves as Chairman of the Board. Donald J. Shepard, the Board’s Presiding Director and Chair of the Nominating and Governance Committee, serves as our lead independent director. We describe his duties in more detail below.

Substantial majority of independent directors. We have long maintained a Board with a substantial majority of directors who are not PNC employees. The New York Stock Exchange (NYSE) requires at least a majority of our directors be independent from management.

Mr. Demchak is the only director who is not independent under the NYSE’s “bright-line” tests for independence because he is our CEO. The Board has affirmed the independence of each of our other 11 nominees for director. See Director and Executive Officer Relationships beginning on page 30 for a description of how we evaluate the independence of our directors, including information about the NYSE’s bright-line tests for independence.

Presiding Director duties. As the Presiding Director, Mr. Shepard is the lead independent director for the Board. The Board’s independent and non-management directors selected him for this role. The Board approved the following duties for the Presiding Director, which are included in our corporate governance guidelines:

•	Preside at meetings of the Board in the event of the Chairman’s unavailability

•	Preside at regularly scheduled executive sessions of the Board’s independent directors

•	When the Presiding Director considers it appropriate, convene and preside at meetings or executive sessions of the Board’s independent directors

•	If the Board includes non-management directors who are not independent, when the Presiding Director considers it appropriate to do so, convene and preside at meetings or executive sessions including such non-management directors

•	Convene and preside at meetings of the Board
•	Confer with the Chairman or CEO immediately following the meetings or executive sessions of the Board’s independent or non-management directors to convey the substance of the discussions held during those sessions, subject to any limitations specified by the independent directors

•	Act as the principal liaison between the Chairman and the CEO and the Board’s independent and non-management directors

•	Be available for confidential discussions with any director who may have concerns that he or she believes have not been properly considered by the Board as a whole

•	Following consultation with the Chairman, CEO and other directors as appropriate, approve the Board’s meeting schedule and agendas, and the information provided to the Board, in order to promote the effectiveness of the Board’s operation and decision making and help ensure there is sufficient time for discussion of all agenda items

•	Be available for consultation and direct communication with major shareholders as appropriate

•	Discharge such other responsibilities as the Board’s independent directors may assign from time to time

During the course of the year, the Presiding Director may suggest, revise, or otherwise discuss agenda items for Board meetings with the Chairman or CEO. In between meetings, each director is encouraged to raise any topics or issues with the Presiding Director that the director believes should be discussed in executive session.

As Chair of the Nominating and Governance Committee, the Presiding Director leads the Board and committee annual self-evaluation process and the evaluation of the independence of directors. The Nominating and Governance Committee also reviews, and the Presiding Director as Chair of the Committee reports to the Board, significant developments in corporate governance.

Regular executive sessions of independent directors. Our independent directors have met and will continue to meet in regularly scheduled executive sessions without management present. The NYSE requires our independent directors to meet in executive session at least once a year. Under the Board’s own policy, our independent directors meet in executive session at least quarterly. Our Presiding Director leads these executive sessions.

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CORPORATE GOVERNANCE

Communicating with the Board

Shareholders and other interested parties who wish to communicate with the Board, any director (including the Presiding Director), the non-management or independent directors as a group, or any Board committee may send an email to corporate.secretary@pnc.com or a letter to the following address:

Presiding Director

The PNC Financial Services Group, Inc.

Board of Directors

P.O. Box 2705

Pittsburgh, Pennsylvania 15230-2705

The Corporate Secretary will forward the email communication to the appropriate director(s) named. The Corporate Secretary may elect not to forward communications that she believes are: (i) a commercial, charitable, or other solicitation; (ii) a complaint about PNC products or services that would be customarily handled in the ordinary course of business; (iii) abusive, improper, or otherwise irrelevant to the Board’s duties and responsibilities; or (iv) subject to the policies or procedures that specify the proper handling of a communication that addresses such subject matter.

The Corporate Secretary will not open the written communication addressed to the Board, any director (including the Presiding Director) or group of directors, the non-management or independent directors as a group, or any Board committee. The Corporate Secretary will forward the communication to the Presiding Director who will determine how to respond. Depending on the content, the Presiding Director may forward the communication to a PNC employee, a third party, another director, a Board committee, or the full Board.

Our Code of Business Conduct and Ethics

PNC has adopted, and the Audit Committee has approved, a Code of Business Conduct and Ethics that applies generally to all employees and directors.

The Code of Business Conduct and Ethics addresses these important topics, among others:

•	Our commitment to ethics and values

•	Fair dealing with customers, suppliers, competitors, and employees

•	Conflicts and potential conflicts of interest

•	Self-dealing and outside employment

•	Insider trading and other trading restrictions

•	Transactions with PNC

•	Gifts and entertainment

•	Creating business records, document retention, and protecting confidential information

•	Protection and proper use of our assets, including intellectual property and electronic media

•	Communicating with the public

•	Political contributions and fundraising

•	Compliance with laws and regulations
•	Protection from retaliation

The Code of Business Conduct and Ethics is available on our website at www.pnc.com/corporategovernance. Any shareholder may also request a free printed copy by writing to our Corporate Secretary at the address provided on page 17.

Our adoption of the Code of Business Conduct and Ethics is intended to satisfy the Securities and Exchange Commission’s (SEC) requirement to adopt a code that applies to a company’s CEO and senior financial officers. The Audit Committee must approve any waivers of or exceptions to code provisions granted to our directors or executive officers. We will post on our website any future amendments to, or waivers from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers (including our Chairman and CEO, CFO, and Controller).

PNC has also adopted, and the Audit Committee has approved, Ethics Guidelines for Directors to supplement the Code of Business Conduct and Ethics.

Orientation and education

All of our new directors undergo a director orientation and education program. In addition to written materials provided to new directors, in-person sessions are held with each new director. These in-person sessions generally include meetings with members of senior management to familiarize new directors with our strategic plans, significant financial, accounting, and risk management issues, capital markets activities, compliance programs, regulatory and legal matters, the Code of Business Conduct and Ethics and related policies, principal officers, and internal and independent auditors, as

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well as specific matters related to the Board committees or subcommittees to which a new director has been appointed.

We also provide a continuing education program for our directors that considers their knowledge and experience and our risk profile, and includes training on complex products and services, our lines of business, significant risks to the company, applicable laws, regulations, and supervisory requirements, and other relevant topics identified by the Board and management. The continuing education program is provided through a combination of in-person sessions and coordination of attendance by directors at outside seminars relevant to the duties of a director. The in-person sessions may be held in connection with, or as part of, a meeting of the Board or a Board committee.

Board committees

The Board currently has five standing committees. The four primary standing committees—Audit, Nominating and Governance, Personnel and Compensation, and Risk—meet on a regular basis. The Executive Committee, which is composed of our CEO and the chairs of the four primary standing committees, meets as needed. The Executive Committee may act on behalf of the Board and reports regularly to the full Board. Our Presiding Director chairs the Executive Committee, which did not meet in 2017.

Our By-laws provide that, unless otherwise stated in its charter, each committee may form and delegate its authority to subcommittees of one or more committee members. The Risk Committee has formed a Technology Subcommittee to facilitate Board-level oversight of technology risk, technology risk management, cybersecurity, information security, business continuity, and significant technology initiatives and programs. The Risk Committee has also formed a Compliance Subcommittee to facilitate Board-level oversight of compliance risk, significant compliance-related initiatives and programs, and the maintenance of a strong compliance risk management culture. Our By-laws also authorize the Board to establish other committees.

Each committee operates under a written charter approved by the Board, and each subcommittee operates under a written charter approved by the applicable committee. Each committee and subcommittee annually reviews and reassesses its charter. The Nominating and Governance Committee assesses the Executive Committee charter. Each committee and subcommittee, other than the Executive Committee, performs an annual self-evaluation to determine whether it is functioning effectively and fulfilling its charter duties.

We describe the main responsibilities of the Board’s four primary standing committees below. The descriptions of the committee functions in this proxy statement are qualified by reference to the applicable committee charter and our relevant By-law provisions. The charters for the four primary standing Board committees are available on our website at www.pnc.com/corporategovernance.

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CORPORATE GOVERNANCE

Audit Committee

Chair	Other members:
Richard B. Kelson	Debra A. Cafaro
Marjorie Rodgers Cheshire
Martin Pfinsgraff
Donald J. Shepard
Gregory D. Wasson

The Audit Committee consists entirely of directors who are independent as defined in the NYSE’s corporate governance rules and in SEC regulations related to audit committee members. When the Board meets on April 24, 2018 to organize its committees, only independent directors will be appointed to the Committee.

The Board has determined that each Audit Committee member is financially literate and that at least two members possess accounting or related financial management expertise. The Board made these determinations in its business judgment, based on its interpretation of the NYSE’s requirements for audit committee members. Acting on the recommendation of the Nominating and Governance Committee, the Board determined that each of Mr. Kelson and Mr. Wasson is an “audit committee financial expert,” as that term is defined by the SEC.

The Audit Committee satisfies the requirements of SEC Rule 10A-3, which addresses the following topics:

•	The independence of committee members

•	The responsibility for selecting and overseeing our independent auditors

•	The establishment of procedures for handling complaints regarding our accounting practices

•	The authority of the committee to engage advisors

•	The determination of appropriate funding for payment of the independent auditors and any outside advisors engaged by the committee and for the payment of the committee’s ordinary administrative expenses

The Board most recently approved the charter of the Audit Committee on November 14, 2017, and it is available on our website at www.pnc.com/corporategovernance.

The Audit Committee’s primary purposes are to assist the Board by:

•	Monitoring the integrity of our consolidated financial statements

•	Monitoring our internal control over financial reporting

•	Monitoring compliance with our Code of Business Conduct and Ethics

•	Evaluating and monitoring the qualifications and independence of our independent auditors

•	Evaluating and monitoring the performance of our internal audit function and our independent auditors

At each in-person meeting of the full Board, the Chair of the Audit Committee presents a report of the items discussed and actions approved at previous meetings of the Committee.

The Audit Committee’s responsibility is one of oversight. Our management is responsible for preparing our consolidated financial statements, for maintaining internal controls, and for our compliance with laws and regulations, and the independent auditors are responsible for auditing our consolidated financial statements. The Audit Committee typically reviews and approves the internal and external audit plans.

The Audit Committee has the authority to retain independent legal, accounting, economic, or other advisors. The Committee is directly responsible for the selection, appointment, compensation, and oversight of our independent auditors (including the resolution of any disagreements that may arise between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors report directly to the Committee. We describe the role of the Committee as it relates to the independent auditors, including consideration of the rotation of the independent audit firm, in more detail on page 84

With respect to work performed by the independent auditors, the Audit Committee must pre-approve all audit engagement fees and terms, as well as all permitted non-audit engagements. The Committee (or its delegate) pre-approves all audit services, audit-related services, and permitted non-audit services. The Committee also considers whether providing audit services, audit-related services, and permitted non-audit services will impair the auditors’ independence. We describe the Committee’s procedures for the pre-approval of audit services, audit-related services, and permitted non-audit services on page 85

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The Audit Committee receives routine reports on finance, reserve adequacy, ethics, and internal and external audit.

The Audit Committee also appoints our General Auditor, who leads our internal audit function and reports directly to the Committee. The Committee holds regular executive sessions with management, the General Auditor, the Chief Ethics Officer, and the independent auditors. The Committee reviews the performance and approves the compensation of the General Auditor, and annually reviews the General Auditor succession plan with the CEO.

Under our corporate governance guidelines, Audit Committee members may serve on the audit committees of no more than three public companies at the same time, including PNC.

The Audit Committee has approved the report on page 86 as required under its charter and in accordance with SEC regulations.

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CORPORATE GOVERNANCE

Nominating and Governance Committee

Chair Donald J. Shepard	Other members: Charles E. Bunch Dennis F. Strigl Michael J. Ward

The Nominating and Governance Committee consists entirely of independent directors. When the Board meets on April 24, 2018 to organize its committees, only independent directors will be appointed to the Nominating and Governance Committee.

Mr. Strigl will not stand for re-election to the Board at the annual meeting and, following the annual meeting, will no longer be a member of the Nominating and Governance Committee.

The Board most recently approved the charter of the Nominating and Governance Committee on November 14, 2017, and it is available on our website at www.pnc.com/corporategovernance.

At each in-person meeting of the full Board, the Chair of the Nominating and Governance Committee presents a report of the items discussed and actions approved at previous meetings of the Committee. The primary purpose of the Nominating and Governance Committee is to assist the Board in promoting the best interests of PNC and its shareholders through the implementation of sound corporate governance principles and practices. The Committee also assists the Board by identifying individuals qualified to become Board members. The Committee recommends to the Board the director nominees for each annual meeting of shareholders, and may also recommend the appointment of qualified individuals as directors between annual meetings.

In addition to conducting its annual committee self-evaluation, the Nominating and Governance Committee oversees the annual evaluation of the performance of the Board and other Board committees and reports to the Board on the evaluation results as necessary or appropriate. The Committee also annually reviews and recommends any changes to the Executive Committee charter.

How we evaluate directors and director candidates. At least annually, the Nominating and Governance Committee assesses the skills, qualifications, and experience of our directors and recommends a slate of director nominees to the Board. From time to time, the Committee also considers whether to change the composition of the Board. In evaluating existing directors or new director candidates, the Committee assesses the needs of the Board and the qualifications of the individual. See the discussion on pages 12 to 16 for additional information regarding each of our current director nominees.

The Board and its committees must satisfy SEC, NYSE, and banking regulatory standards. At least a majority of our directors must be independent under NYSE standards. Our corporate governance guidelines impose a more rigorous standard and require that a substantial majority (at least 2/3) of our directors be independent. We require a sufficient number of independent directors to satisfy the membership needs of Board committees that also require independence.

The Nominating and Governance Committee expects directors to gain a sound understanding of our strategic vision, our mix of businesses, and our approach to regulatory relations and risk management. The Board must possess a mix of qualities and skills adequate to address the various risks facing PNC. For a discussion of the Board’s oversight of risk, see Corporate Governance—Board committees—Risk Committee beginning on page 27.

The Nominating and Governance Committee has not adopted any specific minimum qualifications for director candidates. When evaluating each director, as well as new director candidates for nomination, the Committee considers the following Board-approved criteria:

•	A sustained record of high achievement in financial services, business, industry, government, academia, the professions, or civic, charitable, or non-profit organizations

•	Manifest competence and integrity

•	A strong commitment to the ethical and diligent pursuit of shareholders’ best interests

•	The strength of character necessary to challenge management’s recommendations and actions when appropriate and to confirm the adequacy and completeness of management’s responses to such challenges to his or her satisfaction

•	The Board’s strong desire to maintain its diversity in terms of race and gender

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•	Personal qualities that will help to sustain an atmosphere of mutual respect and collegiality among the members of the Board

The Nominating and Governance Committee also considers the diversity of perspective, experience, knowledge, education, age, and skills of each director, as well as the current needs of the Board and its committees, meeting attendance and participation, and the value of a director’s contribution to the effectiveness of the Board and its committees.

Although the Board has not adopted a formal policy on diversity, the Board recognizes the value of a diverse Board. Therefore, the Nominating and Governance Committee considers the diversity of directors in the context of the Board’s overall needs. The Committee evaluates diversity in a broad sense, recognizing the benefits of demographic diversity, but also considering the breadth of diverse backgrounds, skills, and experiences that directors may bring to the Board.

How we identify new directors. The Nominating and Governance Committee may identify potential directors in a number of ways. The Committee may consider recommendations made by our current or former directors or members of executive management. The Committee may also identify potential directors through contacts in the business, civic, academic, legal, and non-profit communities. When appropriate, the Committee may retain a search firm to identify candidates.

In addition, the Nominating and Governance Committee will consider director candidates recommended by our shareholders for nomination at the next year’s annual meeting of shareholders. For the Committee to consider a director candidate recommended by a shareholder, the shareholder must submit the recommendation in writing to the Corporate Secretary at our principal executive offices. The submission must include the information described under “Director nomination process” in Section 3 of our corporate governance guidelines, which can be found at www.pnc.com/corporategovernance. To be considered for the 2019 annual meeting of shareholders, the submission must be received by November 13, 2018.

The Nominating and Governance Committee will evaluate director candidates recommended by a shareholder in the same manner as candidates identified by the Committee or recommended by others. The Committee will not consider any candidate with an obvious impediment to serving as one of our directors.

The Nominating and Governance Committee will meet to consider relevant information regarding a director candidate in light of the Board-approved evaluation criteria and the needs of the Board. If the Committee decides not to recommend a candidate for nomination or appointment, or for additional evaluation, no further action is taken. The Chair of the Committee will later report that decision to the full Board, and in the case of a shareholder-recommended candidate, the Corporate Secretary will communicate the decision to the shareholder.

If the Nominating and Governance Committee decides to recommend a director candidate to the Board as a nominee for election at an annual meeting of shareholders or for appointment by the Board, the Chair of the Committee will report that decision to the full Board. Following a discussion regarding the recommendation, the full Board will vote on whether to nominate the candidate for election or appoint the candidate to the Board, as applicable. Invitations to join the Board are extended by the Chairman of the Board and the Presiding Director, jointly acting on behalf of the Board.

Shareholders who wish to nominate a director candidate directly at an annual meeting of shareholders or nominate and include a director candidate in our annual meeting proxy materials must do so in accordance with the procedures contained in our By-laws, as described in Shareholder Proposals for the 2019 Annual Meeting on page 94 under the headings Advance notice procedures and Proxy access procedures, respectively.

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CORPORATE GOVERNANCE

Personnel and Compensation Committee

Chair Dennis F. Strigl	Other members: Charles E. Bunch Andrew T. Feldstein Richard B. Kelson Michael J. Ward

The Personnel and Compensation Committee consists entirely of independent directors. The Committee membership is intended to satisfy the independence standards established by applicable federal income tax and securities laws, as well as NYSE standards. When the Board meets on April 24, 2018 to organize its committees, only independent directors will be appointed to the Committee.

Mr. Strigl will not stand for re-election to the Board at the annual meeting and, following the annual meeting, will no longer be a member of the Personnel and Compensation Committee. The new Chair of the Committee will be selected when the Board meets on April 24, 2018 to organize its committees.

The Board most recently approved the charter of the Personnel and Compensation Committee on November 14, 2017, and it is available on our website at www.pnc.com/corporategovernance.

The Personnel and Compensation Committee’s principal purpose is to discharge the Board’s oversight responsibilities relating to the compensation of our executive officers and other specified responsibilities related to personnel and compensation matters affecting PNC. The Committee may also evaluate and approve, or recommend for approval, benefit, incentive compensation, severance, equity-based, or other compensation plans, policies, and programs.

The Personnel and Compensation Committee has the authority to retain independent legal, compensation, accounting, or other advisors. The charter provides the Committee with the sole authority to retain and terminate an independent compensation consultant acting on the Committee’s behalf, and to approve the consultant’s fees and other retention terms. The Committee retained an independent compensation consultant in 2017 and prior years. See Role of compensation consultants below.

The Personnel and Compensation Committee reviews with management the Compensation Discussion and Analysis section of the proxy statement, which begins on page 39. The Compensation Committee Report is included on page 57. The Committee also evaluates the relationship between risk management and our incentive compensation programs and plans. See Compensation and Risk beginning on page 58.

The Personnel and Compensation Committee has responsibility for reviewing and evaluating the development of an executive management succession plan and for reviewing our workforce diversity objectives. The executive management succession plan, including for the CEO, is reviewed with the full Board from time to time. The Committee reviews a detailed succession planning report at least annually. The materials in the report typically include a discussion of the individual performance of each executive officer as well as succession plans and development initiatives for other emerging talent. These materials provide necessary background and context to the Committee, and give each Committee member a familiarity with the employee’s position, duties, responsibilities, and performance.

How we make decisions. The Personnel and Compensation Committee meets at least four times a year. Before each meeting, the Chair of the Committee reviews the agenda, materials, and issues with members of management and the Committee’s independent compensation consultant, as appropriate. The Committee may invite legal counsel or other external consultants to advise the Committee during meetings and preparatory sessions.

The Personnel and Compensation Committee regularly meets in executive sessions without management present. At each in-person meeting of the full Board, during an executive session of the Board, the Chair of the Committee presents a report of the items discussed and actions approved at previous meetings of the Committee. The Committee consults with independent directors before approving the CEO’s compensation.

The Personnel and Compensation Committee has adopted guidelines for information that will be presented to the Committee. The guidelines contemplate, among other things, that any material change to a compensation program, plan, or arrangement will be considered over the course of at least two separate meetings of the Committee, with any vote occurring no earlier than the second meeting.

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The Personnel and Compensation Committee reviews all of the elements of our compensation programs periodically and adjusts those programs as appropriate. Each year, the Committee makes decisions regarding the amount of annual compensation and equity-based or other longer-term compensation for our executive officers and other designated senior employees. For the most part, these decisions are made in the first quarter of each year, following an evaluation of the prior year’s performance.

Delegations of authority. The Personnel and Compensation Committee has delegated authority to management to make certain decisions or take certain actions with respect to compensation or benefit plans or arrangements (other than those that are solely or predominantly for the benefit of executive officers). For employee benefit, bonus, incentive compensation, severance, equity-based, and other compensation or incentive plans and arrangements, the Committee has delegated to our Chief Human Resources Officer (or her designee) the ability to adopt a new plan or arrangement or amend an existing one if:

•	the decision is not expected to result in a material increase in incremental expense to PNC (defined as an expense that exceeds 5% of the relevant expense for that plan category), the plan is broadly available to employees, and the new plan or amendment would not confer a disproportionate benefit upon executives; or

•	the change is of a technical nature, is required by a change in applicable law, or is otherwise not material.

This delegation also includes the authority to take certain actions to implement, administer, interpret or construe, or make eligibility determinations under the plans and arrangements, except with respect to plans that are overseen by the PNC administrative committee under its charter.

For grants of equity or equity-based awards, the Personnel and Compensation Committee has delegated to the CEO and the Chief Human Resources Officer (or the designee of either) the responsibility to make decisions with respect to equity grants for individuals who are not designated by the Committee as executives, including the determination of participants and grant sizes, allocation of the pool from which grants will be made, establishment of the terms of such grants, approval of amendments to outstanding grants, and exercise of any discretionary authority pursuant to the terms of the grants and the applicable plan.

The Personnel and Compensation Committee has also delegated to the Audit Committee and to a qualified subcommittee of the Risk Committee the authority to make equity-based grants and award other compensation under applicable plans to our General Auditor and our Chief Risk Officer, respectively.

Management’s role in compensation decisions. Our executive officers, including the CEO and the Chief Human Resources Officer, often review information with the Personnel and Compensation Committee during meetings and may present management’s views or recommendations. The Committee evaluates these recommendations, generally in consultation with an independent compensation consultant retained by the Committee who attends each meeting.

The Chair of the Personnel and Compensation Committee typically meets with management and an independent compensation consultant before each meeting of the Committee to discuss agenda topics, areas of focus, or outstanding issues. The Chair of the Committee schedules other meetings with the Committee’s compensation consultant without management present as needed. Occasionally, management will schedule meetings with the Chair of the Committee or other Committee members to discuss substantive issues. For more complicated issues, these one-on-one meetings provide a dedicated forum for Committee members to ask questions outside of the meeting environment.

During Personnel and Compensation Committee meetings, the CEO often reviews corporate and individual performance as part of the compensation discussions, and other members of executive management may be invited to speak to the Committee about specific elements of performance or risk management. Our Chief Risk Officer regularly presents to the Committee regarding risk management, including its impact on the Committee’s discussions and decisions regarding executive compensation. The Committee reviews compensation decisions for the Chief Human Resources Officer and the CEO in executive session, without either officer present for the discussion of their compensation. Any recommendations for CEO compensation are also discussed with the full Board, with no members of management present for the discussion.

Role of compensation consultants. The Personnel and Compensation Committee has the sole authority to retain and terminate any compensation consultant directly assisting it. The Committee also has the sole authority to approve fees and other engagement terms. The Committee receives comparative compensation data from management, from proxy statements and other public disclosures, and through surveys and reports prepared by compensation consultants.

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CORPORATE GOVERNANCE

The Personnel and Compensation Committee retained Meridian Compensation Partners as its independent compensation consultant for 2017. In this capacity, Meridian reported directly to the Committee. In 2017, one or more representatives of Meridian attended all of the in-person and telephonic meetings of the Committee, and met regularly with the Committee without members of management present. Meridian also reviewed meeting agendas and materials prepared by management.

Meridian and members of management assisted the Personnel and Compensation Committee in its review of proposed compensation packages for our executive officers. For the 2017 performance year, Meridian prepared discussion materials for the compensation of the CEO, which were reviewed in executive session. Meridian also prepared other benchmarking reviews and pay for performance analyses for the Committee. PNC paid no fees to Meridian in 2017 other than fees paid in connection with work performed by Meridian for the Committee.

The Personnel and Compensation Committee evaluated whether the work of Meridian raised any conflicts of interest. The Committee considered various factors, including the six factors mandated by SEC rules, and determined that no conflict of interest was raised by the work performed by Meridian for the Committee.

Management retains other compensation consultants for its own use. In 2017, management retained McLagan to provide certain market data in the financial services industry. Management also engages Willis Towers Watson, a global professional services firm, to provide, from time to time, various actuarial and management consulting services, including:

•	Preparing specific actuarial calculations on values under our retirement plans

•	Preparing surveys of competitive pay practices

•	Analyzing our director compensation packages and providing reports to management and the Nominating and Governance Committee

•	Providing insurance brokerage and consulting services to mitigate certain property and casualty risks

•	Providing guidance on certain aspects of total rewards, talent management, and other human resources initiatives

Reports prepared by Willis Towers Watson and McLagan that relate to executive compensation may also be shared with the Personnel and Compensation Committee.

Compensation committee interlocks and insider participation. During 2017, the members of the Personnel and Compensation Committee included Charles E. Bunch, Andrew T. Feldstein, Richard B. Kelson, Dennis F. Strigl (Chair), and Michael J. Ward. None of these directors were officers or employees of PNC during 2017, nor are they former officers of PNC or any of our subsidiaries. During 2017, no executive officer of PNC served on the board of directors or compensation committee (or other board committee performing equivalent functions) of an entity that had an executive officer who served on the Board or the Personnel and Compensation Committee.

Certain members of the Personnel and Compensation Committee, their immediate family members, or entities with which they are affiliated were our customers or had transactions with us (or our subsidiaries) during 2017. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features, and otherwise complied with regulatory restrictions applicable to such transactions.

For additional information, see Director and Executive Officer Relationships—Regulation O policies and procedures beginning on page 33.

Risk Committee

Chair	Other members:
Andrew T. Feldstein	Marjorie Rodgers Cheshire	Jane G. Pepper
	William S. Demchak	Martin Pfinsgraff
	Daniel R. Hesse	Donald J. Shepard
	Linda R. Medler	Lorene K. Steffes

The Board performs its risk oversight function primarily through the Risk Committee, which includes both independent and management directors.

Neither Ms. Pepper nor Ms. Steffes will stand for re-election to the Board at the annual meeting and, following the annual meeting, neither will be a member of the Risk Committee.

The Board most recently approved the charter of the Risk Committee on November 14, 2017, and it is available on our website at www.pnc.com/corporategovernance.

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CORPORATE GOVERNANCE

The Risk Committee’s purpose is to require and oversee the establishment and implementation of our enterprise-wide risk governance framework, including related policies, procedures, activities, and processes to identify, measure, monitor, and manage material risks at PNC, consisting primarily of credit, market, liquidity, compliance, operational, strategic, and reputational risks. Accounting and financial reporting risk exposures, and related reputational risks, are the responsibility of the Audit Committee. The Risk Committee’s responsibility is one of oversight, and the Committee has no duty to assure compliance with laws and regulations.

The Risk Committee serves as the primary point of contact between the Board and the management-level committees dealing with risk management. The Committee receives regular reports on enterprise-wide risk management and credit, market, liquidity, compliance, operational, strategic, and reputational risks. At each in-person meeting of the full Board, the Chair of the Risk Committee presents a report of the items discussed and actions approved at previous meetings of the Committee.

The Risk Committee also appoints our Chief Risk Officer, who leads our risk management function. The Committee reviews the performance and approves the compensation of the Chief Risk Officer, except with respect to his equity-based grants, which are approved by a qualified subcommittee of the Risk Committee.

The Risk Committee, along with the Personnel and Compensation Committee, reviews the risk components of our incentive compensation plans. For a discussion of the relationship between compensation and risk, see Compensation and Risk beginning on page 58.

Subcommittees. The Risk Committee may form subcommittees as appropriate from time to time. The Committee has formed a Technology Subcommittee to assist in fulfilling the Committee’s oversight responsibilities with respect to technology risk, technology risk management, cybersecurity, information security, business continuity, and significant technology initiatives and programs. The members of the Technology Subcommittee are:

Chair	Other members:
Lorene K. Steffes	Daniel R. Hesse
Linda R. Medler
Dennis F. Strigl
Gregory D. Wasson

Neither Ms. Steffes nor Mr. Strigl will stand for re-election to the Board at the annual meeting and, following the annual meeting, neither will be a member of the Technology Subcommittee.

The Risk Committee has also formed a Compliance Subcommittee to assist in fulfilling the Committee’s oversight responsibilities with respect to compliance risk, significant compliance-related initiatives and programs, and the maintenance of a strong compliance risk management culture. The members of the Compliance Subcommittee are:

Chair	Other members:
Marjorie Rodgers Cheshire	Andrew T. Feldstein
Richard B. Kelson
Jane G. Pepper

Ms. Pepper will not stand for re-election to the Board at the annual meeting and, following the annual meeting, will no longer be a member of the Compliance Subcommittee.

Charles E. Bunch Debra A. Cafaro Marjorie Rodgers Cheshire William S. Demchak Andrew T. Feldstein Daniel R. Hesse Kay Coles James Richard B. Kelson Jane G. Pepper Donald J. Shepard Lorene K. Steffes Dennis F. Strigl Michael J. Ward Gregory D. Wasson

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CORPORATE GOVERNANCE

Board meetings in 2017

The table below sets forth the membership of each Board committee as of December 31, 2017 and indicates the number of meetings held by each committee during 2017. The table also identifies the Chair of each committee, the Presiding Director, any management directors, and each director who has been designated by the Board as an “audit committee financial expert” as defined under SEC regulations.

The Board held 11 meetings in 2017. Each director attended at least 75% of the combined total number of meetings of the Board and all Board committees on which the director served. The average attendance of all directors at Board and applicable committee meetings was approximately 99%. The Board has adopted a policy that strongly encourages each director to attend the annual meeting of shareholders in person. We remind each director of this policy prior to the date of the annual meeting. All of our directors then serving attended our 2017 annual meeting of shareholders.

															Meetings Held
				(2)				(1)		(3)				(1)

Audit		●	●							●				●	13

Nominating and Governance	●						●					●	●		5

Personnel and Compensation	●				●			●					●		6

Risk			●	●		●	●		●	●	●				9

Chair
(1)	Designated as “audit committee financial expert” under SEC regulations
(2)	Management director
(3)	Presiding Director (lead independent director)

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DIRECTOR AND EXECUTIVE OFFICER RELATIONSHIPS

This section discusses relationships between PNC (including its subsidiaries) and our directors, executive officers, their immediate family members, and certain of their affiliated entities. These relationships include transactions that we considered in determining the independence of our directors.

In this section, we describe the NYSE independence standards for directors and our Board-adopted independence guidelines.

Director independence

The Board must affirmatively determine that a director has no “material relationship” with PNC for the director to qualify as independent under NYSE rules. A material relationship between a director and PNC can exist as a result of a relationship between PNC and an organization affiliated with the director.

Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable, and family relationships. The ownership of a significant amount of PNC stock, by itself, will not prevent a finding of independence under NYSE rules.

NYSE rules describe specific relationships that will always impair independence. The absence of one of the enumerated relationships under this “bright-line” test does not mean that a director is deemed independent. The Board must consider all relevant facts and circumstances in determining whether a material relationship exists.

The NYSE bright-line independence tests. Each of the following relationships will automatically impair a director’s independence under the NYSE’s bright-line tests:

•	A director was employed by PNC within the last three years

•	A director’s immediate family member was a PNC executive officer within the last three years

•	A director or immediate family member received more than $120,000 in direct compensation from PNC, except for certain permitted payments (such as director fees), during any 12-month period within the last three years

•	Certain employment relationships between a director or an immediate family member and PNC’s internal or external auditors

•	A director or immediate family member has within the last three years been an executive officer of a company during the same time that a PNC executive officer served on that company’s compensation committee
•	A director is an employee or an immediate family member is an executive officer of a company that has made payments to, or received payments from, PNC in excess of certain amounts in any of the last three fiscal years

For purposes of these bright-line tests, references to PNC include certain of PNC’s subsidiaries.

Additional information about the NYSE’s bright-line director independence tests, including commentary regarding the application of the tests, can be found on the NYSE’s website at www.nyse.com.

Our Board guidelines on independence. To help assess director independence, the Board adopted guidelines that describe four categories of relationships that will not be deemed to be material. If a relationship involving a director meets the criteria outlined in the guidelines, the Board may affirm the director’s independence without further analysis of that relationship, provided that the director otherwise meets the relevant independence tests. These guidelines are included in our corporate governance guidelines, which can be found on our website at www.pnc.com/corporategovernance.

The four categories of relationships described in the director independence guidelines include:

•	Ordinary course business relationships, such as lending, deposit, banking, or other financial service relationships or other relationships involving the provision of products or services by or to PNC or its subsidiaries and involving a director, an immediate family member, or an affiliated entity of a director or immediate family member, where such relationships satisfy the criteria described in the guidelines

•	Contributions made by PNC, its subsidiaries, or a PNC-sponsored foundation to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee, subject to the conditions described in the guidelines

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DIRECTOR AND EXECUTIVE OFFICER RELATIONSHIPS

•	Relationships involving a director’s relative who is not an immediate family member

•	Relationships or transactions between PNC or its subsidiaries and a company or charitable organization where a director or an immediate family member serves solely as a non-management board member or trustee or where an immediate family member is employed in a non-officer position

The director independence guidelines also allow investors to understand the considerations underlying the Board’s independence determinations.

In applying these guidelines, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

If a director has a relationship that would not be considered material under our guidelines for independence but is one of the relationships described in the NYSE’s bright-line tests, the NYSE rules govern and the director will not qualify as independent.

The Board’s independence determinations. At a meeting held on February 15, 2018, the Board made an independence determination for each of our directors, including our director nominees. In making these determinations, the Board relied on the evaluation and recommendations made by the

Nominating and Governance Committee. The Board considered relevant facts and circumstances, including an evaluation of the relationships described in this proxy statement.

In some cases, the relationships the Board evaluated included relationships a director has as a partner, member, shareholder, officer, or employee of an organization that has a relationship with PNC. The relationships evaluated may have also included relationships where an immediate family member of a director is a partner, member, shareholder, or officer of an organization that has a relationship with PNC.

The Board based its independence decisions on information known as of February 15, 2018. Each director has been asked to provide updates regarding any changes in circumstances that could impact the director’s status as an independent director. The Nominating and Governance Committee and the Board will consider information received throughout the year that may impact director independence.

Non-independent directors. The Board determined that Mr. Demchak is a non-independent director under the NYSE’s bright-line tests because he is an executive officer of PNC.

Independent directors. Based on its evaluation of the facts and circumstances of relevant relationships, the Board affirmatively determined that each director and director nominee other than Mr. Demchak qualifies as independent under NYSE rules.

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DIRECTOR AND EXECUTIVE OFFICER RELATIONSHIPS

Transactions with directors

The table below reflects banking relationships between PNC and a director, an immediate family member of a director, or an affiliated entity. Affiliated entities include companies of which a director is, or was during 2017, a partner, executive officer, or employee, companies of which an immediate family member of a director is, or was during 2017, a partner or executive officer, and companies in which a director or immediate family member holds a significant ownership or voting position. The table below also reflects relationships where PNC contributed to a charitable organization of which a director or immediate family member of a director was a trustee, director, or executive officer. All of these transactions satisfy the Board’s director independence guidelines as transactions that do not impair independence.

Personal or Family Relationships	Deposit, Wealth Management and Similar Banking Products(1)	●	●	●	●	●	●	●	●	●	●	●	●	●	●
	Credit Relationships(2)		●	●	●	●	●	●	●	●	●	●	●	●		●
	Charitable Contributions(3)	●	●	●	●		●		●		●	●	●			●	●
Affiliated Entity Relationships	Deposit, Wealth Management and Similar Banking Products(1)	●	●	●					●				●			●	●
	Credit Relationships or Commercial Banking Products(4)		●	●					●	●						●	●
(1)	Includes deposit accounts, trust accounts, certificates of deposit, safe deposit boxes, workplace banking, and wealth management products.

(2)	Includes extensions of credit, including mortgages, commercial loans, home equity loans, credit cards, and similar products, as well as credit and credit-related products.

(3)	Does not include matching gifts provided to charities personally supported by the director, because under the Board’s director independence guidelines, matching gifts are not a “material relationship” and are not included in considering the value of contributions against our guidelines. Matching gifts are capped at $5,000 and are included as other compensation in the director compensation table.

(4)	Includes extensions of credit, including commercial loans, credit cards, and similar products, as well as credit-related products, and other commercial banking products, including treasury management, purchasing card programs, foreign exchange, and global trading services.

Customer relationships. We provide financial services to most of our directors. We also provide financial services to some of their immediate family members and affiliated entities. We offer these services in the ordinary course of our business and provide the services on substantially the same terms and conditions, including price, as we provide to other similarly situated customers.

We also extend credit to some of our directors and their immediate family members and affiliated entities. Federal banking law (Regulation O) governs these extensions of credit. We discuss the impact of Regulation O and our process for managing these extensions of credit under Director and Executive

Officer Relationships—Regulation O policies and procedures beginning on page 33.

Business relationships. We enter into other business relationships with certain entities affiliated with our directors or their immediate family members. These relationships are entered into in the ordinary course of business.

Certain charitable contributions. We make contributions to charitable organizations where our directors serve as directors, trustees, or executive officers. We also have a matching gift program whereby we will match a director’s personal gifts to qualifying charities up to a limit of $5,000 per year.

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DIRECTOR AND EXECUTIVE OFFICER RELATIONSHIPS

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics contains several provisions that regulate related person transactions. The Code of Business Conduct and Ethics applies generally to all employees, including our executive officers, and directors.

Doing business with PNC. An employee or an immediate family member may want to engage in a business arrangement, such as the sale or lease of property or the provision of services, with PNC. For these transactions, we require prior approval from a supervisor and our Corporate Ethics Office. If a director desires to engage in a business arrangement with PNC, approval is required from the Corporate Ethics Office and from a Board committee.

Financial services to employees. Our employees and their extended families are encouraged to use PNC for their personal financial services. These services must be provided on the same terms as are available to the general public, all employees in a market or business, or all similarly situated employees.

Transacting PNC business. We prohibit directors and employees from transacting business on behalf of PNC with a supplier or customer in which the director, employee, or an extended family member has a significant personal or financial interest. We also prohibit directors and employees from transacting business on behalf of PNC with respect to their own accounts, extended family member accounts, or accounts for anyone whose close relationship may reasonably be viewed as creating a conflict of interest. Our phrase “extended family member” is similar to the SEC’s definition of “immediate family member” in Item 404(a) of Regulation S-K. We have established procedures in certain of our businesses to permit employees to transact business with family members, subject to appropriate oversight and compliance with applicable laws and regulations, including Regulation O.

Employing relatives. We employ relatives of certain executive officers and directors, in some cases under circumstances that constitute related person transactions. For additional information, see Director and Executive Officer Relationships—Family relationships on page 34. We track the employment and compensation of relatives of our executive officers and directors, and we have policies that restrict special treatment in the hiring or compensation of a relative of an executive officer or director. Our employment of a director’s relative is also a factor in the determination of the director’s independence under NYSE rules and our own adopted guidelines regarding director independence. See Director and Executive Officer Relationships—Director independence beginning on page 30.

Waivers. Employees may generally request waivers or exceptions from certain provisions of the Code of Business Conduct and Ethics from our Corporate Ethics Office. In the case of directors and executive officers, any proposed waiver or exception must be approved by both the Corporate Ethics Office and the appropriate Board committee. In 2017, no directors or executive officers requested a waiver of any of the provisions described above.

Ethics Guidelines for Directors. The Audit Committee has adopted Ethics Guidelines for Directors that contain comprehensive guidance regarding the various PNC policies governing the conduct of our directors. The guidelines are designed to supplement and assist directors in understanding relevant policies, including the Code of Business Conduct and Ethics described above, our Related Person Transactions Policy and Regulation O policies and procedures, each described in more detail below, our Director Pre-Clearance of Securities Policy, and our Anti-Corruption Policy. The Ethics Guidelines for Directors were most recently approved on August 9, 2017.

Regulation O policies and procedures

We maintain additional policies and procedures to help ensure our compliance with Regulation O, which imposes various conditions on a bank’s extension of credit to directors and executive officers and related interests. Any extensions of credit we make must comply with our policies and procedures in accordance with Regulation O. A director can only meet our guidelines for independence with respect to extensions of credit if the credit complied with Regulation O at the time PNC extended it.

Our Regulation O policies and procedures require:

•	Extensions of credit to covered individuals or entities be made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with those who are not covered. For credit extensions under a benefit or compensatory program widely available to all employees, we may not give preference to any covered individual

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DIRECTOR AND EXECUTIVE OFFICER RELATIONSHIPS

•	The covered extension of credit be made following credit underwriting procedures no less stringent than those prevailing at the time for comparable transactions with non-covered individuals or entities. The extension of credit may not involve more than the normal risk of repayment or present other unfavorable features

•	The amount of covered extensions of credit do not exceed individual and aggregate lending limits, depending on the identity of the borrower and the nature of the loan

Our subsidiary bank, PNC Bank, National Association, has a Regulation O Credit Officer who reviews extensions of credit to determine our compliance with these policies. If an extension of credit would result in an aggregate credit extension of more than $500,000, the bank’s Board of Directors must approve it. The bank’s Board of Directors receives a report of all extensions of credit made to directors and executive officers under Regulation O.

All loans to directors, executive officers, and related interests outstanding during 2017:

•	Complied with our Regulation O policies and procedures;

•	Were made in the ordinary course of business;

•	Were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to PNC; and

•	Did not involve more than the normal risk of collectability or present other unfavorable features.

Family relationships

No family relationships exist among any of our directors or executive officers. There are family relationships between certain of our directors and executive officers and some of the approximately 53,000 PNC employees. These employees, including those discussed below, participate in compensation and incentive plans or arrangements on the same basis as other similarly situated employees.

A brother-in-law of Gregory Jordan, one of our executive officers, is employed by PNC and had been for many years before Mr. Jordan joined PNC in 2013. He does not share a household with Mr. Jordan, is not an executive officer of PNC, and does not report directly to an executive officer of PNC. His compensation paid in 2017 exceeded the $120,000 related person transaction threshold and as a result was reviewed by the Audit Committee.

A son of Michael Hannon, one of our executive officers, is employed by PNC. He does not share a household with Mr. Hannon, is not an executive officer of PNC, and does not report directly to an executive officer of PNC. His compensation paid in 2017 exceeded the $120,000 related person transaction threshold and as a result was reviewed by the Audit Committee.

The daughter of Charles E. Bunch, one of our non-management directors, has been employed by PNC for several years. She does not share a household with Mr. Bunch, is not an executive officer of PNC, and does not report directly to an executive officer of PNC. Her compensation paid in 2017 exceeded the $120,000 related person transaction threshold and as a result was reviewed by the Nominating and Governance Committee.

Indemnification and advancement of costs

We indemnify directors, executive officers, and in some cases employees and agents against certain liabilities. The covered person may have incurred a liability as a result of service on our behalf or at our request. We may also advance the costs of certain claims or proceedings on behalf of a covered person. If we advance costs, the covered person agrees to repay us if it is determined that the person was not entitled to indemnification. The insurance policies we maintain for our directors and executive officers also provide coverage against certain liabilities.

The indemnification provisions, the advancement of costs, and our insurance coverage may provide benefits to our directors and executive officers. During 2017, we did not advance legal costs to any director or executive officer.

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RELATED PERSON TRANSACTIONS

Related person transactions policy

A related person transaction is generally any transaction in which PNC or its subsidiaries is or will be a participant, the amount involved exceeds $120,000, and a director (or nominee), executive officer, family member, or any beneficial owner of more than 5% of our common stock has or will have a direct or indirect material interest. Our policy for the review and approval of related person transactions was most recently approved on August 10, 2017.

This policy provides guidance on the framework for reviewing potential related person transactions and approving or ratifying related person transactions, and establishes our Presiding Director as the individual who decides how transactions should be evaluated.

In general, a potential related person transaction that involves a director would be reviewed by the Nominating and Governance Committee, as the transaction could also impact independence. A transaction that involves an executive officer or beneficial owner of more than 5% of our common stock would generally be reviewed by the Audit Committee. The full Board receives reports on approved, disapproved, and ratified transactions. Under the policy, a permitted related person transaction must be considered to be in, or not inconsistent with, the best interests of PNC and its shareholders.

Certain related person transactions

Based on information contained in a Schedule 13G filed with the SEC, BlackRock, Inc. (BlackRock), through certain of its subsidiaries, indicated that it beneficially owned more than 5% of our outstanding shares of common stock as of December 31, 2017 (see Security Ownership of Management and Certain Beneficial Owners—Security ownership of certain beneficial owners on page 83). BlackRock is the beneficial owner of our common stock as a result of being a parent company or control person of the subsidiaries disclosed in its Schedule 13G, each of which holds less than 5% of our outstanding shares of common stock.

During 2017, we paid BlackRock approximately $7 million for use of BlackRock’s enterprise investment system and related services, which include risk analytics, portfolio management, compliance and operational processing. We also paid BlackRock approximately $4 million for securities trading related services, and approximately $1 million for investment advisory and administration services provided to certain of our subsidiaries and separate accounts assets for a fee based on assets under management. These transactions were entered into on an arm’s length basis and contain customary terms and conditions.

During 2017, we received approximately $7 million in fees from BlackRock for distribution and shareholder servicing activities. These transactions were entered into on an arm’s length basis and contain customary terms and conditions.

We may in the ordinary course of business engage in transactions with BlackRock mutual funds, including using the BlackRock funds as treasury management vehicles for our corporate clients,

selling BlackRock investment products to our customers or placing our customer funds in BlackRock mutual funds, using BlackRock funds as an investment vehicle for the PNC 401(k) accounts, providing commercial loan servicing to BlackRock funds, or providing shareholder services to our clients who are shareholders of BlackRock mutual funds.

We may also make loans to BlackRock or the BlackRock funds. These loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to PNC, and do not involve more than the normal risk of collectability.

We hold an equity investment of approximately 22% in BlackRock. In connection with this equity investment, we have entered into various agreements governing the terms of this relationship. We received cash dividends from BlackRock of approximately $354 million during 2017.

Based on information contained in separate Schedule 13G filings with the SEC, Wellington Management Group, LLP and certain subsidiaries (Wellington) and The Vanguard Group (Vanguard) each indicated that it beneficially owned more than 5% of our outstanding shares of common stock as of December 31, 2017 (see Security Ownership of Management and Certain Beneficial Owners—Security ownership of certain beneficial owners on page 83). In the ordinary course of business during 2017, our Corporate & Institutional Banking business engaged in treasury management and capital markets transactions with Vanguard. These transactions were entered into on an arm’s length

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RELATED PERSON TRANSACTIONS

basis and contain customary terms and conditions. This business is also a party to several credit facilities with Vanguard and a counterparty clearing line with Wellington. These credit transactions were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable facilities with persons not related to PNC, and do not involve more than the normal risk of collectability. In addition, our Asset Management

Group includes Vanguard and Wellington funds and Vanguard exchange traded funds in its investment platform. PNC Investments includes Vanguard exchange traded funds in its investment platform. While PNC Investments does not currently include Wellington funds in its platform, it may do so in the ordinary course when evaluating the funds to be included.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires persons who own more than ten percent of a registered class of our equity securities (currently, none) and our directors and executive officers to file with the SEC initial reports of ownership and reports of changes in ownership of any PNC equity securities. To the best of our knowledge, all such reports were filed on a timely basis during 2017. In making this statement, we have relied in part on the written representations of our directors and executive officers and on copies of the reports provided to us.

DIRECTOR COMPENSATION

The Nominating and Governance Committee of the Board reviews all elements of non-employee director compensation, which are described below, and makes an annual compensation recommendation to the Board. In addition to annual compensation, the Committee may approve special compensation to a director for extraordinary service. The primary objectives of the Committee’s annual review are to confirm continued alignment with business and shareholder interests, evaluate the competitiveness of our director compensation program relative to the peer group, and identify and respond to continued changes in director compensation in light of the competitive environment. The Committee conducted its annual compensation review for 2017 on April 25, 2017.

Mr. Demchak receives no additional compensation for serving as a PNC director.

The following table describes the components of director compensation in 2017:

Annual Retainer
Each director	$90,000
Additional retainer for Presiding Director	$30,000
Additional retainer for Chairs of Audit, Nominating and Governance, Personnel and Compensation, and Risk Committees	$25,000
Additional retainer for Chairs of Compliance Subcommittee and Technology Subcommittee	$25,000
Meeting Fees (Committee/Subcommittee)
First six meetings	$1,500
All other meetings	$2,000
Equity-Based Grants
Value of 1,197 deferred stock units awarded as of April 25, 2017	$144,969

Deferred compensation plans. Our non- management directors may choose to defer the compensation they receive for meeting fees and retainers under our Directors Deferred Compensation Plan. Under this plan, the directors may elect to defer compensation into an account that tracks the price of PNC common stock or an interest rate defined in the plan. The accounts that track the price of PNC common stock are credited with a number of units (including fractional shares) that could have been purchased with the equivalent of PNC common stock cash dividends. We do not pay above-market or preferential earnings on any director compensation that is deferred. The directors may choose the payout date and whether the payout, which is made in cash, will be in a lump sum or up to 10 annual installment payments.

36    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

DIRECTOR COMPENSATION

Under the Outside Directors Deferred Stock Unit Program, a subprogram of the 2016 Incentive Award Plan, each non-employee director is eligible to receive an annual grant of deferred stock units that vest immediately upon grant and are paid out in shares of PNC common stock at retirement. The deferred stock units accrue dividends with reinvestment equal to the number of units that could have been purchased with the equivalent of PNC common stock cash dividends (rounded down to the nearest whole share).

Other director benefits. We generally limit the benefits that we provide to our directors, but we regularly provide the following:

•	Charitable matching gifts. We will match a director’s personal gifts to qualifying charities up to a limit of $5,000 per year. Mr. Demchak is only eligible to participate in our employee matching gift program, which has a $2,500 annual limit.

•	Insurance policies. We pay for various insurance policies that protect directors and their families from personal loss connected with Board service.

•	Expenses related to Board service. We pay for expenses connected with our directors’ Board service, including travel on corporate, private, or commercial aircraft, lodging, meals, and incidentals.

We may also provide other incidental benefits to our directors from time to time, including tickets to cultural, social, sporting, or other events and small gifts for holidays, birthdays, or special occasions. In limited circumstances, we may also provide travel for directors on corporate aircraft for personal purposes, such as when a family emergency arises or a seat is available on a previously scheduled flight. We determine the value of these benefits based on the incremental cost to PNC and we include the amount in the “All Other Compensation” column of the director compensation table below.

Director stock ownership requirement. The Board has adopted a common stock purchase guideline for our non-management directors. Under this guideline, each director must own at least 5,000 shares of PNC common stock (including phantom stock units). Until a director meets this ownership level, he or she must purchase or acquire common stock or stock units that equal at least 25% of the annual retainer for that year. A director may satisfy this requirement through open market purchases or by deferring compensation into stock units under the Directors Deferred Compensation Plan. As of December 31, 2017, the minimum ownership threshold for directors was valued at $721,450. All of our directors serving at that time, other than Daniel R. Hesse, who was appointed in January 2016, and Debra A. Cafaro, who was appointed in August 2017, satisfied the ownership guideline.

Director compensation in 2017

For fiscal year 2017, we provided the following compensation to our non-employee directors:

Director Name	Fees Earned(a)	Stock Awards(b)	All Other Compensation(c)	Total
Charles E. Bunch	$103,250	$144,969	$ 57,396	$305,615
Debra A. Cafaro*	$ 41,344	–	$ 5,176	$ 46,520
Marjorie Rodgers Cheshire	$158,750	$144,969	$ 11,803	$315,522
Andrew T. Feldstein	$146,250	$144,969	$ 31,809	$323,028
Daniel R. Hesse	$114,750	$144,969	$ 10,208	$269,927
Kay Coles James	$109,250	$144,969	$ 64,418	$318,637
Richard B. Kelson	$152,750	$144,969	$ 73,792	$371,511
Jane G. Pepper	$108,750	$144,969	$ 83,877	$337,596
Donald J. Shepard	$187,250	$144,969	$109,243	$441,462
Lorene K. Steffes	$139,750	$144,969	$ 89,556	$374,275
Dennis F. Strigl	$141,250	$144,969	$117,136	$403,355
Michael J. Ward	$101,750	$144,969	$ 10,761	$257,480
Gregory D. Wasson	$120,750	$144,969	$ 10,501	$276,220
*	Ms. Cafaro was appointed as a director on August 10, 2017.

(a)	This column includes the annual retainer, additional retainers for the Presiding Director and the chairs of standing committees and subcommittees, and meeting fees earned for 2017. The amounts in this column also include the fees voluntarily deferred by certain directors under our Directors Deferred Compensation Plan, a non-qualified defined contribution plan, as follows: Debra A. Cafaro ($37,639); Marjorie Rodgers Cheshire ($63,500); Andrew T. Feldstein ($146,250); Daniel R. Hesse ($114,750); Jane G. Pepper ($108,750); Donald J. Shepard ($187,250); Lorene K. Steffes ($41,925); Michael J. Ward ($101,750); and Gregory D. Wasson ($120,750).

(b)	The amounts in this column reflect the grant date fair value under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718) of 1,197 deferred stock units awarded to each director under our Outside Directors Deferred Stock Unit Program as of April 25, 2017, the date of grant. The grant date fair value is calculated based on the NYSE closing price of our common stock on the date of grant of $121.11 per share.

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DIRECTOR COMPENSATION

As of December 31, 2017, the non-employee directors listed in the table below had outstanding stock units in the following amounts:

Director Name	Cash-Payable Stock Units	Stock-Payable Stock Units
Charles E. Bunch	19,817	1,209
Debra A. Cafaro	235	–
Marjorie Rodgers Cheshire	4,688	1,209
Andrew T. Feldstein	10,857	1,209
Daniel R. Hesse	2,236	1,209
Kay Coles James	25,082	1,209
Richard B. Kelson	26,481	1,209
Jane G. Pepper	30,069	1,209
Donald J. Shepard	39,165	1,209
Lorene K. Steffes	32,559	1,209
Dennis F. Strigl	32,837	1,209
Michael J. Ward	3,503	1,209
Gregory D. Wasson	4,412	1,209

None of our non-employee directors had any outstanding stock options or unvested stock awards as of December 31, 2017.

(c)	This column includes income under the Directors Deferred Compensation Plan, the Outside Directors Deferred Stock Unit Plan, and the Mercantile Bankshares Corporation Deferred Compensation Plan (for Mr. Shepard only) as follows: Charles E. Bunch ($50,896); Debra A. Cafaro ($176); Marjorie Rodgers Cheshire ($11,803); Andrew T. Feldstein ($26,809); Daniel R. Hesse ($7,708); Kay Coles James ($64,418); Richard B. Kelson ($73,792); Jane G. Pepper ($78,877); Donald J. Shepard ($100,026); Lorene K. Steffes ($87,306); Dennis F. Strigl ($112,136); Michael J. Ward ($8,261); and Gregory D. Wasson ($10,501). This column also includes the dollar amount of matching gifts made by us in 2017 to charitable organizations. For two directors, the matching gift amount included above exceeds $5,000 because their director donations from prior years were matched in 2017. No non-employee director received any incidental benefits in 2017, and there were no incremental costs to PNC for personal use of our corporate aircraft by any non-employee director in 2017.

38    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) explains our executive compensation philosophy, describes our compensation programs and reviews compensation decisions for the following named executive officers (NEOs):

Name of NEO	Title
William S. Demchak	Chairman, President and Chief Executive Officer
Robert Q. Reilly	Executive Vice President and Chief Financial Officer
Michael P. Lyons *	Executive Vice President and Head of Corporate & Institutional Banking
E William Parsley, III *	Executive Vice President, Treasurer, Chief Investment Officer and Head of Consumer Lending
Steven C. Van Wyk	Executive Vice President and Head of Technology and Innovation
*	In 2018, Mr. Lyons became the Head of the Asset Management Group in addition to his existing duties, and Mr. Parsley became Chief Operating Officer.

2017 PNC performance

PNC had a successful year in 2017, reporting record net income of $5.4 billion, or $10.36 per diluted common share. Our return on average assets was 1.45%, and our return on average common equity was 12.09%. Our results benefited from new federal tax legislation enacted in December 2017. We recognized an income tax benefit of $1.2 billion primarily attributable to revaluation of deferred tax liabilities at the lower statutory tax rate.

We grew loans and deposits, and generated record fee income for the year. We added customers across our businesses.

We delivered value for our shareholders. We ranked 3rd in our peer group in total shareholder return over a one-year period (26.0%), 4th over a three-year period (19.1%), and 1st over a five-year period.

We continued to focus on expense management, having achieved our $350 million Continuous Improvement Program target in 2017.

We also continued to execute on our strategic priorities of building a leading banking franchise in our underpenetrated markets, capturing more investable assets, reinventing the retail banking experience, and bolstering critical infrastructure and streamlining core processes.

We returned $3.6 billion in capital to our shareholders through share repurchases and common stock dividends, including raising the quarterly common stock dividend to $0.75 per share, an increase of 36%.

On pages 44 to 49, we discuss in more detail how our 2017 performance affected our compensation decisions.

Compensation philosophy

This section discusses how we view executive compensation and why we make the decisions that we do regarding executive compensation. Our Board’s Personnel and Compensation Committee

(referred to in this CD&A as the Committee) relies on key principles to help guide its executive compensation decisions:

COMPENSATION PRINCIPLES
Pay for performance Provide appropriate compensation for demonstrated performance across the enterprise	Create value Align executive compensation with long -term shareholder value creation	Manage talent Provide competitive compensation opportunities to attract, retain, and motivate high-quality executives	Discourage excessive risk-taking Encourage focus on the long-term success of PNC and discourage excessive risk-taking

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee believes that the successful application of these principles requires a thoughtful program design, which includes a balanced evaluation of performance. The Committee believes that discretion, flexibility, and judgment are critical to its ability to deliver incentive compensation that reflects near-term performance results and progress toward longer-term priorities that allow PNC to create value for our shareholders. The following table illustrates some important features of our executive compensation program:

WHAT WE DO	WHAT WE DON’T DO
We pay for performance. We link most of our executive pay to performance, including financial and operating performance measures, qualitative measures, and risk-based metrics.	✗	We do not allow tax gross-ups. We do not provide excise tax gross-ups in our current change of control agreements and we have eliminated these gross-ups from all existing agreements. We do not offer tax gross-ups on the primary perquisites that we offer.
We discourage excessive risk-taking. Our program discourages executives from taking inappropriate, excessive risks in several ways – including by relying on multiple performance metrics, deferring payouts over a long period, including clawback and forfeiture provisions, and requiring meaningful stock ownership.	✗	We will not enter into substantial severance arrangements without shareholder approval. If a severance arrangement would pay more than 2.99 times base and bonus (in the year of termination), it requires shareholder approval.
We require executives to hold PNC stock. Our executives must hold a substantial amount of PNC stock, and this amount continues to increase as their equity awards vest.	✗	We do not grant equity that accelerates upon a change in control (no “single trigger”). We require a “double trigger” for equity to vest upon a change in control – not only must the change in control occur, but the executive must be terminated.
We have a clawback and forfeiture policy. Our policy requires us to claw back prior incentive compensation that we awarded based on materially inaccurate performance metrics. Our policy gives us broad discretion to cancel unvested equity awards due to risk-related issues or detrimental conduct.	✗	We do not reprice stock options. Although we currently do not grant stock options, our equity plan does not permit us to reprice stock options that are out-of-the-money, unless approved by shareholders.
We limit the perquisites we provide. We limit the primary perquisites that we offer to our executives to three: financial planning and tax preparation services; executive physicals (for two NEOs); and occasional personal use of corporate aircraft, subject to an annual limit ($100,000 for the CEO and $10,000 for other NEOs).	✗	We do not enter into employment agreements. We do not enter into individual employment agreements with our NEOs – they serve at the will of the Board.
We retain an independent compensation consultant. The Committee retains an independent compensation consultant that provides no other services to PNC.	✗	We prohibit hedging, pledging, or short sales of PNC securities. We do not allow any director or employee to hedge or short-sell PNC securities. We do not allow any director or executive officer to pledge PNC securities.
We engage with our shareholders. We actively engage with our shareholders on governance and compensation issues.

Stakeholder engagement and impact of 2017 say-on-pay vote

The annual advisory vote on executive compensation (say-on-pay) that we provide to shareholders received a record level of support in 2017, with approximately 98% of our shareholders voting in favor.
For the past several years, we have initiated outreach efforts with certain institutional investors. In 2017, we continued to engage in a productive dialogue with our investors and certain other stakeholders.
The Committee considered the results of the say-on-pay vote as one factor in its compensation decisions, among the other factors discussed in this CD&A. The Committee did not recommend any changes to the executive compensation program based on the say-on-pay vote or specific feedback from shareholders. The Committee did, however, choose to make certain changes to the 2018 executive compensation program for the reasons described on page 49.

40    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation program summary

Key program features

The Committee reviews and approves the compensation to be paid to our NEOs and other senior leaders. We seek clarity and transparency in our compensation structure, using features that we believe will help to create a balanced program. While we consider the expectations of various stakeholders, we want our compensation program to achieve multiple objectives, consistent with our compensation principles. The Committee also regularly reviews the operation of our compensation program to help ensure that our objectives continue to be met.

Taken as a whole, our executive compensation program includes several complementary features:

We provide incentives for performance over different time horizons (short and long-term).
We embed performance goals in our long-term incentives, and include a risk-based performance factor that could reduce or eliminate the awards.
We reward achievement against both quantitative and qualitative goals, while allowing for discretion.
We connect pay to our own performance, as well as the performance of a carefully selected peer group.
We consider market data and trends when making pay decisions.
We place a substantial majority of compensation at risk.
We pay some incentive compensation in cash today, while deferring potential equity-based payouts for several years.

Regulatory expectations

As a large financial institution, we must also comply with various regulatory requirements. The Board of Governors of the Federal Reserve (Federal Reserve) regulates PNC as a bank holding company and has provided guidance and set expectations with respect to our current compensation program. The Office of the Comptroller of the Currency (OCC) regulates our primary banking subsidiary, and also sets expectations for our compensation program. The Federal Reserve, the OCC and other financial industry regulatory entities, including the SEC, may provide guidance periodically on compensation matters.

Total compensation targets

Each NEO receives a total compensation target for the year – consisting of a base salary and an incentive compensation target (cash and equity-based awards). We generally set these targets in the first quarter of the year, or when an executive joins PNC or assumes new responsibilities.

Total compensation targets include the following components:

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COMPENSATION DISCUSSION AND ANALYSIS

When constructing an appropriate total compensation target for an NEO, the Committee uses a framework that is consistent with our compensation principles:

Targets are informed by data but take several factors into account. The Committee reviews available market data, but does not use a formula to set the target. The Committee evaluates many factors, including the appropriateness of the job match and market data, the responsibilities of the position and the executive’s demonstrated performance, skills, and experience.
At least 50% of compensation is equity-based and not payable for several years. The Committee believes that a significant portion of compensation should be at risk, tied to PNC stock performance, and not payable, if at all, for several years. Long-term equity-based awards make up at least 50% of the value of the total compensation target, with that percentage rising to 60% for our CEO (and two other NEOs). The remainder of the annual incentive payout is delivered as an annual cash incentive award.
The equity-based incentive is split between two forms of awards. Each NEO generally receives a long-term incentive award in two primary forms. Payouts under these awards are deferred for multiple years. The Committee changed the terms and conditions of the long-term incentive awards granted in 2018 (for 2017 performance). A more detailed discussion of these changes begins on page 49.

The Committee believes that the total compensation targets collectively provide an appropriate balance between fixed and variable amounts, measuring short-term and long-term performance, immediate and deferred payouts, and cash and equity-based awards. For information on how the 2017 incentive compensation decisions by the Committee compared to the targets, see page 46.

Other compensation and benefits

In addition to the components included in the total compensation target outlined above, our executive compensation program also includes the following components:

Perquisites	• Limited perquisites provided to executives. • No tax gross-ups on the perquisites we provide.
Change in Control Arrangements	• Provide for continuity of management in connection with a change in control. • Described in more detail beginning on page 75.
Health and Retirement Plans	• Promote health and wellness. • Help employees achieve financial security after retirement.

Evaluating performance

The Committee uses several metrics to help evaluate performance when making compensation decisions. These metrics align, to the extent possible, the objectives of our management, long-term shareholders and banking regulators. In some cases, these stakeholders have different objectives that cannot be easily reconciled – for example, long-term shareholders seeking higher returns may be willing to tolerate more risk than a federal banking regulator would. That is one reason we use multiple metrics, representing achievement against both objective and subjective goals, as well as significant adjustments for risk management. The Committee does not necessarily favor one metric over another. Instead, the Committee uses these metrics to gain a comprehensive understanding of our overall performance.

42    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following chart describes some of the key metrics the Committee evaluates, and provides a brief explanation of why we use each metric. We consider all of these metrics in our overall evaluation of executive compensation, and some of these metrics are also used to calculate payouts under the long-term incentive program.

Capital and risk metrics
Capital ratios	The federal banking regulators have adopted capital rules that establish risk-based and leverage capital ratios to evaluate the capital adequacy and financial strength of banking organizations. The regulatory capital rules establish certain minimum requirements for these ratios. For example, bank holding companies, like PNC, must maintain minimum risk-based capital ratios of 4.5% for common equity Tier 1 capital, 6% for Tier 1 capital ratio, and 8% for total capital. Other federal banking regulations reference the regulatory capital rules and establish requirements based on regulatory capital ratios in order for bank holding companies to, among other things, engage in new or expanded activities and make acquisitions.
Economic capital	Economic capital represents the capital that we should hold against unexpected losses. Economic capital serves as a “common currency” of risk that allows us to compare different risks on a similar basis across our company.
Return on economic capital (ROEC) vs. cost of capital	ROEC is our annualized net income divided by our economic capital. Comparing our profits to how much capital we are holding against potential losses helps to provide a risk-based evaluation of profitability. When we compare ROEC to our cost of capital – that is, a minimum rate of return on the overall capital that we hold – it provides a good measure of the excess value that we provide to shareholders.

Expense metrics
Efficiency ratio	The efficiency ratio helps us evaluate how efficiently we operate our business. The ratio divides our noninterest expense (such as compensation and benefits, occupancy costs, equipment, and marketing) by our revenue. In general, a smaller ratio is better. A bank’s efficiency ratio will be affected, however, by its particular mix of businesses.

Profitability metrics
Earnings per share (EPS)	EPS is a common metric used by investors to evaluate the profitability of a company. It shows the earnings (net income) we make on each outstanding share of common stock.
EPS growth	While EPS represents a specific dollar amount, EPS growth represents the percentage growth of EPS since last year. EPS growth helps us to compare our annual earnings strength to our peers.
Return on assets (ROA)	Investors often evaluate banks by their asset size, with loans and investment securities making up the largest components of assets. ROA is our annualized net income divided by our average assets and represents how efficiently we use assets to generate profit.
Return on equity	Return on equity (including return on common equity) measures profitability by showing how much profit we generate (net income) with the money our shareholders have invested (equity). It shows how efficiently we deploy our investors’ funds. Return on equity measures total annualized net income divided by average total shareholders’ equity. Return on common equity is our annualized net income attributable to our common shareholders, divided by average common shareholders’ equity.

Revenue metrics
Net interest income	Net interest income measures the revenue generated from lending and other activities minus all interest expenses (such as interest paid on deposits and borrowing). It is a good indicator of performance for banks given the importance of interest-earning assets and interest-bearing sources of funds.
Noninterest income	Noninterest income measures the fees and other revenue we derive from our businesses (other than interest income). A healthy mix of net interest income and noninterest income provides diverse earnings streams and lessens a bank’s reliance on the interest rate environment.

Valuation metrics
Tangible book value per share	This non-GAAP financial measure takes our total tangible common shareholders’ equity (intangible assets, such as goodwill, are excluded) and divides that by the number of shares outstanding. This provides investors with an objective valuation method and allows them to compare relative values of similar companies.
Total shareholder return (TSR)	TSR is a common metric used to show the total returns to an investor in our common stock. Annual TSR takes into account the change in stock price from the beginning to the end of the year, as well as the reinvestment of any dividends issued throughout the year.

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COMPENSATION DISCUSSION AND ANALYSIS

2017 compensation decisions

2017 total compensation targets

At the beginning of 2017, the Committee set the following total compensation targets for our NEOs:

	William S. Demchak	Robert Q. Reilly	Michael P. Lyons	E William Parsley, III	Steven C. Van Wyk
Base salary (annualized)	$1,100,000	$500,000	$700,000	$600,000	$500,000

Incentive compensation target	$10,500,000	$3,250,000	$6,050,000	$6,900,000	$2,750,000
Annual cash incentive portion	$3,540,000	$1,375,000	$2,000,000	$2,400,000	$1,125,000
Long-term incentive portion	$6,960,000	$1,875,000	$4,050,000	$4,500,000	$1,625,000

Total compensation target	$11,600,000	$3,750,000	$6,750,000	$7,500,000	$3,250,000

The market data reviewed by the Committee show that our CEO’s total compensation target generally fell within 20% of the median compensation for peers, as adjusted for PNC’s size. The total compensation targets for our other NEOs are generally aligned with the market, based on our size relative to peers. For the 2017 performance year, the Committee increased the total compensation target for Mr. Reilly (from $3,500,000 to $3,750,000). The Committee approved this increase based on Mr. Reilly’s performance, skills and experience, as well as changes in market information for similar executives at other financial institutions.

2017 performance

We review various performance metrics with the Committee each quarter and after the end of our performance year. For the key metrics listed below, the Committee evaluates this year’s performance to how we performed last year, how we performed against this year’s budget, and how we performed against peers (see page 52 for the companies in our 2017 peer group). The Committee also reviews other important capital, risk, expense and business metrics, some of which are shown below. For a general explanation of the metrics we use to evaluate our compensation program, and our rationale for using them, see page 43.

KEY PERFORMANCE METRICS	2017(1)	2016(1)	2017 budget
Net interest income (in millions)*	$9,134	$8,391	$8,856
Noninterest income (in millions)	$7,221	$6,771	$6,795
Diluted earnings per common share*	$8.04	$7.30	$7.70
Return on common equity (without goodwill)*	12.02%	11.32%	11.38%
Return on assets*	1.15%	1.10%	1.10%
Efficiency ratio*	63.58%	62.50%	61.62%

Net income (in millions)	$5,388	$3,985
Annual total shareholder return	26.0%	25.8%
Tangible book value per share*	$72.28	$67.26
Tier 1 risk-based capital ratio	11.60%	12.01%
Return on economic capital vs. cost of capital*(2)	5.66%	5.64%
*	Non-GAAP financial measure. See Annex A for a reconciliation of non-GAAP financial measures to GAAP, and for additional information.

(1)	Some of the results include certain adjustments to PNC’s performance. The 2017 results included adjustments related to the impact of the Tax Cuts and Jobs Act. When reviewing PNC’s performance against peer performance, we adjust peer performance for the same types of items for which we could adjust PNC performance. We adjusted peer results for the impact of the Tax Cuts and Jobs Act (2017), various merger-related and restructuring charges (2017 and 2016), income or loss from discontinued operations (2017 and 2016), and gains from the sale of businesses or equity investments (2017 and 2016).

(2)	This risk-based metric is used to assess whether to reduce or eliminate the long-term incentive awards, as described further in Outstanding equity awards at 2017 fiscal year-end beginning on page 64. The adjustments for long-term incentive awards are described in more detail in footnote (b) to the Grants of plan-based awards in fiscal 2017 table beginning on page 62. For PNC, we adjusted this metric to include the impact of the Tax Cuts and Jobs Act (2017) and for adjustments related to our sale of Visa shares (2016 and 2017).

44    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

At meetings held during the first quarter of 2018, the Committee reviewed PNC’s performance for 2017. The Committee noted that PNC delivered a successful year in 2017, with record net income, record fee income, and growth in loans and deposits. PNC added customers across the businesses, expanded into new markets, and continued to focus on expense management. Compared to the peer group, net interest income, noninterest income and return on assets were at or above the 75th percentile, while EPS growth, efficiency ratio, and return on common equity without goodwill were all near or above the median. One- and three-year TSR were above the 75th percentile for our peer group, and we ranked first in our peer group for five-year TSR.

The Committee reviewed these and other metrics and concluded that in the aggregate, they reflected

PNC’s strong performance in 2017, on both an absolute basis and against peers. The Committee took into account that PNC achieved strong growth in its loan portfolio and net interest income while staying within its desire risk appetite and by maintaining an asset-sensitive balance sheet that benefited from a rising interest rate environment. In the Committee’s opinion, these outcomes reflected management’s patient execution of a prudent, risk-balanced, long-term strategy.

At these meetings held in early 2018, the Committee also reviewed PNC’s performance against the strategic priorities listed below, which had previously been reviewed with the Board in 2017. Despite the challenging environment, management continued to drive growth across the franchise and make strategic investments to position PNC for long-term success.

2017 STRATEGIC PRIORITIES
Building a leading banking franchise in our underpenetrated markets

We achieved year-over-year growth across most of our lines of business in the Southeast, with increases in average loans, discretionary assets under management, average household demand deposit accounts, and new primary Corporate Banking clients.

We expanded our middle market franchise into new markets.
Redefining the retail banking experience	We earned the #1 rank in the J.D. Power national bank satisfaction survey.
We continued to focus on transaction migration, branch network and home lending transformations, and enhancing digital capabilities for multi-channel engagement and service strategies.
62% of consumer checking relationship customers used non-teller channels for the majority of their transactions in 2017 (up from 58% in 2016).
Deposit transactions via ATM and mobile channels increased to 53% of total deposit transactions in 2017 (up from 49% in 2016).
Capturing more investable assets	Discretionary assets under management were $151 billion as of year-end, a $14 billion increase year-over-year.
Brokerage fees were $312 million in 2017 (up 6% from 2016).
Brokerage account client assets were $49 billion at year end (up $5 million from 2016).
Bolstering critical infrastructure and streamlining core processes	Efficiency ratio was 64% for 2017, and expenses continued to be well-managed while making critical investments in our businesses and technology.
Achieved our $350 million 2017 Continuous Improvement Program target.

In addition to evaluating our corporate performance based on these financial and strategic metrics, the Committee also reviewed the individual performance of each NEO. The CEO discussed the individual performance of the NEOs with the Committee, and, where appropriate, discussed the performance of the lines of business or functions managed by the NEOs. The Committee approved compensation awards for each NEO based on an evaluation of corporate, business and individual performance. The Committee discussed compensation recommendations for our CEO with Meridian, the Committee’s independent compensation consultant for 2017. Following this discussion, the Committee approved the compensation amounts for our CEO in an executive session.

The Committee also reviewed the CEO compensation decisions in an executive session of the independent members of the board of directors of PNC, with no members of management present. In that executive session, the Committee allowed time for the independent directors to provide comments or questions about the CEO’s performance or compensation.

Based on the overall evaluation of PNC’s 2017 performance, the Committee determined that it was appropriate to award incentive compensation for each NEO that was significantly above the target amount, and significantly above last year’s awards. The Committee believed that PNC’s strong absolute and relative performance in 2017, achieving growth while staying within the desired risk appetite, and the continued execution against strategic objectives, particularly in bolstering the technology and risk

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COMPENSATION DISCUSSION AND ANALYSIS

management infrastructure while managing overall expenses, were key contributing factors in the Committee’s compensation decisions. The actual incentive compensation payouts also reflect individual performance, including business unit (or function) performance and consideration of risk management.

2017 compensation decisions

The table below shows, for each NEO, the incentive compensation target for 2017 and the actual annual cash incentive and long-term equity-based incentives awarded in 2018 for 2017 performance.

	William S. Demchak	Robert Q. Reilly	Michael P. Lyons	E William Parsley, III		Steven C. Van Wyk
Incentive compensation target	$10,500,000	$3,250,000	$6,050,000	$6,900,000	(1)	$2,750,000

Incentive compensation awarded for 2017 performance	$14,700,000	$4,225,000	$7,800,000	$8,900,000		$3,300,000
Annual cash incentive portion	$5,220,000	$1,862,500	$2,700,000	$3,200,000		$1,400,000
Long-term incentive portion	$9,480,000	$2,362,500	$5,100,000	$5,700,000		$1,900,000

Incentive compensation disclosed in the Summary Compensation Table(2)	$11,970,000	$3,637,500	$6,660,000	$7,550,000		$2,980,000
Annual cash incentive portion (2017 performance)	$5,220,000	$1,862,500	$2,700,000	$3,200,000		$1,400,000
Long-term incentive portion (2016 performance)	$6,750,000	$1,775,000	$3,960,000	$4,350,000	(1)	$1,580,000
(1)	The long-term incentive award that Mr. Parsley received in 2017 (for 2016 performance) included three separate grants – the two equity-based awards that all of our NEOs received (valued at $2,850,000) and a separate grant of incentive performance units related to the management of our Asset & Liability Management (ALM) unit (valued at $1,500,000). Mr. Parsley’s incentive compensation target for 2017 also anticipated a grant of ALM-based incentive performance units. Mr. Parsley did not receive ALM-based incentive performance units in 2018. Instead, he was awarded the same long-term incentive awards that all of our NEOs received based on his overall incentive compensation target for 2017.
(2)	Due to SEC regulations, the incentive compensation amounts disclosed in the Summary compensation table on page 60 include the cash incentive award paid in 2018 (for 2017 performance) and the long-term incentive award granted in 2017 (for 2016 performance).

The long-term incentive portion of the incentive compensation granted by the Committee in 2018 consisted of two new grants, the material terms and conditions of which are summarized beginning on page 49.

The charts below show the base salary for 2017 for

each executive, and the annual cash incentive and long-term incentive awarded in 2018 for 2017 performance. The blue and orange portions of each circle show the amount of total compensation that is at-risk and not guaranteed.

William S. Demchak Chairman, President and Chief Executive Officer

 2017 KEY ACHIEVEMENTS

•  As our CEO, Mr. Demchak delivered a successful year in 2017, with record net income of $5.4 billion, or $10.36 per diluted common share, and TSR above the 75th percentile for our peer group over the one- and three-year periods and first in our peer group over a five-year period.

•  Mr. Demchak led PNC to strong absolute and relative performance in 2017, with growth in loans and deposits, record fee income, new customers across our businesses, and expansion into several new markets.

•  Mr. Demchak has overseen the execution of a patient and prudent long-term strategy that has allowed PNC to grow its balance sheet while staying within its desired risk appetite, and to invest in critical infrastructure, such as technology and risk management, while continuing to manage expenses effectively.

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Robert Q. Reilly Executive Vice President and Chief Financial Officer

 2017 KEY ACHIEVEMENTS

•   As our CFO, Mr. Reilly provided strong supervision of our financial and accounting functions, and continued to play an integral part in achieving our financial priorities.

•   Under his leadership, PNC continued to focus on expense management, and we achieved our $350 million Continuous Improvement Program target in 2017.

•   He successfully led a team that developed an executable enterprise-wide strategy related to tax reform.

•   He enhanced investor confidence in the PNC story by consistently delivering our strategy and performance in a clear and credible manner.

Michael P. Lyons Executive Vice President and Head of Corporate & Institutional Banking

 2017 KEY ACHIEVEMENTS

•   Mr. Lyons led our Corporate & Institutional Banking (C&IB) segment to record high pre-tax net income and noninterest income and record low credit losses in 2017, with industry-leading middle market loan growth.

•   He oversaw significant new market expansions, as well as strategic acquisitions to help accelerate PNC’s future growth.

•   Based on his accomplishments in leading our C&IB segment, his duties were expanded in 2018, as he assumed the responsibilities of managing our Asset Management Group.

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E William Parsley, III Executive Vice President, Treasurer, Chief Investment Officer and Head of Consumer Lending

2017 KEY ACHIEVEMENTS

•   In 2017, Mr. Parsley continued to oversee several functions throughout the bank and manage them well, with responsibility for the balance sheet, CCAR, capital markets, and retail lending.

•   He continued the integration of our mortgage and home equity businesses in 2017, aligning distribution efforts, combining operational areas and delivering on the first phase of our system implementation.

•   He also delivered outstanding investment portfolio performance, beating the benchmark index on a total basis by almost $600 million (or 86 basis points) in 2017 – our best performance in five years.

•  Based on his accomplishments in leading several functions across the enterprise, he was named Chief Operating Officer in 2018.

Steven C. Van Wyk Executive Vice President and Head of Technology and Innovation

2017 KEY ACHIEVEMENTS

•   Mr. Van Wyk continued to execute against our multi-year “Vision 13” technology project, and we are close to completing our primary objectives.

•   Under his vision and leadership, we have dramatically improved our core systems, resiliency, cyber capabilities and speed to change from when he joined PNC five years ago.

•   He has successfully helped the enterprise transition our technology focus from infrastructure improvements to an enhanced focus on clients and innovation.

Prior long-term incentive awards

At meetings held in the first quarter of 2018, the Committee also approved payouts from awards that had previously been granted to each of our NEOs. The Committee evaluated performance and risk-based metrics for the three forms of outstanding long-term incentive awards. For each of the three awards, the Committee approved a payout based on a formula that compared our actual results to previously established performance-based metrics. In addition to confirming the achievement under the performance metrics, the Committee also confirmed that PNC met or exceeded applicable risk-based metrics. See Outstanding equity awards at 2017 fiscal year-end beginning on page 64 for additional information regarding these grants, including the established goals, the results achieved, the payout percentage grids, and the payouts under each grant.

For the incentive performance units (Standard IPUs) granted in 2015 to all NEOs, the Committee approved a payout of 107.18% of target based on the results achieved against the goals established for the three-year performance period (2015-2017). These units are paid out in stock up to the target amount and in cash for the amount above target.

For the incentive performance units related to Asset & Liability Management performance (ALM IPUs) granted in 2015 to Mr. Parsley, the Committee

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approved a payout of 200% of target based on the results achieved against the goals established for the three-year performance period (2015-2017). These units are paid out in cash.

For the performance-based restricted share units (PRSUs) granted in 2014, 2015, 2016, and 2017 to all NEOs, the Committee approved a payout of 125% of target for the 2017 tranche based on our TSR for the year. These units are paid out in stock.

2018 compensation program changes

Throughout several meetings held in 2017 and 2018, the Committee reviewed potential changes to the long-term incentive compensation portion of our executive compensation program. The current long-term incentive awards consist of two separate grants: incentive performance units and performance-based restricted share units. The Committee first introduced these grants in 2011, and their material terms and conditions have remained generally consistent since 2013.

In evaluating a potential redesign of the long-term incentives provided to executives, the Committee focused on a few goals:

•	Creating a strong, sustainable link between performance metrics and PNC’s business strategy

•	Continuing to offer competitive pay packages

•	Simplifying the operation of the long-term incentive program

The Committee engaged in an extensive discussion of potential changes to long-term incentives, with discussions led by management and feedback provided by the Committee’s independent compensation consultant. Before making its decision, the Committee reviewed several options and features, considered various performance metrics, evaluated financial models (including expected outcomes and backtesting), and considered input from a range of stakeholders.

Following this process and evaluation, the Committee approved certain changes to the long-term incentive awards granted in 2018 (based on 2017 performance). These decisions are summarized below.

Changes to 2018 Long-Term Incentive Compensation Awards

The Committee approved two separate grants under a new long-term incentive compensation program for our NEOs (and other senior executives). These grants consisted of Performance Share Units (PSUs) and Restricted Share Units (RSUs).

Grant Year	Name of Award | % Value of Total Long Term-Incentive		Name of Award | % Value of Total Long Term-Incentive
2017	Incentive Performance Units	50%	Performance-Based Restricted Share Units	50%
2018	Performance Share Units (PSU)	60%	Restricted Share Units (RSU)	40%

Performance Share Units (PSUs). The Committee granted PSU award opportunities, representing an opportunity to receive an award paid in shares of PNC common stock to certain of our senior officers, including all of the NEOs. The award payout is based on PNC’s corporate performance over a three-year performance period (2018-2020) with respect to two corporate performance metrics, described below. Performance on these two metrics generates a percentage (the corporate performance factor). This percentage is also subject to a potential downward adjustment if PNC fails to satisfy a risk performance factor. After applying the risk-related performance adjustment (if any), the resulting percentage is applied to the number of target units to determine the final number of units available for settlement. The Committee retains limited discretion to reduce or increase the size of the final payout as it deems equitable to maintain the intended economics of the award in light of changed circumstances. These circumstances are limited to external events affecting PNC or members of its peer group or its financial statements that are outside of PNC’s control and not reasonably anticipated. The PSUs will have a maximum payout opportunity of 150%. Payout of any award under the PSUs requires the satisfaction of service requirements and other conditions of the award.

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Corporate performance metrics. The two corporate performance metrics include an absolute metric (internal PNC measurement against a target) and a relative metric (PNC performance against peers). The relative metric is PNC’s 3-year average EPS growth, as adjusted, compared to the 3-year average EPS growth of PNC peers, and the absolute metric is PNC’s 3-year average return on equity (ROE), as adjusted, compared to 3-year performance targets established in advance by the Committee.

The EPS growth metric will be calculated for each year of the performance period. At the end of the three-year performance period, the annual EPS growth percentages will be averaged. PNC’s 3-year average EPS growth will be compared to the 3-year average of each company in the peer group to determine our percentile rank.

The ROE metric will be calculated annually during each year of the performance period. At the end of the three-year performance period, average ROE for the performance period will be determined as the average of PNC’s annual ROE for each year.

Once PNC’s percentile rank relating to average EPS growth and PNC’s average ROE are determined, a corporate performance factor, ranging from 0–150%, will be calculated using the grid below and applying bilinear interpolation.

		Three-year average EPS Growth (relative)
		Percent rank at the 25th percentile or below	Percent rank at the 50th percentile	Percent rank at the 75th percentile or above
Three-year average ROE (absolute)	13.00%	100.0%	125.0%	150.0%
	11.50%	87.5%	112.5%	137.5%
	10.50%	75.0%	100.0%	125.0%
	9.50%	62.5%	87.5%	100.0%
	8.00%	50.0%	75.0%	87.5%
	Below	0.0%	25.0%	50.0%

ROE measures the efficiency of generating profit – how much net income we create using the equity investments from our shareholders. When calculating our average ROE for this award, we will reverse the after-tax impact of our provision for credit losses – that is, we will add back the provision amount to our reported net income. We will then subtract charge-offs from the net income amount. Charge-offs represent the amount of a loan (or portion of a loan) that we remove from our balance sheet because we deem it to be uncollectible. We expect this adjusted ROE to present a good measurement of how efficiently we create profit, as it will replace a forecasted loss amount (provision) with the actual losses incurred (charge-offs).

Risk-based performance factor. A risk-based performance factor is then reviewed to determine whether to apply a negative adjustment to the corporate performance factor. The risk-based performance factor looks at whether or not, as of the end of a given performance year, PNC has a Basel III common equity Tier 1 capital ratio (which may be on a pro forma fully phased-in basis, if applicable) of at least 7.0% based on current definitions and requirements (CET1 Ratio Test).

If PNC satisfies the CET1 Ratio Test each year during the performance period, there will be no adjustment to the corporate performance factor at the end of the three-year performance period. For each year during the performance period that PNC fails to satisfy the CET1 Ratio Test, one-third of the target number of PSUs granted will be eligible for forfeiture. At the end of the performance period, the Committee will conduct its final performance review and adjust the number of target shares available for payout if PNC failed to satisfy the CET1 Ratio Test for one or more years during the performance period.

Dividends. The PSUs will accrue cash dividend equivalents during the overall performance period. These accrued dividend equivalents will be adjusted by the same percentage as the target PSUs at the time of payout, and will then be paid out in cash.

Restricted Share Units (RSUs). The Committee also granted RSU award opportunities, with three-year pro-rata vesting, in shares of PNC common stock to certain of our senior officers, including all of the NEOs. Each annual installment (tranche) requires the satisfaction of service requirements and other conditions of the award.

Risk-based performance factor. Each RSU tranche is subject to the CET1 Ratio Test, the same risk-related performance factor that will be applied to the PSUs. With respect to each tranche of the RSUs, if PNC fails to meet or exceed the capital test, there will be no payout for that tranche. Otherwise, all of the RSUs are eligible to vest in that year.

Dividends. The RSUs will accrue cash dividend equivalents. These accrued dividend equivalents with respect to a tranche will pay out in cash at the same time, and will be adjusted by the same payout percentage, as to the share units to which they relate.

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Changes to Incentive Performance Units (Asset & Liability Management)

For the past several years, Mr. Parsley received, as part of his long-term incentive compensation awards, a grant of cash-settled incentive performance units based on the performance of our Asset & Liability Management function, which he manages. PNC no longer grants these awards to Mr. Parsley. In 2018, Mr. Parsley received a grant of

PSUs and RSUs that all of the other NEOs received, as described above.

Comparison of 2017 to 2018 Long-Term Incentive Award Grants

All equity-based awards are made under PNC’s shareholder-approved 2016 Incentive Award Plan. The table below summarizes the material terms and conditions of the awards made in 2017 and 2018:

Grant Year	Name of Award	% of Value of Long- Term Incentive	Vesting Schedule	Metrics	Payout Range (% of target)	Stock or Cash Payout
2017 (for 2016 performance)	Incentive Performance Units (a)	50%	After 3-year performance period ends	PNC’s return on common equity without goodwill (ROCE) compared to our cost of common equity (COCE) EPS growth rank against our peer group	0-125%	Stock (up to target) Cash (above target)
	Incentive Performance Units (ALM) (b)	(b)	After 3-year performance period ends	Based on PNC’s Asset & Liability Management function performance, compared to a benchmark index	0-200%	Cash
	Performance-based Restricted Share Units (a)	50%	Annual installments over 4 years	Adjustment based on PNC’s annual TSR	75-125%	Stock

2018 (for 2017 performance)	Performance Share Unit (PSU)	60%	After 3-year performance period ends	PNC’s return on equity (ROE) compared to performance targets EPS growth rank against our peer group	0-150%	Stock
	Restricted Share Units (RSU)	40%	Annual installments over 3 years	Time-based	0-100%	Stock
(a)	These grants are also subject to various risk-based performance factors, which can otherwise reduce or eliminate the payouts regardless of the performance-based metrics achieved. See the discussion below and Outstanding equity awards at 2017 fiscal year-end beginning on page 64 for information regarding these risk-based performance factors.
(b)	Mr. Parsley was the only NEO to receive this grant, which relates to his management of our Asset & Liability Management function.

Each of the 2017 grants have separate payout percentage grid ranges, based on performance against the metrics. For PRSUs and ALM IPUs, actual payout percentages are based on straight-line interpolation between the data points reflected in the payout percentage grid. For Standard IPUs, actual payout percentages are interpolated, which takes into account how close the actual performance or peer group rank is to the metric or rank above and below. The payout percentage grids for the 2017 grants are included in Outstanding equity awards at 2017 fiscal year-end beginning on page 64.

In addition, except for the ALM IPUs, the 2017 grants include risk-based performance factors that affect vesting or payout. If PNC does not meet or exceed the Tier 1 risk-based capital ratio for “well-capitalized” institutions, the award will not vest. In addition, if our return on economic capital does not exceed our cost of capital, the Committee may reduce or eliminate the award.

Except for the ALM IPUs, which do not accrue dividends at all, the 2017 long-term incentive awards will accrue dividends that are paid out in cash, adjusted for actual performance.

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Compensation policies and practices

The Committee adopts policies and procedures to assist in the fulfillment of its duties, and we describe some of the significant policies and procedures in this section. In addition to formal policies and procedures, the Committee has several practices that it follows in the fulfillment of its duties and responsibilities. Some of those practices are described below.

Compensation and risk

The Committee evaluates the risks inherent in the incentive compensation program. For a detailed discussion of how the Committee evaluates risk, see Compensation and Risk beginning on page 58.

Independent compensation consultant

The Committee retains Meridian Compensation Partners, LLC as its independent compensation consultant. For a discussion of this relationship and the considerations that the Committee takes into account when determining independence, see the discussion under the heading Role of compensation consultants beginning on page 26.

Peer group

The Committee selects a peer group each year. We use this group to help measure relative performance and to determine our incentive performance unit payouts. We also use this group for general compensation comparisons. In approving a peer group, the Committee analyzes several factors, including the mix and complexity of businesses, the markets being served, market capitalization, asset size, and changes resulting from mergers or shifts in strategic direction. We also look at the companies with whom we generally compete for talent.

The Committee annually reviews the composition of the peer group with management and its independent compensation consultant. For 2017, the Committee believed that the existing peer group generally provided a balanced mix of institutions in light of our size, mix and scope of businesses, products, and services, and sources of executive talent. PNC is larger than a majority of the peers, positioned between the median and the 75th percentile of the peer group, based on total assets, revenue, and market capitalization.

The 2017 peer group includes PNC and the following 11 companies, with assets and market capitalization measured as of December 31, 2017, and revenue measured for the full year:

2017 Peer Group Company	Ticker Symbol	Peer	Assets (in billions)	Peer	Revenue (in billions)	Peer	Market Capitalization (in billions)
Bank of America Corporation	BAC	JPM	$2,533.6	JPM	$99.6	JPM	$366.3
BB&T Corporation	BBT	BAC	$2,281.2	WFC	$88.4	BAC	$303.7
Capital One Financial Corporation	COF	WFC	$1,951.8	BAC	$87.4	WFC	$296.8
Fifth Third Bancorp	FITB	USB	$462.0	COF	$27.2	USB	$88.7
JPMorgan Chase & Co.	JPM	PNC	$380.8	USB	$21.9	PNC	$68.2
KeyCorp	KEY	COF	$365.7	PNC	$16.3	COF	$48.3
M&T Bank Corporation	MTB	BBT	$221.6	BBT	$11.3	BBT	$38.9
Regions Financial Corporation	RF	STI	$206.0	STI	$9.0	STI	$30.4
SunTrust Banks, Inc.	STI	FITB	$142.2	FITB	$7.0	MTB	$25.7
U.S. Bancorp	USB	KEY	$137.7	KEY	$6.3	KEY	$21.6
Wells Fargo & Company	WFC	RF	$124.3	RF	$5.6	FITB	$21.1
		MTB	$118.6	MTB	$5.6	RF	$19.6

The peer group for 2018 remained unchanged from 2017, except for the addition of Citizens Financial Group, Inc. (CFG). Citizens was added to the peer group based on several factors, including financial metrics that are comparable to the existing peer group, an overlap in geographic markets with PNC, similar products and services offered, and the inclusion of Citizens in the peer groups of some of PNC’s other peers.

Executive stock ownership and retention

Our executive officers historically have held a significant portion of their assets in the form of our common stock (or other equity-based instruments that reflect the performance of our common stock). The Committee believes it is important to require our executive officers to meet minimum stock ownership guidelines, denominated in shares.

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Each executive officer is subject to additional ownership requirements, even after the original ownership target is met. The ownership requirements increase the number of PNC shares that an individual needs to own over time. As new awards vest, designated executives need to retain more shares of stock, which they must then hold until they retire or leave PNC. This ownership policy reflects compensation awards over an executive’s career, and also ties an executive’s personal wealth closely to the performance of PNC and the interests of our long-term shareholders.

Equity interests that count toward satisfaction of the ownership guidelines include shares owned outright by the officer, or his or her spouse and dependent children, restricted shares (subject to vesting requirements), certain equity awards and shares or stock units held in a benefit plan. We count 50% of any unvested equity-based award (that is payable in common shares) toward satisfaction of the ownership guidelines. The guidelines are as follows:

Officer/Category	Base ownership requirement (in shares)	Base ownership requirement (in dollars)(1)	Ongoing retention requirement (as a % of newly vested equity)
President and Chief Executive Officer	125,000	$18,036,250	33%
All other NEOs(2)	15,000 – 25,000	$2,164,350 – $3,607,250	25%
(1)	Value based on PNC closing price of $144.29 per share as of December 29, 2017, the last trading day of 2017.
(2)	The stock ownership guidelines apply to certain other senior executives as well, including all executive officers. One executive officer (who is not an NEO) has a requirement to own 5,000 shares ($721,450 in value as of December 29, 2017, the last trading day of 2017) with a 10% ongoing retention requirement.

Newly hired or promoted executives who become subject to these guidelines will have up to six years to satisfy the guidelines. The Committee monitors compliance with these stock ownership guidelines and has determined that our current NEOs satisfy the guidelines. All other employees subject to the guidelines either satisfy the guidelines or are within the compliance period.

Clawback and forfeiture

We have a “clawback” policy that applies to all of our NEOs and other executive officers, as well as other senior executives and those employees receiving equity-based compensation. This policy applies to all incentive compensation provided on or after January 1, 2013, although some elements of the policy were in effect previously. A summary of our clawback and incentive compensation adjustment policy is provided below.

	Clawback		Negative Adjustments/Forfeiture
Trigger	Inaccurate Metrics Applies to incentive compensation awarded as the result of materially inaccurate performance metrics (see below for additional details)

Detrimental Conduct

Applies when an individual (1) engages in competitive activity without prior consent – either as an employee of PNC or for one year after employment; (2) commits fraud, misappropriation, or embezzlement; or (3) is convicted of a felony

Risk Metrics Performance May apply when there is less than desired performance against corporate or business unit risk metrics, as applicable

Risk-Related Actions

May apply when an individual’s actions, or the failure to act, either as an individual or supervisor, demonstrates a failure to provide appropriate consideration of risk (see below for additional details)

Applies to	All incentive compensation – vested or unvested	Unvested long-term incentive compensation	Unvested long-term incentive compensation

Employees affected	NEOs and other senior leaders	All equity recipients	All equity recipients

For purposes of the clawback for materially inaccurate performance metrics, performance metrics include any metric, including corporate financial results, used directly or indirectly to determine whether or not incentive compensation is to be provided to an executive (or group of executives) or to determine the amount of any such compensation. The portion of the incentive compensation that represents the excess over what would have been provided if there had been no material inaccuracy in the performance metric will be subject to clawback. The Committee retains discretion, to the extent legally permissible, to determine that it would not be in PNC’s best interests to seek to enforce the clawback.

For purposes of the negative adjustment resulting from risk related actions, the Committee may reduce or cancel unvested long-term incentive compensation granted to an employee who takes

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action (or fails to take action) that result in, or are reasonably expected to result in, a material adverse impact to PNC or a business unit, such as:

•	Not following applicable risk management policies or procedures;

•	Disregarding the significant risks associated with a course of action for which the employee is responsible;

•	Violating, or permitting or enabling PNC to violate, statutory or regulatory requirements; or

•	Not escalating risk concerns to appropriate individuals, committees or other governing bodies.

This applies both to individual employees who took risk-related actions (or failed to take action) and their supervisors. The types of adverse impacts could include matters such as impacts to PNC’s or a business segment’s or corporate function’s financial performance, capital or liquidity positions, reputation or business prospects.

The negative adjustment resulting from risk related actions allows PNC to recoup unvested equity awards from recipients whose inappropriate risk-taking activities have resulted in, or are expected to result in, a material adverse impact to PNC in the future. By doing so, PNC is able to add further risk-balancing to our incentive arrangements by accounting for both forward- and backward-looking risk adjustments.

The policy provides that if PNC applies the policy to recoup or clawback incentive compensation or negatively adjust incentive compensation as a result of risk-related actions and the underlying factual circumstances are otherwise publicly reported by PNC (1) in a filing with the SEC or (2) in disclosure that would otherwise meet the requirements for public disclosure by PNC under the SEC’s Regulation FD or (3) are disclosed by a third party in a publicly available court or administrative filing, then PNC will disclose in its annual shareholder meeting proxy statement, a current report on Form 8-K or other public filing made by it with the SEC or a posting in a clearly identifiable location in the Investor Relations section of its corporate website:

•	a general description of the circumstances giving rise to the incentive compensation recovery or adjustment, including items such as number of employees, seniority of employees, and line of business impacted; and

•	the aggregate amount of incentive compensation recovered or adjusted.

PNC may limit such disclosure if it would be likely to result in, or exacerbate, any existing or threatened, employee, shareholder, or other litigation, arbitration, or proceeding against PNC.

Shareholder approval of severance agreements

We have a Board-approved policy regarding the shareholder approval of future severance arrangements. Under this policy, PNC will not enter into an arrangement with an executive officer that provides for additional severance benefits in an amount exceeding 2.99 times the sum of the executive officer’s annual base salary and target bonus for the year of termination, unless the future severance arrangement is approved by the affirmative vote of a majority of votes cast by shareholders on the matter.

The Board retains the right to amend, terminate, or waive the policy and will promptly disclose any such change. We have made this policy available at www.pnc.com/corporategovernance.

None of our change of control agreements contain any excise tax “gross-up” provisions. For a more detailed discussion on the change of control agreements, see Change of Control Agreements beginning on page 75.

Limiting perquisites

The Committee believes in limiting the amount of perquisites provided to our executives.

We consider a benefit to be a perquisite or personal benefit unless its purpose is clearly and exclusively business-related. We determine the value of perquisites based on their incremental cost to us.

The principal perquisites that we may provide to our executive officers include financial consulting and tax preparation services and limited personal use of corporate aircraft, as approved by our CEO. The perquisites that we provide to our executive officers under the program do not include any tax “gross ups.” Some of our executive officers participate in benefit programs that we no longer offer to current executives. In addition, we may provide additional perquisites to an executive officer from time to time, but this is not common.

In addition to these perquisites, certain executive officers (other than the CEO), including all NEOs, receive a $10,000 allowance for personal aircraft usage. As the Committee has previously recommended that Mr. Demchak take all flights (personal or business) on the corporate aircraft, the Committee has approved an allowance, not to exceed $100,000, for personal flights taken on the aircraft by Mr. Demchak.

The Committee has previously approved the execution of lease (“time-sharing”) agreements between PNC and certain executive officers, including our CEO and one other NEO (Mr. Reilly). Under the terms of these time-sharing agreements, Mr. Demchak and Mr. Reilly will pay for the costs of any personal flights that exceed the allowances described above.

Due to certain operational restrictions and administrative efficiencies, we operate our

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corporate aircraft under Federal Aviation Administration rules and regulations that limit our ability to accept reimbursement for personal aircraft usage unless an individual has a time-sharing agreement. The time-sharing agreements provide a mechanism to obtain reimbursement from the executive. The costs paid by our executive officers under the terms of the agreements include incremental costs, as well as a federal excise tax and other fees. For flights subject to these time-sharing agreements, the officer is required to pay us for the following costs:

•	fuel, oil, lubricants, and other additives;

•	travel expenses of crew, including food, lodging, and ground transportation;

•	hangar and tie-down costs away from the aircraft’s base of operation;

•	insurance obtained for the specific flight;

•	landing fees, airport taxes, and similar assessments;

•	custom, foreign permit, and similar fees directly related to the flight;

•	in-flight food and beverages; and

•	passenger ground transportation.

The Committee has adopted an aviation policy and written procedures to document the principles to be applied in determining the classification of a flight as business or personal and the calculation of aggregate incremental cost for perquisite purposes, including definitions of personal use and enhanced methods for allocating costs between business and personal use in complex situations and an approach for capturing deadhead flights, where appropriate, in the calculation of incremental costs for personal aircraft use.

Guidelines on the use of discretion

The Committee has adopted guidelines on using discretion in incentive compensation plans. Under these guidelines, the use of discretion will be exercised, when permitted under a plan, so that incentive compensation awards are reasonably aligned with risk-adjusted performance. Certain plans have discretionary and formulaic components, while other plans are fully discretionary. For plans with both discretionary and formulaic components, the guidance provides, among other things, that a discretionary increase in otherwise formulaically-determined incentive compensation should be based on behaviors, actions, or results that are deemed to be extraordinary, exceed expectations, or provide meaningful direct or indirect benefits to PNC or our businesses. At the same time, discretionary reductions in compensation should be based on behaviors, actions, or results that fail to meet expectations or negatively impact our performance, reputation, or work environment. The guidelines specifically address the need to evaluate both inappropriate risk-taking behaviors during the performance year, as well as the outcome of prior inappropriate risk-taking behaviors, when making discretionary incentive compensation decisions. In addition, managers are generally required to document how discretion was applied in considering risk-taking behaviors and outcomes in employees’ performance evaluations or incentive compensation recommendations, particularly for our most senior executives.

Restrictions on trading, hedging and pledging

Our Code of Business Conduct and Ethics and related policies, which apply to all of our employees, include anti-hedging provisions that prohibit all employees from day trading or short selling PNC securities and from engaging in transactions in any derivative of PNC securities (other than securities issued under a PNC compensation plan), including buying and writing options.

We prohibit certain employees, including all of our executive officers, from purchasing or selling our securities beginning the 16th day of the last month of each calendar quarter until the second business day after we release our earnings for that quarter. We may also impose additional trading restrictions on certain employees, including all of our executive officers, due to the availability of material, non-public information regarding PNC or our securities. In addition, we require certain employees, including all executive officers, to pre-clear personal investments (other than in specified types of securities) made by the individual or any immediate family members.

Additionally, we do not allow directors, executive officers, and certain other senior employees to pledge PNC securities.

Consideration of tax deductibility

Section 162(m) of the Internal Revenue Code does not generally allow a company to deduct compensation over $1 million paid to certain executive officers. Under the tax rules in effect for the 2017 performance year, the executive officers whose compensation is subject to Section 162(m) includes the CEO and the next three highest-compensated executive officers (other than the CEO and the CFO).

One exception to this disallowance applies to performance-based compensation paid under shareholder-approved plans. Awards made under our shareholder-approved plans — the Executive Incentive Award Plan (annual incentive awards) and the 2016 Incentive Award Plan (other equity-based awards) — are intended to be eligible for the performance-based exception and, therefore, deductible by PNC for federal income tax purposes.

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COMPENSATION DISCUSSION AND ANALYSIS

Although the Committee considers the desirability of limiting PNC’s non-deductible expenses when it makes compensation decisions, the Committee believes in maintaining the flexibility and competitive effectiveness of the executive compensation program. Tax deductibility, while an important consideration, is analyzed as one component of the overall program.

The Tax Cuts and Jobs Act eliminated the performance-based compensation exception under

Section 162(m) for tax years beginning on and after January 1, 2018. As a result, beginning with the 2018 performance year, NEOs will no longer be designated as eligible to participate in the Executive Incentive Award Plan. Instead, all annual incentive awards made to NEOs will be under the same program as other executive officers of PNC. In addition, beginning January 1, 2018, the CFO is included in the scope of covered employees under Section 162(m).

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COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with PNC’s management, and based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Personnel and Compensation Committee of the Board of Directors of The PNC Financial Services Group, Inc.

Dennis F. Strigl, Chair

Charles E. Bunch

Andrew T. Feldstein

Richard B. Kelson

Michael J. Ward

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COMPENSATION AND RISK

This section explains how we consider risk at PNC, and the relationship between risk management, performance, and compensation. We also discuss the risk reviews presented to the Board’s Personnel and Compensation Committee, and the methodology we use to assess the potential risks in our incentive compensation plans.

Risk management at PNC

We encounter risk as part of the normal course of operating our business. The successful execution of our strategy requires effective management of the risks we decide to take to maintain the trust of our customers and provide the best overall customer experience.

We want our decisions to reflect our desired risk appetite. It is our responsibility to establish an enterprise risk management framework that facilitates risk management for the benefit of our customers and shareholders.

Enterprise risk appetite statement

We dynamically manage our risk appetite to optimize long-term shareholder value while supporting our employees, customers, and communities. In doing so, we:

Achieve our business objectives and protect our brand by accepting risks that are understood, quantifiable, and analyzed through all phases of the economic cycle.
Earn trust and loyalty from all stakeholders, including employees, customers, communities, and shareholders.
Reward individual and team performance by taking into account risk discipline and performance measurement.
Practice disciplined capital and liquidity management so that we can operate effectively through all economic cycles.

We strive to embed a culture of risk management throughout PNC. With each of our employees, we reinforce the importance of managing risks in executing on our strategic objectives and in support of our desired risk appetite.

We approve our Enterprise Risk Management Framework and key risk policies at the Board level. We discuss our risk management approach in the Risk Management section of Item 7 of this year’s Annual Report on Form 10-K.

We reflect our desired enterprise risk appetite by helping to ensure that our performance management and compensation arrangements for all employees are balanced in ways that do not create incentives for imprudent or excessive risk-taking, are designed to provide a superior customer experience, and are reflective of our business model, management structure, and risk appetite.

Our compensation philosophy supports and reflects PNC’s risk appetite and risk management culture. Our risk policies and procedures guide our management decisions, including how we pay employees. By setting and communicating our risk appetite in advance, we seek to manage and control the risks that employees can take or influence, consistent with their roles and responsibilities.

All employees have performance goals tied to business and individual performance, but each employee, no matter their role at PNC, also has customer focus and risk management goals. We evaluate employee performance against these goals, in addition to considering risk outcomes from actions taken in prior years. This year, we also required, for each of our employees, a rating for how well they achieved the risk management goal. We incorporate this comprehensive evaluation of employee risk management into our performance and incentive compensation decisions. In addition, all employees are encouraged to collaborate across groups to identify and mitigate risks and elevate and address identified issues or concerns.

Our compensation program is designed to encourage management of risk within our appetite and discourage inappropriate risk-taking by granting a diverse portfolio of incentive compensation awards to our executives and other senior employees that is expected to reward desired behavior over time. Specifically, we balance our portfolio of awards between fixed and variable compensation; cash and equity-based compensation; and annual and long-term compensation. We base awards on the Committee’s assessment of a variety of quantitative and qualitative performance measurements, both on an absolute and a relative basis. Compensation decisions also rely on discretion to consider other factors, such as effective risk management, commitment to delivering a superior customer

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COMPENSATION AND RISK

experience, compliance with controls and ethical duties, competition for top talent, market-based pay levels, and the need to attract and engage our leaders.

As discussed in the CD&A, the long-term incentive program includes grants to our NEOs and certain other executives that include robust risk-based performance metrics. Payouts under these grants could be reduced or eliminated if we do not meet specific risk criteria over the vesting period. We also have a broad-based clawback policy, which is described on page 53.

We maintain an equity program for approximately 130 senior leaders below the executive levels that is designed to help ensure that their incentive compensation awards reflect risk-adjusted performance outcomes that would pay out, if at all, over a three-year period. These senior leaders receive a portion of their incentive compensation in an equity-based award that is subject to a risk-based review trigger. The equity award agreements for our senior leaders all contain an enterprise-wide risk-based review trigger, while the agreements for senior leaders in business segments (as opposed to those in administrative or control functions) contain an additional business-specific risk-based review trigger. If a risk-based review is triggered, the applicable review committee will determine whether a downward adjustment is warranted, up to a complete cancellation of the share units in that year’s tranche.

Risk review of compensation plans

Our Chief Risk Officer reports at least quarterly to the Board’s Personnel and Compensation Committee to discuss risk management and review the connection between effective risk management and incentive compensation. The Chief Risk Officer also presents the Committee with a risk assessment for each of our principal business units as well as a collective assessment of staff functions including finance, human resources, legal, operations, and technology. In addition, we have at least one director who is a member of both the Personnel and Compensation and Risk Committees. At present, the Chair of the Risk Committee also serves on the Personnel and Compensation Committee.

We also have systematically identified individuals who could potentially expose us to material financial loss. As with our incentive compensation risk assessment described below, we have established a cross-functional team that continues to identify and monitor these individuals. These individuals are subject to a supplemental risk management review as part of the performance management process by the Chief Risk Officer and his designees – we take this review into account when determining incentive compensation awards for our most senior executives.

We have developed a standardized governance framework for our incentive compensation plans to help monitor and validate that our plans balance risk and reward, comply with applicable laws and regulations, demonstrate fiscal responsibility, and maintain an appropriate customer focus. This framework helps to ensure that we have the appropriate procedures, controls, and independent challenges in place to do so. We continue to assess and, where appropriate, modify our incentive compensation plans in accordance with this framework to help ensure our plans appropriately reflect risk considerations, including the management of identified issues, the duration of the risks, and alignment with our desired risk appetite. Examples of incentive plan modifications include:

•	Adding or increasing the visibility of risk and customer focus metrics to plans based on the structure of the plan and the nature of the business and the roles of participants

•	Adding or formalizing language around delaying award payments or recapture or reduction of payments where subsequent risk metrics indicate excessive risk-taking

•	Enhancing documentation of the plan design and use of discretion in non-formulaic plans at the pool funding, business allocation, or individual award level

Based on our approach to risk management, our comprehensive incentive plan governance framework, our risk assessments for significant businesses and staff functions, and the inclusion of risk-based metrics in our long-term incentive compensation programs, we believe that the risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on PNC.

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COMPENSATION TABLES

Summary compensation table

Name & Principal Position	Year	Salary ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)
William S. Demchak	2017	$1,100,000	$6,749,956	$5,220,000	$666,341	$165,556	$13,901,853
Chairman, President	2016	$1,100,000	$7,799,958	$3,400,000	$623,494	$218,008	$13,141,460
& Chief Executive Officer	2015	$1,100,000	$6,959,910	$4,100,000	$393,715	$165,501	$12,719,126
Robert Q. Reilly	2017	$500,000	$1,774,900	$1,862,500	$339,545	$ 47,817	$4,524,762
Executive Vice President &	2016	$500,000	$1,899,844	$1,275,000	$295,003	$ 47,495	$4,017,342
Chief Financial Officer	2015	$500,000	$1,874,944	$1,400,000	$193,677	$ 43,344	$4,011,965
Michael P. Lyons*	2017	$700,000	$3,959,882	$2,700,000	$ 24,170	$ 14,529	$7,398,581
Executive Vice President & Head of	2016	$700,000	$4,079,848	$1,940,000	$ 22,610	$ 36,228	$6,778,686
Corporate & Institutional Banking	2015	$700,000	$4,019,824	$2,020,000	$ 22,953	$ 6,754	$6,769,531
E William Parsley, III*	2017	$600,000	$4,349,903	$3,200,000	$183,992	$ 18,696	$8,352,591
Executive Vice President, Chief Investment	2016	$588,462	$4,799,872	$2,250,000	$123,239	$148,341	$7,909,914
Officer, Treasurer & Head of Consumer Lending	2015	$500,000	$4,549,900	$1,300,000	$ 50,634	$ 22,108	$6,422,642
Steven C. Van Wyk**	2017	$500,000	$1,579,890	$1,400,000	$ 20,528	$ 20,685	$3,521,103
Executive Vice President, Head of	2016	$500,000	$1,599,984	$1,080,000	$ 19,399	$ 20,591	$3,219,974
Technology & Operations
*	In 2018, Mr. Lyons became the Head of the Asset Management Group in addition to his existing duties, and Mr. Parsley became Chief Operating Officer.

**	Mr. Van Wyk was not an NEO in 2015.

(a)	This column includes any salary amounts deferred by an NEO under qualified (ISP) or non-qualified (DCIP) benefit plans. We describe these plans on page 72. See the Non-qualified deferred compensation in fiscal 2017 table on page 73 for the aggregate deferrals during 2017.

(b)	In 2017, stock awards were granted on February 16, 2017 consisting of Standard IPUs and PRSUs, and for Mr. Parsley, a separate grant of ALM IPUs. The amounts in this column reflect the grant date fair value of stock awards (whole shares only), calculated in accordance with FASB ASC Topic 718. The grant date fair value of each award is calculated using the target number of units underlying the award and a per share value based on the NYSE closing price of our common stock on the date of grant of $126.96. The value of any fractional shares is paid in cash and included in the All Other Compensation column. See footnote (e) for additional information. If PNC’s performance during the applicable measurement period results in the maximum number of units vesting, our NEOs would be entitled to receive a maximum award with a grant date fair value as follows:

	Grant Date Fair Value of Maximum Award
NEO	Incentive Performance Units	Performance-Based Restricted Share Units
William S. Demchak	$4,218,627	$4,218,627
Robert Q. Reilly	$1,109,250	$1,109,250
Michael P. Lyons	$2,474,831	$2,474,831
E William Parsley, III*	$1,781,249	$1,781,249
Steven C. Van Wyk	$ 987,368	$ 987,368
*	The grant date fair value of Mr. Parsley’s ALM IPUs at the maximum award level is $2,999,811.

See the Grants of plan-based awards in fiscal 2017 table beginning on page 62 for additional information regarding the grants we made in 2017, the Outstanding equity awards at 2017 fiscal year-end table beginning on page 64 for additional information regarding equity awards outstanding at December 31, 2017, and the Option exercises and stock vested in fiscal 2017 table on page 69 for additional information regarding option exercise and stock vesting activity during 2017.

(c)	Our NEOs received an annual incentive award paid in cash early in 2018, which is reflected in this column for the 2017 performance year.

(d)	The dollar amounts in this column include the increase in the actuarial value of our Qualified Pension Plan, ERISA Excess Pension Plan and Supplemental Executive Retirement Plan. We describe these plans on page 70. The amounts include both (i) the change in value due to an additional year of service, compensation changes, and plan amendments (if any) and (ii) the change in value attributable to other assumptions, most significantly discount rate.

We do not pay above-market or preferential earnings on any compensation that is deferred on a basis that is not tax-qualified, including such earnings on non-qualified defined contribution plans. For additional information regarding how we calculate the earnings on our deferred compensation plans, see Non-qualified deferred compensation in fiscal 2017 beginning on page 72.

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SUMMARY COMPENSATION TABLE

(e)	The amounts in this column include, for all NEOs, net of any reimbursements to PNC: (i) the dollar value of matching contributions made by us to the ISP; (ii) the insurance premiums paid by us in connection with our Key Executive Equity Program; (iii) the executive long-term disability premiums paid by us; (iv) perquisites and other personal benefits; (v) matching gifts made by us to charitable organizations under our employee charitable matching gift program; and (vi) cash paid for fractional shares of the 2017 stock awards described in footnote (b) on page 60.

All Other Compensation for 2017 consisted of the following:

NEO	Perquisites and Other Personal Benefits*	Registrant ISP Contributions	Insurance Premiums**	Other***	Total to Summary Compensation Table
William S. Demchak	$109,975	$10,800	$44,736	$ 45	$165,556
Robert Q. Reilly	$ 15,491	$10,800	$20,927	$599	$ 47,817
Michael P. Lyons	$ 3,811	$10,600	–	$118	$ 14,529
E William Parsley, III	$ 10,000	$ 8,600	–	$ 96	$ 18,696
Steven Van Wyk	$ 9,975	$10,600	–	$110	$ 20,685
*	The dollar amount of the perquisite represents the incremental cost to PNC of providing the benefit. This column includes the costs of financial consulting and tax preparation services for Mr. Demchak, Mr. Reilly, Mr. Parsley, and Mr. Van Wyk, and personal use of corporate aircraft by Mr. Demchak, Mr. Reilly, and Mr. Lyons during 2017. The incremental cost of Mr. Demchak’s use of the aircraft in 2017 was $100,000. Mr. Demchak used his time-sharing agreement for flights in excess of this amount during 2017. The incremental cost to PNC of personal aircraft use is calculated by multiplying the total number of personal flight hours by the average direct variable operating costs (including costs related to fuel, maintenance expenses related to operation of the plane during the year, and landing and parking fees) per flight hour for the particular aircraft for the year, plus crew expenses attributable to the personal use. Since the aircraft are used primarily for business travel, we do not include in the calculation the fixed costs that do not change based on usage, such as crew salaries and other maintenance and inspection and capital improvement costs intended to cover a multiple-year period. Mr. Demchak, Mr. Reilly, Mr. Lyons, and Mr. Van Wyk each have a corporate travel credit card not generally available to all employees, for which there is no incremental cost to PNC.

**	We pay premiums for certain of the NEOs in connection with our Key Executive Equity Program, which is a split-dollar insurance arrangement. New participants have not been permitted in this program since 2007. In addition, we pay long-term disability premiums on behalf of certain of our NEOs. The dollar amounts under the “Insurance Premiums” column include the 2017 premiums we paid in connection with our Key Executive Equity Program on behalf of Mr. Demchak ($40,534) and Mr. Reilly ($16,732). These premiums represent the full dollar amounts we paid for both the term and non-term portions of this plan. The amounts under this column also include the long-term disability premiums we paid on behalf of Mr. Demchak ($4,202) and Mr. Reilly ($4,195).

***	This column reflects the dollar amount of matching gifts made by us to charitable organizations under our employee charitable matching gift program for Mr. Reilly ($500) and the cash paid for fractional shares of the 2017 stock awards described in footnote (b) on page 60.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL 2017

Grants of plan-based awards in fiscal 2017

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)		Estimated Future Payouts Under Equity Incentive Plan Awards(b)			Grant Date Fair Value of Stock and Option Awards ($)(c)
Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target (#)	Maximum (#)
William S. Demchak
Annual Incentive Award	February 16, 2017	–	$3,540,000	$11,016,000
Standard IPUs	February 16, 2017				–	26,583	33,228	$3,374,978
PRSUs	February 16, 2017				–	26,583	33,228	$3,374,978
Robert Q. Reilly
Annual Incentive Award	February 16, 2017	–	$1,375,000	–
Standard IPUs	February 16, 2017				–	6,990	8,737	$887,450
PRSUs	February 16, 2017				–	6,990	8,737	$887,450
Michael P. Lyons
Annual Incentive Award	February 16, 2017	–	$2,000,000	$11,016,000
Standard IPUs	February 16, 2017				–	15,595	19,493	$1,979,941
PRSUs	February 16, 2017				–	15,595	19,493	$1,979,941
E William Parsley, III
Annual Incentive Award	February 16, 2017	–	$2,400,000	$11,016,000
Standard IPUs	February 16, 2017				–	11,224	14,030	$1,424,999
PRSUs	February 16, 2017				–	11,224	14,030	$1,424,999
ALM IPUs	February 16, 2017				–	11,814	23,628	$1,499,905
Steven C. Van Wyk
Annual Incentive Award	February 16, 2017	–	$1,125,000	$11,016,000
Standard IPUs	February 16, 2017				–	6,222	7,777	$789,945
PRSUs	February 16, 2017				–	6,222	7,777	$789,945
(a)	The amounts listed in the “Target” column relate to the target annual cash incentive award for the 2017 performance year. Annual cash incentive awards for 2017 were paid in 2018. All incentive compensation—cash and equity-based—is payable based on performance, and total compensation targets are established to help the Personnel and Compensation Committee determine the appropriate amount of incentive compensation payable upon achievement at the target level. The amount listed in the “Target” column shows the target annual cash incentive amount included in the total compensation target approved by the Committee for each NEO on February 16, 2017. The amount listed in the “Maximum” column shows the amount under the Committee-approved plan that qualifies the compensation as performance-based for purposes of Section 162(m). Mr. Reilly’s compensation was not subject to Section 162(m) in 2017. The Committee looks to the performance for the year and the target annual cash incentive amount when making incentive compensation decisions, and exercises negative discretion to provide an award that is significantly lower than the “Maximum” amount. For NEOs who were covered employees under Section 162(m) in 2017, the calculation of the “Maximum” amount was approved by the Committee on February 27, 2017 based on 0.2% of our “Incentive Income,” an adjusted net income metric that is defined in the 1996 Executive Incentive Award Plan. At the time the “Maximum” amount was set the Committee used a budgeted amount for 2017, which resulted in a “Maximum” amount of $11,016,000.

(b)	The amounts listed in these columns include the grants of Standard IPUs and PRSUs, as further described on pages 64 and 65. As there is no guaranteed minimum payout for these awards and, in the case of the Standard IPUs, the Personnel and Compensation Committee has discretion to decrease any award otherwise payable, we have not included a “Threshold” amount in this column. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 125% of the grant (rounded down to the nearest number of whole shares). For the Standard IPUs, the performance period began on January 1, 2017 and will end on December 31, 2019. For the PRSUs, the performance period began on January 1, 2017 and will end on December 31, 2020, with a vesting opportunity for one-fourth of the grant on each of the four anniversaries of the grant date. For Mr. Parsley, the amounts listed in these columns also include a grant of ALM IPUs, as further described on page 66. As there is no guaranteed minimum payout for Mr. Parsley’s ALM IPUs and the Personnel and Compensation Committee has discretion to decrease any award otherwise payable, we have not included a “Threshold” amount in this column for this award. For the ALM IPUs, the “Target” amount represents 100% of the grant and the “Maximum” amount represents 200% of the grant, and the performance period began on January 1, 2017 and will end on December 31, 2019.

In determining the payout for Standard IPUs granted in 2017, adjustments will be made on an after-tax basis for the impact on PNC and the companies in our peer group, as appropriate, of:

•	items resulting from a change in tax law
•	discontinued operations (as such term is used under GAAP)
•	acquisition costs and merger integration costs

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GRANTS OF PLAN-BASED AWARDS IN FISCAL 2017

•	any costs or expense arising from specified Visa litigation and any other gains recognized on redemption or sale of Visa shares, as applicable
•	the net impact on PNC of significant gains or losses related to certain BlackRock transactions
•	acceleration of the accretion of any remaining issuance discount in connection with the redemption of any preferred stock
•	any other charges or benefits related to the redemption of trust preferred or other preferred securities

(c)	The grant date fair value of each award is calculated in accordance with FASB ASC Topic 718 based on the NYSE closing price of our common stock on February 16, 2017, the date of grant, of $126.96 per share. The amounts listed in this column represent the grant date fair value of each award based upon achievement at the target level.

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OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

Outstanding equity awards at 2017 fiscal year-end

The following tables show, for each NEO, the outstanding equity awards as of December 31, 2017. These awards include the following:

•	Stock options exercisable over time

•	Incentive performance units, specifically:

–	Standard IPUs that may pay out if PNC achieves specific performance and risk-based criteria. These awards measure our EPS growth against our peers and our return on common equity without goodwill (ROCE) compared to our cost of common equity (COCE). The awards are also subject to annual risk-based requirements and adjustments, which include meeting or exceeding the required Tier 1 risk-based capital ratio for “well-capitalized” institutions and return on economic capital (ROEC) meeting or exceeding our cost of capital.

–	ALM IPUs granted to Mr. Parsley, which will pay out based on our Asset & Liability Management function performance against a benchmark index during the relevant performance period.

•	Performance-based restricted stock units, specifically:

–	PRSUs that may pay out if PNC meets or exceeds the required Tier 1 risk-based capital ratio for “well-capitalized” institutions established by our primary regulator; payout for these awards may be adjusted by 25% up or down based on TSR in the applicable year. These awards have an ROEC-related risk metric that functions as a trigger to determine whether or not a risk review is required by the Board’s Personnel and Compensation Committee. The Committee has discretion to reduce, but not increase, the payout amounts under these awards.

With respect to the three forms of performance-based equity awards included in the table, the Personnel and Compensation Committee made performance-based and risk-based determinations in the first quarter of 2018, as described in more detail below. The payout percentage grids are included below for each type of performance-based equity award. For PRSUs and ALM IPUs, actual payout percentages are based on straight-line interpolation between the data points reflected in the payout percentage grid. For Standard IPUs, actual payout percentages are interpolated, which takes into account how close the actual performance or peer group rank is to the metric or rank above and below.

Performance-based restricted share units

The PRSUs that vest based on 2017 performance are included in the following table as of December 31, 2017. At a meeting held on January 29, 2018, the Personnel and Compensation Committee certified the level of performance achieved and determined the payout for the 2017 tranche of each of the 2014, 2015, 2016, and 2017 grants. The Committee certified that the required Tier 1 risk-based capital ratio of 6% established by our primary regulator had been achieved. The Committee then determined the level of the payout, which could range from 75% to 125% of the target number of units based on TSR for 2017. As noted above, these awards have an ROEC-related risk metric that could trigger an additional review or adjustment; however, no additional review or adjustment was required, as ROEC exceeded the cost of capital hurdle in 2017. The Committee approved a payout at 125% for the 2017 tranche of each of the 2014, 2015, 2016, and 2017 grants. In accordance with the terms of these awards, the PRSUs were paid out in PNC common stock.

Annual TSR	Payout %	2017 TSR	2017 Payout %
>= +25%	125%	126%	125%
0%	100%
<= -25%	75%

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OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

Standard incentive performance units

The Standard IPUs granted in 2015 that vest based on performance for the three-year period ended December 31, 2017 are included in the following table as of December 31, 2017. At a meeting held on February 14, 2018, the Personnel and Compensation Committee certified the level of performance achieved and determined the payout for the January 1, 2015 to December 31, 2017 performance period. The Committee certified that the required Tier 1 risk-based capital ratio of 6% established by our primary regulator had been achieved. The Committee then determined the level of the payout, which could range from 0% to 125% of the target number of units based on our earnings per share growth as compared to our peers and our ROCE performance compared to our COCE, each adjusted as defined in the award agreement. As noted above, these awards are subject to an ROEC-related risk metric that could reduce the payout; however, no reduction was required, as ROEC exceeded the cost of capital hurdle in 2017. The Committee approved a payout at 107.18% for the Standard IPUs granted in 2015. In accordance with the terms of these awards, the Standard IPUs were paid out in PNC common stock up to target (100%) and were paid out in cash above target.

ROCE as % of COCE	Payout %
>= 110%	125%
105%	100%
100%	75%
75%	50%
<= 50%	0%

EPS Growth Rank	Payout %
1	125%
2	125%
3	125%
4	120%
5	115%
6	105%
7	95%
8	80%
9	60%
10	40%
11	0%
12	0%

	2015		2016		2017
	ROCE as % of COCE	EPS Growth	ROCE as % of COCE	EPS Growth	ROCE as % of COCE	EPS Growth	2015-2017 Payout %
Metric	160.41%	8th	161.41%	8th	164.10%	6th	107.18%
Payout	125%	86.73%	125%	73.62%	125%	107.73%

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OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

ALM incentive performance units

The ALM IPUs granted to Mr. Parsley in 2015 that vest based on performance for the three-year period ended December 31, 2017 are included in the following table as of December 31, 2017. At a meeting held on January 29, 2018, the Personnel and Compensation Committee certified the level of performance achieved and determined the payout for the January 1, 2015 to December 31, 2017 performance period. The Committee determined the level of the payout, which could range from 0% to 200% of the target number of units based on our Asset & Liability Management function performance against a benchmark index. The Committee approved a payout at 200% for the ALM IPUs granted in 2015. In accordance with the terms of this award, the ALM IPUs awarded to Mr. Parsley were paid out in cash.

ALM Performance vs. Index	Payout %	2015	2016	2017	2015-2017 Payout %
>= +40 basis points	200%	200%	200%	200%	200%
+20 basis points	150%
0 to -25 basis points	100%
-35 basis points	40%
<= -40 basis points	0%

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OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

Option Awards				Stock Awards
Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Option Exercise Price ($)	Option Expiration Date	Performance Period(b)	Number of Shares or Units of Stock That Have Not Vested (#)(c)	Market Value of Shares or Units of Stock That Have Not Vested ($)(d)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
William S. Demchak
Options				PRSUs
April 26, 2010	75,000	$66.77	April 26, 2020	Jan. 1, 2014–Dec. 31, 2017	11,555	$1,667,271
				Jan. 1, 2015–Dec. 31, 2018	11,772	$1,698,582	9,418	$1,358,923
				Jan. 1, 2016–Dec. 31, 2019	15,591	$2,249,625	24,946	$3,599,458
				Jan. 1, 2017–Dec. 31, 2020	8,306	$1,198,473	19,938	$2,876,854
				Standard IPUs
				Jan. 1, 2015–Dec. 31, 2017	40,374	$5,825,564
				Jan. 1, 2016–Dec. 31, 2018			62,363	$8,998,357
				Jan. 1, 2017–Dec. 31, 2019			33,228	$4,794,468
Robert Q. Reilly
Options				PRSUs
February 12, 2009	50,000	$31.07	February 12, 2019	Jan. 1, 2014–Dec. 31, 2017	2,985	$430,706
April 26, 2010	25,000	$66.77	April 26, 2020	Jan. 1, 2015–Dec. 31, 2018	3,171	$457,544	2,537	$366,064
				Jan. 1, 2016–Dec. 31, 2019	3,797	$547,869	6,076	$876,706
				Jan. 1, 2017–Dec. 31, 2020	2,183	$314,985	5,243	$756,512
				Standard IPUs
				Jan. 1, 2015–Dec. 31, 2017	10,876	$1,569,298
				Jan. 1, 2016–Dec. 31, 2018			15,190	$2,191,765
				Jan. 1, 2017–Dec. 31, 2019			8,737	$1,260,662
Michael P. Lyons
				PRSUs
				Jan. 1, 2014–Dec. 31, 2017	7,857	$1,133,687
				Jan. 1, 2015–Dec. 31, 2018	6,798	$980,883	5,440	$784,938
				Jan. 1, 2016–Dec. 31, 2019	8,155	$1,176,685	13,048	$1,882,696
				Jan. 1, 2017–Dec. 31, 2020	4,872	$702,981	11,697	$1,687,760
				Standard IPUs
				Jan. 1, 2015–Dec. 31, 2017	23,319	$3,364,699
				Jan. 1, 2016–Dec. 31, 2018			32,620	$4,706,740
				Jan. 1, 2017–Dec. 31, 2019			19,493	$2,812,645
E William Parsley, III
				PRSUs
				Jan. 1, 2014–Dec. 31, 2017	3,033	$437,632
				Jan. 1, 2015–Dec. 31, 2018	2,621	$378,184	2,098	$302,720
				Jan. 1, 2016–Dec. 31, 2019	3,597	$519,011	5,757	$830,678
				Jan. 1, 2017–Dec. 31, 2020	3,507	$506,025	8,418	$1,214,633
				Standard IPUs
				Jan. 1, 2015–Dec. 31, 2017	8,991	$1,297,311
				Jan. 1, 2016–Dec. 31, 2018			14,391	$2,076,477
				Jan. 1, 2017–Dec. 31, 2019			14,030	$2,024,389
				ALM IPUs
				Jan. 1, 2015–Dec. 31, 2017	64,948	$9,371,347
				Jan. 1, 2016–Dec. 31, 2018			76,754	$11,074,835
				Jan. 1, 2017–Dec. 31, 2019			23,628	$3,409,284

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    67

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

Option Awards				Stock Awards
Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Option Exercise Price ($)	Option Expiration Date	Performance Period(b)	Number of Shares or Units of Stock That Have Not Vested (#)(c)	Market Value of Shares or Units of Stock That Have Not Vested ($)(d)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
Steven C. Van Wyk
				PRSUs
				Jan. 1, 2014–Dec. 31, 2017	2,888	$416,710
				Jan. 1, 2015–Dec. 31, 2018	2,706	$390,449	2,165	$312,388
				Jan. 1, 2016–Dec. 31, 2019	3,197	$461,295	5,118	$738,476
				Jan. 1, 2017–Dec. 31, 2020	1,943	$280,355	4,667	$673,401
				Standard IPUs
				Jan. 1, 2015–Dec. 31, 2017	9,280	$1,339,011
				Jan. 1, 2016–Dec. 31, 2018			12,792	$1,845,758
				Jan. 1, 2017–Dec. 31, 2019			7,777	$1,122,143
(a)	All outstanding stock options are vested in their entirety.

(b)	This column shows the performance period for the PRSUs, Standard IPUs, and ALM IPUs.

(c)	This column reflects the number of shares earned with respect to equity awards whose performance period was completed as of December 31, 2017, specifically (i) the 2017 tranche of the PRSUs granted in each of 2014, 2015, 2016, and 2017 based on achievement at 125% of the target level, (ii) the 2015 Standard IPUs, based on achievement at 107.18% of the target level, and (iii) the 2015 ALM IPUs for Mr. Parsley based on achievement at 200% of the target level. The performance conditions applicable to the 2017 tranche of the PRSUs, the 2015 Standard IPUs, and the 2015 ALM IPUs were satisfied as of December 31, 2017, but the corresponding payouts remained subject to approval by the Personnel and Compensation Committee. The payouts under the PRSUs and the ALM IPUs were approved on January 29, 2018 and the payouts under the Standard IPUs were approved on February 14, 2018. The Standard IPUs vested as of February 14, 2018 and the ALM IPUs vested as of January 29, 2018. The 2017 tranche of the PRSUs vested as of the following dates:

Grant Date	Performance Period	Vest Date of the 2017 tranche
February 13, 2014	Jan. 1, 2014–Dec. 31, 2017	February 13, 2018
February 13, 2015	Jan. 1, 2015–Dec. 31, 2018	February 13, 2018
February 11, 2016	Jan. 1, 2016–Dec. 31, 2019	February 11, 2018
February 16, 2017	Jan. 1, 2017–Dec. 31, 2020	February 16, 2018
(d)	The market value is calculated based on the NYSE closing price of our common stock on December 29, 2017 of $144.29 per share.

(e)	This column reflects equity awards whose performance period has not been completed as of December 31, 2017, specifically (i) the remaining tranches of the PRSUs granted in 2015, 2016, and 2017 based on achievement at the target level, (ii) the Standard IPUs granted in 2016 and 2017 based on achievement at the maximum level, and (iii) the ALM IPUs granted to Mr. Parsley in 2016 and 2017 based on achievement at the maximum level, in each case in accordance with SEC rules.

The unvested tranches of the PRSUs (including related dividend equivalents, which accrue without reinvestment or interest for each tranche, are performance-adjusted, and are paid out in cash) vest as follows:

Grant Date	Performance Period	Vesting Schedule
February 13, 2015	Jan. 1, 2015–Dec. 31, 2018	The fourth and final tranche vests on the fourth anniversary of the grant date
February 11, 2016	Jan. 1, 2016–Dec. 31, 2019	The remaining two tranches vest in approximately equal installments on the third and fourth anniversaries of the grant date
February 16, 2017	Jan. 1, 2017–Dec. 31, 2020	The remaining three tranches vest in approximately equal installments on the second, third and fourth anniversaries of the grant date

With respect to the Standard IPUs, the vesting and payout of the 2016 grants will not be determined until early 2019 and the vesting and payout of the 2017 grants will not be determined until early 2020, and in each case the amount that vests and is paid out could differ from the amounts listed in this column. For these grants, dividend equivalents accrue without reinvestment or interest, are performance-adjusted, and are paid in cash when the award vests and settles.

With respect to the ALM IPUs, the vesting and payout of the 2016 grant will not be determined until early 2019 and the vesting and payout of the 2017 grant will not be determined until early 2020, and in each case the amount that vests and is paid out could differ from the amount listed in this column. These grants do not provide for the accrual of any dividends or dividend equivalents.

68    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2017

Option exercises and stock vested in fiscal 2017

	Option Awards		Stock Awards(b)
NEO	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(a) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William S. Demchak	165,442	$15,923,793	85,168	$10,664,655
Robert Q. Reilly	117,576	$9,094,420	22,371	$2,801,526
Michael P. Lyons	–	–	55,549	$6,961,548
E William Parsley, III	71,307	$7,080,816	95,778	$11,709,295
Steven Van Wyk	–	–	20,778	$2,603,530
(a)	The dollar amount in this column includes the value realized upon the exercise of various options throughout 2017. This amount was computed by determining the difference between (i) the average of the high and low sales prices of our common stock on the date of exercise and (ii) the exercise price of the option.

(b)	These columns include the total units approved for payout in connection with previously granted Standard IPUs and PRSUs. For Mr. Parsley, these columns also include 73,946 ALM IPUs granted in 2014 that were paid out at 200% of target in cash equal to $8,974,087 in 2017. The value realized on vesting for stock awards includes cash paid for fractional shares as follows: Mr. Demchak ($272); Mr. Reilly ($40); Mr. Lyons ($75); Mr. Parsley ($170); and Mr. Van Wyk ($217).

These columns also include shares that vested but were withheld for tax purposes.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    69

PENSION BENEFITS AT 2017 FISCAL YEAR-END

Pension benefits at 2017 fiscal year-end

The principal elements of our post-employment compensation are a qualified defined benefit cash balance pension plan, a non-qualified excess cash balance pension plan and a non-qualified supplemental executive retirement plan, each described in this section, as well as a qualified defined contribution savings plan and a non-qualified deferred compensation and incentive plan as described in Non-qualified deferred compensation in fiscal 2017 on page 72.

Cash balance pension plan. We maintain a pension plan for most of our full-time employees. The pension plan is a defined benefit cash balance pension plan under the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is intended to be qualified under Section 401(a) of the Internal Revenue Code. Each calendar quarter, eligible participants receive “earnings credits” based on a percentage of eligible compensation. Earnings credit percentages for employees who were plan participants on December 31, 2009 are based on a schedule using the participant’s age and years of credited service at that date and are frozen at that level. Earnings credits for all employees who become participants on or after January 1, 2010 are a flat 3% of eligible compensation.

The plan defines eligible “compensation” as regular earnings plus eligible variable compensation, such as paid annual incentives. Eligible “compensation” does not include deferred payments of annual incentives; these are instead taken into account under our excess pension plan described below. We generally limit eligible variable compensation for a plan year to a total of 100% of the first $25,000 plus 50% of the next $225,000.

For participants who had accrued benefits prior to 1999 under the pension plan formula then in effect, an initial cash balance “account” was established based on the present value of the accrued benefits at the time of the conversion to the current program.

Plan participants generally receive quarterly “interest credits” at a rate of one-fourth of the annual interest rate on 30-year Treasury securities. Employees who were already plan participants as of December 31, 2009 receive a minimum interest credit.

At the end of 2008, the cash balance pension plan previously sponsored by National City Corporation was merged into this plan. Earnings and interest credits for National City participants are generally as noted above.

We contribute to the plan an actuarially determined amount necessary to fund the total benefits payable to participants. Actuaries calculate total contributions instead of contributions for each individual participant.

Excess pension plan. We maintain an ERISA excess pension plan, which is a supplemental non-qualified pension plan. The excess benefits under this plan equal the difference, if any, between a participant’s benefit under the qualified pension plan computed without regard to applicable Internal Revenue Code limits and taking into account bonus amounts deferred under the non-qualified deferred compensation and incentive plan, and the participant’s actual benefit under the qualified pension plan.

Supplemental executive retirement plan. We maintain a supplemental executive retirement plan for certain executive officers. As part of its ongoing review of compensation practices, the Personnel and Compensation Committee decided in 2007 to eliminate future plan participation for new executive officers. This plan provides earnings credits based on a percentage of annual incentives awarded under eligible executive bonus plans in accordance with a schedule based on the participant’s age and years of credited service. This plan also provides quarterly interest credits that mirror the interest credits under the qualified pension plan.

Executive officers who participated in the supplemental executive retirement plan on December 31, 1998 and who were at least age 50 with five or more years of credited service receive grandfathered benefits based on the pension formula in effect prior to 1999. For executive officers at or above a certain organizational level who participated on December 31, 1998 but who did not meet the requirements for grandfathered benefits, we doubled the earnings credit percentages in order to mitigate the effect of the transition to the cash balance pension formula.

70    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

PENSION BENEFITS AT 2017 FISCAL YEAR-END

NEO	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year
William S. Demchak	Qualified Pension Plan	15	$252,264	–
	ERISA Excess Pension Plan	15	$1,685,861	–
	Supplemental Executive Retirement Plan	15	$2,521,497	–
	Total		$4,459,622	–
Robert Q. Reilly	Qualified Pension Plan	30	$433,378	–
	ERISA Excess Pension Plan	30	$633,193	–
	Supplemental Executive Retirement Plan	30	$989,700	–
	Total		$2,056,271	–
Michael P. Lyons	Qualified Pension Plan	6	$41,446	–
	ERISA Excess Pension Plan	6	$82,823	–
	Supplemental Executive Retirement Plan	N/A	–	–
	Total		$124,269	–
E William Parsley, III	Qualified Pension Plan	14	$226,075	–
	ERISA Excess Pension Plan	14	$932,004	–
	Supplemental Executive Retirement Plan	N/A	–	–
	Total		$1,158,079	–
Steven C. Van Wyk	Qualified Pension Plan	4	$38,244	–
	ERISA Excess Pension Plan	4	$44,127	–
	Supplemental Executive Retirement Plan	N/A	–	–
	Total		$82,371	–
(a)	To compute the number of years of service, we use the same plan measurement date that we use for our 2017 audited consolidated financial statements. Credited service, where applicable, is generally equal to actual full years of service; however, for purposes of determining the level of benefits earned in the Qualified Pension Plan and ERISA Excess Pension Plan, credited service has been frozen as of December 31, 2009. As of that date, the NEOs had the following years of credited service: Mr. Reilly, 22; Mr. Demchak, 7; and Mr. Parsley, 6. Mr. Lyons and Mr. Van Wyk were hired after service accruals ceased to be applicable for purposes of calculating the amount of Qualified Pension Plan and ERISA Excess Pension Plan benefits.

(b)	We compute the present values shown here as of December 31, 2017 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715, Compensation—Retirement Benefits (FASB ASC Topic 715), as specified in applicable SEC regulations. The amounts do not necessarily reflect the amounts to which the NEOs would be entitled under the terms of these plans as of December 31, 2017.

We calculate the present values for the plans by projecting the December 31, 2017 account balances to an assumed retirement age of 65, using an interest crediting rate of (i) 4.40% for Mr. Demchak, Mr. Reilly, and Mr. Parsley and (ii) 2.35% for Mr. Lyons and Mr. Van Wyk, who are not eligible for the guaranteed minimum annual interest crediting rate since each became a plan participant after January 1, 2010. We then apply a discount rate of 3.60% for the Qualified Pension Plan and 3.45% for other plans to discount the balances back to December 31, 2017.

See Note 11 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2017 for additional information regarding the discount rates and other material assumptions.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    71

NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL 2017

Non-qualified deferred compensation in fiscal 2017

We offer an incentive savings plan (ISP) in which most of our employees can participate after they meet any applicable service requirements, and for designated employees who exceed a compensation threshold, we also offer a non-qualified deferred compensation and incentive plan (DCIP). Prior to establishing the DCIP in 2012, we offered a non-qualified supplemental incentive savings plan (SISP), which was a supplement to the ISP, and a non-qualified deferred compensation plan (DCP), in each case for certain designated employees who exceeded applicable compensation thresholds.

Incentive savings plan (ISP). The ISP is a defined contribution 401(k) plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code. During 2017, participants could elect to contribute between 1% and 75% of eligible compensation to the plan each year as pre-tax elective deferrals, subject to Internal Revenue Code limits. Participants who are age 50 or older may contribute additional pre-tax amounts called “catch-up contributions” each year. For 2017, we made employer matching contributions on behalf of eligible participants equal to 100% of elective deferrals up to 4% of eligible compensation. Matching contributions were made in cash. Participants direct the investment of their accounts among the investment options offered under the plan and their account balances are adjusted for gains or losses resulting from those investment directions.

Deferred compensation and incentive plan (DCIP). We maintain a DCIP for designated employees who exceed a compensation threshold. Participants can elect to defer up to 20% of base salary and/or up to 75% of eligible short-term incentive pay earned with respect to a plan year. The DCIP’s plan year is the calendar year.

Supplemental incentive savings plan (SISP) and deferred compensation plan (DCP). Effective January 1, 2012, the SISP and DCP were frozen to new participants and to the deferral of amounts earned on and after January 1, 2012. Distributions from these plans are paid in cash in accordance with the participant’s election. Participants with existing account balances can direct the investment of their accounts among the hypothetical investment alternatives made available under the plan and their accounts are adjusted for deemed investment gains or losses resulting from such investment directions.

Investment options. ISP, DCIP, SISP, and DCP participants have the investment options listed on page 74. The employee directs investment of contributions under each plan. Investment options include several collective funds and mutual funds (including BlackRock mutual funds) and a proprietary PNC investment fund. ISP and SISP participants may also hold investments in a PNC common stock fund; however, we no longer permit new funds to be contributed or transferred into the PNC common stock fund. ISP, DCIP, SISP, and DCP investments are invested on a phantom basis and are considered “deemed” investments.

72    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL 2017

		Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
NEO	Name of Plan	(a)	(b)		(c)
William S. Demchak	Supplemental Incentive Savings Plan	–	$279,701	–	$1,508,416
	Deferred Compensation & Incentive Plan	$425,000	$192,174	$(669,497)	$1,163,666
	Deferred Compensation Plan	–	$5,908	$(161,793)	$326,205
	Total	$425,000	$477,783	$(831,290)	$2,998,288
Robert Q. Reilly	Supplemental Incentive Savings Plan	–	$149,876	–	$870,327
	Deferred Compensation & Incentive Plan	–	–	–	–
	Deferred Compensation Plan	–	$423,932	–	$2,975,252
	Total	$–	$573,808	$–	$3,845,579
Michael P. Lyons	Supplemental Incentive Savings Plan	–	–	–	–
	Deferred Compensation & Incentive Plan	–	–	–	–
	Deferred Compensation Plan	–	–	–	–
	Total	$–	$–	$–	$–
E William Parsley, III	Supplemental Incentive Savings Plan	–	$426,402	–	$2,381,339
	Deferred Compensation & Incentive Plan	–	–	–	–
	Deferred Compensation Plan	–	$78,519	$(633,332)	$706,611
	Total	$–	$504,921	$(633,332)	$3,087,950
Steven C. Van Wyk	Supplemental Incentive Savings Plan	–	–	–	–
	Deferred Compensation & Incentive Plan	$27,500	$15,845	–	$105,888
	Deferred Compensation Plan	–	–	–	–
	Total	$27,500	$15,845	$–	$105,888
(a)	Amounts in this column are included in the compensation reported in the Summary compensation table on page 60. PNC made no contributions to these plans in 2017.

(b)	No amounts in this column have been reported in the Summary compensation table on page 60 as none of our NEOs received above-market or preferential earnings.

(c)	We calculate the dollar amounts in this column by taking the aggregate balance at the end of fiscal year 2016 and adding the totals in the other columns to that balance. The aggregate balance at the end of fiscal year 2017 includes any unrealized gains and losses on investments. All contributions comprising a portion of the aggregate balance at the end of fiscal year 2017 were included in the compensation reported in the Summary compensation table on page 60 and prior years’ summary compensation tables, as applicable.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    73

NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL 2017

The following table shows the 2017 investment options for the DCP, DCIP, ISP, and SISP, along with annual rates of return. See page 72 for an explanation of the DCP, DCIP, ISP, and SISP. Ticker symbols are listed for investment options available to the general public.

Benchmark Performance	Ticker Symbol	DCP	DCIP	ISP/SISP	2017 Annual Rate of Return
BlackRock High Yield BR	BHYIX	X	X	X	8.26%
BlackRock Government Short Term Inv. Fund		X	X	X	0.86%
BlackRock LifePath 2020 Fund		X	X	X	11.77%
BlackRock LifePath 2025 Fund		X	X	X	13.92%
BlackRock LifePath 2030 Fund		X	X	X	15.81%
BlackRock LifePath 2035 Fund		X	X	X	17.71%
BlackRock LifePath 2040 Fund		X	X	X	19.38%
BlackRock LifePath 2045 Fund		X	X	X	20.46%
BlackRock LifePath 2050 Fund		X	X	X	20.82%
BlackRock LifePath 2055 Fund		X	X	X	20.81%
BlackRock LifePath 2060 Fund		X	X	X	20.78%
BlackRock LifePath Retirement Fund		X	X	X	10.19%
BlackRock TIPS		X	X	X	3.25%
Brandywine Intern’l Opp Fixed Inc Fund	LMOTX	X	X		13.14%
PNC Common Stock Fund	PNC	X		X	25.96%
PNC Stable Value Fund		X	X	X	1.57%
SSgA S&P 500 Index Fund		X	X	X	21.80%
SSgaA U.S. Extended Market Index Fund		X	X	X	17.86%
SSgA Global Equity ex U.S. Index Fund		X	X	X	27.33%
SSgA Real Return ex Nat. Res. Index Fund				X	5.66%
SSgA U.S. Bond Index Fund		X	X	X	3.47%
SSgA International Equity Index Fund		X	X	X	25.36%
SSgA Emerging Markets Equity Index Fund		X	X	X	37.09%
FPA Cresent Fund	FPACX	X	X		10.39%
Aberdeen Emerging Markets Institutional Fund Instl	ABEMX	X	X		30.24%
BlackRock Global Allocation I Fund	MALOX	X	X		13.60%
First Eagle Overseas I Fund	SGOIX	X	X		14.37%
Vulcan Large Cap Value Fund	VVPLX	X	X		16.75%
Fiduciary Mgmt Small Cap Fund	FMIMX	X	X		13.77%

74    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

Benefits upon termination of employment

Our NEOs may receive various forms of compensation or benefits in connection with a termination of employment. These benefits result from:

•	change of control agreements,

•	the terms of our equity-based grants, and

•	other existing plans and arrangements in which our NEOs participate.

We do not have a separate severance plan or program for the NEOs. The Personnel and Compensation Committee has discretion to provide severance benefits subject to the parameters of our Board-approved policy, as described in the CD&A on page 54.

The benefits will depend on whether PNC or the executive terminated employment and, if PNC terminated employment, whether the termination was for cause, resulted from death or disability, or followed a change in control, and whether the executive is retirement-eligible. If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement. For these purposes, a “retirement-eligible” employee is someone who is at least 55 years old and has at least five years of service with us. As of December 31, 2017, one of our NEOs was retirement-eligible.

Change of control agreements

As of December 31, 2017 we have entered into separate change of control agreements with each of our NEOs and similar agreements with a limited group of other senior officers. These agreements have been a valuable component of our executive compensation program for several years. We believe these arrangements mitigate concerns arising from a change of control, and help to ensure the continued dedicated service of our key employees. Cash payments contemplated by these agreements require a “double trigger”—that is, the occurrence of both a change of control and a qualifying termination of employment. A qualifying termination would occur if the executive resigned for “Good Reason” or the surviving company terminated the executive other than for “Cause,” “Disability” or death (each as defined in the change of control agreement). The treatment of equity awards upon a change of control is addressed in the equity award agreements themselves, as described below, rather than the change of control agreements.

The change of control agreements provide for cash payments to our NEOs, calculated based on various compensation components. These components include annual base salary and an annual incentive award (bonus). For purposes of the change of control agreements, annual base salary is equal to 12 times the highest monthly base salary rate payable to the executive in the 12-month period preceding the month of the change of control. The cash payment related to base salary for our NEOs is two times the base salary, and the cash payment related to bonus is two times the applicable average bonus percentage multiplied by base salary. The agreements also provide for continued benefits under (or compute cash payments by reference to) certain of our retirement and health and welfare benefit plans.

None of our change of control agreements contain any excise tax “gross-up” provisions. Our current change of control agreements provide that, in the event the benefits payable to an executive trigger excise taxes under Section 4999 of the Internal Revenue Code, the executive will be entitled to a reduction in benefits so that no excise tax is imposed if such a reduction would result in a greater net (after-tax) benefit to the executive than payment of the full amount of his or her benefits. We have a Board-approved policy that requires shareholder approval of certain future severance arrangements if the arrangement provides for additional severance benefits in an amount exceeding 2.99 times the sum of the executive’s annual base salary and target bonus.

The change of control agreements prohibit the executive from using or disclosing any of our confidential business or technical information or trade secrets. The executive also may not employ or solicit any of our officers during the one-year period following termination.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    75

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

While the benefits to be received under a change of control agreement may be significant to an individual, they first require the occurrence of a significant transaction. As a result, the benefits are highly speculative and are contingent on a variety of facts and circumstances. In recognition of this, the Personnel and Compensation

Committee of the Board does not consider the amount of potential change in control payments when it makes annual compensation decisions for our NEOs. Change in control protections, although meaningful, also become relatively less significant to PNC as we increase in size.

Equity-based grants

If an NEO resigns or the NEO’s employment is terminated with or without cause, any unvested equity-based compensation is generally forfeited. However, if an NEO retires (a retirement-eligible NEO resigns or is terminated without cause), equity-based compensation is not forfeited and continues in effect until its originally scheduled payment date. Equity-based compensation is also not forfeited under certain circumstances following a change in control. Beginning in 2015, grants to our executive officers contain a “double trigger” feature, meaning such grants require the occurrence of both a change in control and a qualifying termination (which includes a termination without cause or a resignation for good reason) in order to vest prior to the original vesting date. Under outstanding equity grants prior to 2015, upon a change in control, the payout amount is calculated and fixed at the time of the change in control and is paid out as soon as practicable following the change in control.

A change in control of PNC, retirement of an NEO, or termination of an NEO’s employment by PNC by reason of disability has the following impact on unvested equity-based compensation:

OUTSTANDING OPTION AWARDS

Change in Control	Retirement	Disability
All outstanding option awards are fully vested and exercisable as of December 31, 2017. Following a termination of employment without cause or a resignation for good reason, the grantee has three years to exercise stock options (but not later than the original option termination date).	All outstanding option awards are fully vested and exercisable as of December 31, 2017. Upon retirement, such options continue in effect in accordance with their terms.	All outstanding option awards are fully vested and exercisable as of December 31, 2017. The grantee has three years to exercise stock options (but not later than the original option termination date).

GRANTS THAT VEST UPON THE ACHIEVEMENT OF ADDITIONAL PERFORMANCE CRITERIA

Performance-Based Restricted Share Units

Change in Control	Retirement	Disability

The remaining 2014 PRSUs will vest and be paid as soon as practicable following a change in control. The remaining 2015, 2016, and 2017 PRSUs will vest upon the occurrence of both a change in control and a qualifying termination (or continued employment through the original vesting date) and will be paid as soon as practicable following the original vesting date. All outstanding PRSUs pay out in cash at 100% performance if the Tier 1 capital ratio risk factor is met or exceeded as of the last-completed quarter-end, provided that the payout percentage will also be subject to a second risk-based adjustment based on the most recent annual discretionary risk factor applied prior to the change in control (or if no such factor has previously been applied, payout will remain at 100%). If the Tier 1 capital ratio risk factor is not met, the PRSUs are cancelled.

Dividend equivalents cease to accrue at the change in control date and receive the same performance adjustment as their related units.

PRSUs continue in effect in accordance with their terms as if the grantee had remained employed for the full performance period.

76    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

GRANTS THAT VEST UPON THE ACHIEVEMENT OF ADDITIONAL PERFORMANCE CRITERIA (CONTINUED)

Incentive Performance Units

Change in Control	Retirement	Disability

Following a change in control, outstanding Standard IPUs and ALM IPUs will vest upon a qualifying termination or continued employment through the original vesting year, and will pay out in cash as soon as practicable thereafter. If the performance period has not yet ended before the date of a change in control, the award is calculated in two parts: (1) the portion of the performance period that elapsed prior to the change in control (measured in quarters) and (2) the portion of the performance period not completed due to the change in control.

In each part, the award is calculated by multiplying a performance factor by the target number of units, and then prorating such performance-adjusted amount of units as described below:

Part 1 - The corporate performance factor used to calculate the first part would be the higher of 100% and the actual payout percentage achieved prior to the date of the change in control, and the proration is based on the portion of the overall performance period (measured in quarters) that elapsed before the date of the change in control.

Part 2 - The corporate performance factor used to calculate the second part is 100%, and the proration is based on the remainder of the overall performance period not completed due to the change in control.

Dividend equivalents cease to accrue at the change in control date and receive the same performance adjustment as their related units.

In addition, for the Standard IPUs, the performance factors used to calculate the awards are subject to additional risk-based adjustments.

Outstanding Standard IPUs and ALM IPUs continue in effect in accordance with their terms as if the grantee had remained employed for the full performance period.

Acceleration upon death. Upon death, generally (i) stock options remain exercisable until the original option termination date, (ii) PRSUs vest and pay out at 100% (provided that if death occurs after the close of a performance year but before that year’s tranche has paid out, payout of that tranche is the same as if still an employee), and (iii) all outstanding Standard IPUs and ALM IPUs may be paid out up to a maximum based on actual corporate and risk performance through the calendar year of the NEO’s death and at 100% thereafter, subject to the negative discretion of the Personnel and Compensation Committee. Vested awards are paid out no later than December 31 of the year following the year of death.

Other material conditions. The retirement and disability awards summarized above are generally subject to forfeiture if it is determined that a grantee has engaged in certain competitive activities during employment or the one-year period following termination of employment, or if the grantee has engaged in other detrimental conduct. In addition, the award is subject to grantee’s agreement not to solicit certain customers or employees of PNC during employment and the one-year period following termination of employment, to at all times maintain the confidentiality of business and technical information, and to disclose and assign certain inventions.

Awards are generally subject to PNC’s clawback, adjustment, or similar policies and to any clawback or recoupment that may be required by applicable law or regulations.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    77

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

Existing plans and arrangements

As of December 31, 2017, our NEOs could participate in our qualified cash balance pension plan, ERISA excess pension plan, ISP, and DCIP. In addition, Mr. Demchak, Mr. Reilly, and Mr. Parsley participate in our SISP and DCP (although they may no longer make contributions to these plans). The NEOs earn these benefits for services provided to us while employed, and many of these plans are also available on a broader basis to other employees. For the most part, an NEO’s entitlement to these benefits does not depend on how employment terminates.

Mr. Demchak and Mr. Reilly also participate in our supplemental executive retirement plan, a company-paid executive long-term disability (LTD) program, and the Key Executive Equity Program (KEEP), a split-dollar life insurance program. Participants in the executive LTD program are generally eligible for additional LTD benefits of $10,000 per month until they are no longer disabled or have reached age 65. KEEP provides benefits in the event of a participating executive’s death while actively employed (equal to 1.5 times then-current annual base salary) or following an eligible retirement (retirement after reaching age 55 and five years of service with PNC, generally equal to annual base salary prior to retirement). Following a change in control, the life insurance policy would transfer to the participating executive. The supplemental executive retirement plan, executive LTD program, and KEEP were frozen to new participants as of December 31, 2007.

Certain NEOs are also eligible to receive two years of company-paid financial planning and tax preparation services upon retirement.

Estimated benefits upon termination

The following table shows the estimated incremental benefits payable to our NEOs as of December 31, 2017 as a result of termination of employment in a variety of situations. These estimated amounts have been calculated as if employment was terminated on December 31, 2017. For change in control benefits, we assumed a change in control of PNC and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason) on that date. To the extent relevant, the amounts assume a PNC stock price of $144.29, the closing price for our common stock on

December 29, 2017 (the last trading day of 2017). If we calculated these amounts using a different price, the amounts could be significantly different. The benefits below do not include the balances under our qualified cash balance pension plan, ERISA excess pension plan, supplemental executive retirement plan, SISP, ISP, DCIP, or DCP unless the NEO receives an enhanced benefit under the termination scenario. In addition, the value of vested but unexercised stock options as of December 31, 2017 are not included as they do not provide an incremental benefit.

William S. Demchak	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)	Disability	Death
Cash Severance	–	–	–	$9,593,476	–	–
Base Salary	–	–	–	$2,200,000	–	–
Bonus	–	–	–	$7,393,476	–	–
Enhanced Benefits	–	–	$19,950	$341,809	$1,160,000	$1,650,000
Defined Benefit Plans	–	–	–	$294,836	–	–
Defined Contribution Plans	–	–	–	$21,600	–	–
General Benefits & Perquisites	–	–	$19,950	$25,373	$1,160,000	$1,650,000
Value of Unvested Equity	–	–	$33,111,517	$31,698,612	$33,111,517	$31,698,717
PRSUs	–	–	$15,104,589	$13,691,789	$15,104,589	$13,691,789
Standard IPUs	–	–	$18,006,928	$18,006,823	$18,006,928	$18,006,928
TOTAL	$0	$0	$33,131,467	$41,633,897	$34,271,517	$33,348,717

78    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

Robert Q. Reilly	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)	Disability	Death
Cash Severance	–	–	–	$3,700,000	–	–
Base Salary	–	–	–	$1,000,000	–	–
Bonus	–	–	–	$2,700,000	–	–
Enhanced Benefits	–	–	–	$187,973	$1,440,000	$750,000
Defined Benefit Plans	–	–	–	$141,000	–	–
Defined Contribution Plans	–	–	–	$21,600	–	–
General Benefits & Perquisites	–	–	–	$25,373	$1,440,000	$750,000
Value of Unvested Equity	–	–	–	$8,126,695	$8,490,209	$8,127,232
PRSUs	–	–	–	$3,504,260	$3,867,237	$3,504,260
Standard IPUs	–	–	–	$4,622,435	$4,622,972	$4,622,972
TOTAL	$0	$0	$0	$12,014,668	$9,930,209	$8,877,232

Michael P. Lyons	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)	Disability	Death
Cash Severance	–	–	–	$5,400,000	–	–
Base Salary	–	–	–	$1,400,000	–	–
Bonus	–	–	–	$4,000,000	–	–
Enhanced Benefits	–	–	–	$98,889	–	–
Defined Benefit Plans	–	–	–	$50,250	–	–
Defined Contribution Plans	–	–	–	$21,600	–	–
General Benefits & Perquisites	–	–	–	$27,039	–	–
Value of Unvested Equity	–	–	–	$17,796,100	$18,625,990	$17,797,153
PRSUs	–	–	–	$7,784,703	$8,613,540	$7,784,703
Standard IPUs	–	–	–	$10,011,397	$10,012,450	$10,012,450
Reduction Amount(c)	–	–	–	$(402,597)	—	—
TOTAL	$0	$0	$0	$22,892,392	$18,625,990	$17,797,153

E William Parsley, III	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)	Disability	Death
Cash Severance	–	–	–	$6,000,000	–	–
Base Salary	–	–	–	$1,200,000	–	–
Bonus	–	–	–	$4,800,000	–	–
Enhanced Benefits	–	–	–	$228,401	–	–
Defined Benefit Plans	–	–	–	$180,000	–	–
Defined Contribution Plans	–	–	–	$21,600	–	–
General Benefits & Perquisites	–	–	–	$26,801	–	–
Value of Unvested Equity	–	–	–	$29,690,873	$30,071,525	$29,690,895
PRSUs	–	–	–	$3,926,353	$4,306,983	$3,926,353
Standard IPUs	–	–	–	$4,891,384	$4,891,406	$4,891,406
ALM IPUs	–	–	–	$20,873,136	$20,873,136	$20,873,136
TOTAL	$0	$0	$0	$35,919,274	$30,071,525	$29,690,895

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    79

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

Steven Van Wyk	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)	Disability	Death
Cash Severance	–	–	–	$3,250,000	–	–
Base Salary	–	–	–	$1,000,000	–	–
Bonus	–	–	–	$2,250,000	–	–
Enhanced Benefits	–	–	–	$79,064	–	–
Defined Benefit Plans	–	–	–	$38,250	–	–
Defined Contribution Plans	–	–	–	$21,600	–	–
General Benefits & Perquisites	–	–	–	$19,214	–	–
Value of Unvested Equity	–	–	–	$7,017,358	$7,338,975	$7,017,892
PRSUs	–	–	–	$3,054,587	$3,375,670	$3,054,587
Standard IPUs	–	–	–	$3,962,771	$3,963,305	$3,963,305
Reduction Amount(c)	–	–	–	$(255,794)	–	–
TOTAL	$0	$0	$0	$10,090,628	$7,338,975	$7,017,892
(a)	If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement.

(b)	The benefits and awards shown under "Value of Unvested Equity" that were granted in 2015, 2016, and 2017 are received upon a change in control and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason), which this table assumes takes place on December 31, 2017. Awards granted prior to 2015 are received upon the change in control itself and do not require qualifying termination of employment.

(c)	Amount reduced under the agreement to avoid imposition of excise tax under IRC 4999

80    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

CEO PAY RATIO

The Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations require us to include information about the ratio between the annual total compensation of our median employee and William S. Demchak, our Chairman, President, and Chief Executive Officer (CEO).

For 2017, our most recently completed fiscal year:

•	The annual total compensation of the employee we identified at the median of our company (excluding our CEO) was $69,190

•	The annual total compensation of our CEO for purposes of determining the pay ratio was $13,917,986

Based on this information, for 2017, the ratio of the annual total compensation of our CEO to the annual total compensation of the employee we identified as the median (excluding our CEO) was 201 to 1.

The methodology and the material assumptions and adjustments we used to identify the median employee and to determine the annual total compensation of the median employee are described below.

We selected December 31, 2017 as our determination date. As of that date, we had 52,935 total employees, approximately 110 of whom were located in foreign jurisdictions as follows: Canada (26), Germany (12), and UK (72). In accordance with SEC rules, we excluded all non-U.S. employees, who comprised less than 1% of our total employees, from our employee population. In December 2017, we acquired Trout Group LLC, consisting of approximately 37 employees. As permitted under SEC rules, we also excluded these employees from our employee population in 2017. As a result, our total employee population for pay ratio purposes was 52,788.

The compensation measure we used to identify the median employee was Box 5 of the Form W-2 issued by the IRS for federal tax purposes. Box 5 reports the amount of wages subject to the Medicare tax. We chose Form W-2 because our employee population consisted solely of U.S. employees, and this compensation measure applies to all U.S. employees, allowing for accessibility and broad comparability.

Once we identified the median employee based on this compensation measure, we evaluated the components of total compensation paid to that employee to determine whether the employee received representative total compensation based on the employee’s job and in light of the compensation we offer across our company. We determined that the median employee did receive a representative compensation package.

In calculating the annual total compensation of the median employee, we included the amount of PNC’s contribution to the employee’s health care premiums, which we believe is a significant component of the compensation package we offer to our employees, in addition to amounts computed in accordance with the rules for the Summary compensation table. Because we included this amount in the annual total compensation of the median employee, we also included it in calculating the CEO’s annual total compensation for pay ratio purposes, although SEC rules permit us to exclude this amount from the Summary compensation table because the benefit is available generally to all eligible employees. Therefore, the CEO’s annual total compensation for pay ratio purposes differs slightly from the amount reported for the CEO in the Summary compensation table.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    81

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security ownership of directors and executive officers

The table below sets forth information regarding ownership of our common stock by our directors and executive officers. We include beneficial ownership of common stock as of February 2, 2018, the record date for the annual meeting, for each director (including all nominees for director), each NEO, and all directors and executive officers as a group. Unless we otherwise note, each person listed in the table below exercises sole voting and investment power over the shares of common stock they beneficially own.

We determine the beneficial ownership of each director and executive officer pursuant to SEC regulations. This information does not necessarily indicate beneficial ownership for any other purpose.

Beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power, and also includes any shares of common stock the individual has the right to acquire within 60 days of February 2, 2018 through either the exercise of any option, warrant, or right or the vesting or payout of any restricted share units or other stock units payable in common stock. Although not considered beneficially owned under SEC rules, the table also shows the number of cash-payable common stock units credited to the accounts of our directors and executive officers under various benefit plans as of February 2, 2018. Each of our directors standing for election owns shares of our common stock.

Name	Common Stock Ownership		Options and Common Stock Units*	Total Number of Shares Beneficially Owned	Cash Payable Common Stock Unit Ownership**	Total Shares Beneficially Owned Plus Cash Payable Common Stock Units***
Non-Employee Directors:
Charles E. Bunch	2,781		1,209	3,990	19,817	23,807
Debra A. Cafaro	20		0	20	432	452
Marjorie Rodgers Cheshire	218		1,209	1,427	4,792	6,219
Andrew T. Feldstein	83,600	(1)(2)	1,209	84,809	11,071	95,880
Daniel R. Hesse	1,100		1,209	2,309	2,299	4,608
Kay Coles James	315		1,209	1,524	25,082	26,606
Richard B. Kelson	119		1,209	1,328	26,481	27,809
Linda R. Medler	10		0	10	0	10
Jane G. Pepper	2,840		1,209	4,049	30,273	34,322
Martin Pfinsgraff	350		0	350	0	350
Donald J. Shepard	8,967	(2)	1,209	10,176	39,466	49,642
Lorene K. Steffes	2,041	(3)	1,209	3,250	32,619	35,869
Dennis F. Strigl	10,714	(3)	1,209	11,923	32,837	44,760
Michael J. Ward	1,000		1,209	2,209	3,680	5,889
Gregory D. Wasson	2,070		1,209	3,279	4,651	7,930
NEOs:
William S. Demchak	492,959	(3)(4)	159,894	652,853	2,968	655,821
Robert Q. Reilly	94,726	(3)(4)	97,284	192,010	2,253	194,263
Michael P. Lyons	110,914		49,439	160,353	0	160,353
E William Parsley, III	86,237		21,147	107,384	0	107,384
Steven C. Van Wyk	15,165	(2)(3)	19,393	34,558	0	34,558
8 remaining executive officers	152,509	(2)(3)(4)	109,917	262,426	1,256	263,682
Directors and executive officers as a group (28 persons):	1,068,655		471,582	1,540,237	239,977	1,780,214

*	Includes options exercisable within 60 days of February 2, 2018 and common stock units that may vest or pay out within 60 days of February 2, 2018.

82    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

**	For non-employee directors, includes cash payable common stock units credited to their accounts pursuant to deferrals made under the Directors Deferred Compensation Plan and predecessor plans and cash payable common stock units granted under the Outside Directors Deferred Stock Unit Plan used for non-employee director equity-based grants prior to 2017. For executive officers, includes cash payable common stock units credited under our DCP and SISP. These units are not considered beneficially owned under SEC rules.

***	As of February 2, 2018, there were 472,227,579 shares of PNC common stock issued and outstanding. The number of shares of common stock beneficially owned by each individual is less than 1% of the outstanding shares of common stock; the total number of shares of common stock beneficially owned by the group is approximately 0.3% of the class. If stock options are exercisable or units payable in common stock vest or pay out within 60 days of February 2, 2018, those shares were added to the total number of shares issued and outstanding for purposes of determining these ownership percentages. As of February 2, 2018, the total number of shares of common stock beneficially owned and cash payable common stock units held by the group was approximately 0.4% of the class. No director or executive officer beneficially owns shares of PNC preferred stock.

(1)	Includes shares owned by spouse.

(2)	Includes shares held in a trust.

(3)	Includes shares held jointly with spouse.

(4)	Includes shares held in our incentive savings plan.

Security ownership of certain beneficial owners

The table below sets forth information regarding the entities that beneficially own more than five percent of our common stock, based on a review of Schedules 13D and 13G filed with the SEC as of February 12, 2018. The numbers included in the table below represent each entity’s holdings as of December 31, 2017, as disclosed in the applicable Schedule 13G filed with the SEC, and should be interpreted in light of the accompanying footnotes.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	28,181,864	(1)	5.9%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	32,883,208	(2)	6.9%
Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	34,454,472	(3)	7.2%
(1)	According to the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2018, BlackRock, Inc. and its subsidiaries have beneficial ownership of 28,181,864 shares of our common stock. BlackRock, Inc. reported (1) sole dispositive power with respect to 28,181,864 shares, (2) shared dispositive power with respect to 0 shares, (3) sole voting power with respect to 24,199,096 shares and (4) shared voting power with respect to 0 shares. BlackRock, Inc. is the beneficial owner of our common stock as a result of being a parent company or control person of the following subsidiaries, each of which holds less than 5% of the outstanding shares of our common stock: BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock (Singapore) Limited; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management North Asia Limited; BlackRock Asset Management Schweiz AG; BlackRock Capital Management, Inc.; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Fund Managers Ltd; BlackRock Institutional Trust Company, National Association; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Limited; BlackRock Investment Management, LLC; BlackRock Japan Co., Ltd.; and BlackRock Life Limited.

(2)	According to the Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 9, 2018, The Vanguard Group, Inc. has beneficial ownership of 32,883,208 shares of our common stock. The Vanguard Group, Inc. reported (1) sole dispositive power with respect to 32,123,937 shares, (2) shared dispositive power with respect to 759,271 shares, (3) sole voting power with respect to 671,562 shares and (4) shared voting power with respect to 104,457 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 520,514 shares or .10% of our outstanding common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 386,345 shares or .08% of our outstanding common stock as a result of its serving as investment manager of Australian investment offerings.

(3)	According to the Schedule 13G/A filed by Wellington Management Group LLP with the SEC on February 8, 2018, Wellington Management Group LLP has beneficial ownership of 34,454,472 shares of our common stock held of record by clients of one or more investment advisors directly or indirectly owned by Wellington Management Group LLP. Wellington Management Group LLP shares dispositive power with respect to 34,454,472 shares of our common stock and shares voting power with respect to 13,863,486 shares of our common stock.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    83

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2)

Under the Audit Committee’s charter, the Committee is responsible for the selection, appointment, compensation, retention, and oversight of our independent auditors. In connection with this responsibility, the Committee evaluates and monitors the auditors’ qualifications, performance, and independence, including a review and evaluation of the lead audit partner. The Committee approves all audit engagement fees and terms associated with the retention of the independent auditors.

The Audit Committee charter requires the Committee to consider, not less frequently than when the lead audit partner is rotated, whether PNC should adopt a policy of regular rotation of the independent audit firm. In addition to assuring the required rotation of the lead audit partner, the Committee oversees the selection of the new lead audit partner and the Chair of the Committee participates directly in the selection of the new lead audit partner.

The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as our independent auditors for 2018. PwC has been our independent auditors since 2007. The Committee carefully considered the selection of PwC as our independent auditors, including whether there should be a rotation of the independent audit firm. On February 15, 2018, the Committee presented its conclusions regarding the selection and appointment of PwC as our independent auditors to the Board, including a determination that the selection of PwC as our independent auditors is in the best interests of PNC. Following this presentation, the Board voted unanimously to recommend that shareholders vote to ratify the Committee’s selection of PwC as our independent registered public accounting firm for 2018. The Committee and the Board believe that the continued retention of PwC as our independent auditors is in the best interest of PNC.

The Audit Committee and the Board have adopted a policy that if the ratification of the independent auditors does not receive a majority of the votes cast at the annual meeting, the Committee will reconsider its selection of independent auditors. However, the Committee will be under no obligation to select new independent auditors. If the Committee does select new independent auditors for 2018, we will not seek shareholder ratification of the new selection.

We expect representatives of PwC to be available at the annual meeting. They will have an opportunity to make a statement and respond to appropriate questions.

You can learn more about the Audit Committee’s responsibilities with respect to the independent auditors in the Committee’s charter, which is posted in the corporate governance section of our corporate website at www.pnc.com/corporategovernance.

Audit, audit-related and permitted non-audit fees

In considering the nature of the services provided by our independent auditors, the Audit Committee determined that the services are compatible with the provision of independent audit services. The Committee discussed these services with the independent auditors and our management to determine that they are permitted under the SEC rules and regulations concerning auditor independence.

The following table summarizes the total fees for professional services rendered by PwC to PNC for 2017 and 2016:

Category	2017 (in millions)	2016 (in millions)
Audit fees	$20.0	$19.8
Audit-related fees*	$2.1	$2.1
Tax fees	$0.1	$0.2
All other fees	$–	$0.2
TOTAL FEES BILLED	$22.2	$22.3
*	Excludes fees of $1.6 million in 2017 and $1.8 million in 2016 for financial due diligence services related to potential private equity investments. In those instances, the fees were paid by the company issuing the equity.

84    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2)

Audit fees. These fees consisted primarily of the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements included in Form 10-Q filings, comfort letter procedures, other services related to SEC matters, and required attestation services.

Audit-related fees. These fees consisted primarily of SSAE 16 and compliance and internal control reviews.

Tax fees. These fees were attributable to federal and state tax compliance services and tax planning services.

All other fees. These fees primarily consisted of fees for subscription-based services.

Procedures for pre-approving audit services, audit-related services and permitted non-audit services

The Audit Committee is responsible for pre-approving audit services, audit-related services and permitted non-audit services (such as tax) to be provided to us by our independent auditors. The Committee is given this responsibility to confirm that providing services will not impair our auditors’ independence. The Committee performs this function for us and our subsidiaries.

The Audit Committee’s responsibility also includes pre-approval of the fees for such services (although SEC regulations do not require the pre-approval of fees) and the other terms of the engagement. The Committee may either pre-approve specific fees or a methodology for determining fees. Any proposed increase in fees that exceeds the pre-approved amounts requires the Committee’s approval.

Pre-approval may be general (categories of services) or specific (individual services). If the Audit Committee pre-approves a general category of services, it will review the scope of services related to such general pre-approval at least annually. The Committee is responsible for approving any fee or other compensation arrangements for services covered by a pre-approval of a general category of services.

The full Audit Committee may exercise pre-approval authority, or the Chair of the Committee may exercise the authority as required between meetings. The Committee may also delegate this authority, in whole or in part, to one or more Committee members. Any person exercising delegated authority reports on the pre-approvals at the next scheduled meeting of the Committee, which will be reflected in the meeting minutes. The Committee may not delegate its pre-approval authority to any other person, including any member of management or other PNC employee or agent.

The written request for pre-approval includes, at a minimum, a description of the nature of the engagement, the proposed fee for the services, and a statement by the independent auditor that the provision of the services is consistent with SEC and other applicable rules on auditor independence. All requests for pre-approval of services are reviewed by management to ensure the services are permitted under SEC regulations and the Audit Committee charter and include a recommendation of the proposal by the Chief Financial Officer or the Controller and the General Auditor. In reviewing a pre-approval request, the Committee or the Chair of the Committee may request that members of management provide their views on auditor independence questions.

The Controller or a designee of the Controller reports to the Audit Committee at least quarterly as to the status of services that have been pre-approved and the related fees.

The Committee may amend these procedures from time to time.

All audit services, audit-related services and permitted non-audit services and related fees disclosed above were pre-approved by the Audit Committee.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s job is one of oversight, as set forth in its charter. It is not the duty of the Audit Committee to prepare PNC’s consolidated financial statements, to plan or conduct audits, or to determine that PNC’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. PNC’s management is responsible for preparing PNC’s consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. PNC’s management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent auditors are responsible for the audit of PNC’s consolidated financial statements and the audit of the effectiveness of PNC’s internal control over financial reporting.

The Audit Committee has reviewed and discussed PNC’s audited consolidated financial statements with management and with PricewaterhouseCoopers LLP (PwC), PNC’s independent registered public accounting firm for 2017. The Audit Committee has selected PwC as PNC’s independent auditors for 2018, subject to shareholder ratification. A portion of the Audit Committee’s review and discussion of PNC’s audited consolidated financial statements with PwC occurred in private sessions, without PNC management present.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed PwC’s independence with representatives of PwC.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in PNC’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors of The PNC Financial Services Group, Inc.

Richard B. Kelson, Chair

Debra A. Cafaro

Marjorie Rodgers Cheshire

Martin Pfinsgraff

Donald J. Shepard

Gregory D. Wasson

In accordance with SEC regulations, the Report of the Audit Committee is not incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933. The report is not deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2018.

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“SAY-ON-PAY”: ADVISORY VOTE

ON EXECUTIVE COMPENSATION (ITEM 3)

What is the purpose of this item?

We describe this item as an advisory vote on executive compensation, but it is more commonly known as “say-on-pay.” We provide this vote under the federal securities laws (Section 14A of the Securities Exchange Act of 1934) and in recognition of our shareholders’ vote in 2017 recommending that we hold an advisory vote on executive compensation each year. After our shareholders voted in 2017, the Board affirmed that recommendation and elected to hold future “say-on-pay” advisory votes on an annual basis, until the next shareholder vote on “say-on-pay” frequency. We expect to conduct the next shareholder vote on “say-on-pay” frequency at our 2023 annual meeting of shareholders.

With this item, shareholders may submit an advisory vote on the compensation of our CEO and the other four executive officers named in the Summary compensation table on page 60. The Summary compensation table provides an annual snapshot of the compensation paid or granted to our NEOs.

What does it mean to have a “say-on-pay” advisory vote?

As an advisory vote, the outcome will not bind PNC or the Board. We will disclose how many shareholders voted “For” or “Against” the resolution, and how many shareholders abstained from voting.

We believe in soliciting input from our shareholders throughout the year on a variety of issues, and this advisory vote fits within our broader shareholder engagement efforts. We have averaged nearly 93% support in say-on-pay votes over the past five years.

While this vote is non-binding, the Board values the opinions of shareholders and will carefully consider the results when making future compensation decisions. In considering an overall executive compensation program, “say-on-pay” cannot convey a shareholder’s view on a discrete element of our compensation program or a specific decision made by the Personnel and Compensation Committee. Each year, the Committee receives reports on the outcome of the “say-on-pay” vote, how our “say-on-pay” vote compared to our peer group and other large public companies, and whether any changes to the compensation program were being recommended for the Committee’s consideration in light of the results. The Committee expects to undertake a similar evaluation this year.

Where can I find more information on executive compensation?

We describe our executive compensation program and the compensation awarded under that program in the CD&A, the compensation tables, and the related disclosure contained in this proxy statement. See pages 39 to 81 for additional information.

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”SAY-ON-PAY”: ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 3)

What are some of the performance and compensation program highlights for 2017?

Please review the CD&A, which begins on page 39, as well as the accompanying compensation tables and related disclosure beginning on page 60. Performance and compensation program highlights for 2017, which are also included in the CD&A, should be read in conjunction with the full CD&A, the compensation tables and the related disclosure contained in this proxy statement.

The Board of Directors recommends a vote FOR the following advisory resolution:

“RESOLVED, that the holders of the common stock and the voting preferred stock of The PNC Financial Services Group, Inc. (PNC), voting together as a single class, approve the compensation of PNC’s named executive officers as described in the Compensation Discussion and Analysis, compensation tables and related disclosure contained in PNC’s proxy statement for the 2018 Annual Meeting of Shareholders.”

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GENERAL INFORMATION

We will hold our annual meeting of shareholders on Tuesday, April 24, 2018.

This proxy statement includes information about PNC, describes the proposals to be considered at the meeting, and explains the voting process. We encourage you to read it carefully.

This section of the proxy statement reviews important topics such as how to attend the meeting, how to access our proxy materials, how to vote, and how a proposal gets approved.

Although our By-laws provide that we may hold a virtual-only annual meeting of shareholders, we currently have no intention to conduct our annual meeting of shareholders in that format.

In this section, we sometimes discuss differences between “registered” and “street name” shareholders. We refer to those who own PNC shares in their own name as “registered” holders or “shareholders of record.” We refer to those who own PNC shares through an account at an intermediary—such as a brokerage firm or bank—as holding shares in “street name” or as “beneficial owners.” For purposes of reviewing the proxy materials and voting your shares, this distinction is important.

Attending the annual meeting

The annual meeting will be held on Tuesday, April 24, 2018 in the James E. Rohr Auditorium in The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, Pennsylvania 15222. The meeting will begin at 11:00 a.m., Eastern Time. Directions to the meeting are available at www.pnc.com/annualmeeting.

General requirements

You must be a PNC shareholder on the record date of February 2, 2018, or hold a valid legal proxy, to attend the annual meeting in person. Each shareholder may bring one guest.

All shareholders, guests of shareholders, and persons holding legal proxies must present a valid form of photo identification, such as a driver’s license, to be admitted to the annual meeting.

Additional requirements

In addition to presenting a valid form of photo identification, please follow these instructions to be admitted to the meeting:

Registered shareholder. Present one of the following: (i) proxy card admission ticket, (ii) Notice of Internet Availability of Proxy Materials, or (iii) admission ticket that you printed if you voted electronically.

Street name shareholder. Present one of the following: (i) brokerage statement or letter from your broker or bank demonstrating PNC share ownership as of the record date of February 2, 2018, (ii) voting instruction form or copy, (iii) Notice of Internet Availability of Proxy Materials, or (iv) written legal proxy issued by your broker or bank.

Proxy for registered shareholder. Present a written legal proxy to you signed by the registered shareholder and one of the following: (i) proxy card admission ticket, (ii) Notice of Internet Availability of Proxy Materials, or (iii) printed admission ticket if the registered shareholder voted electronically.

Proxy for street name shareholder. Present a written legal proxy from a broker or bank to the street name holder, in assignable form, a written legal proxy from the street name holder to you, and one of the following: (i) brokerage statement or letter from the street name holder’s broker or bank demonstrating PNC share ownership as of the record date of February 2, 2018, (ii) voting instruction form or copy, or (iii) Notice of Internet Availability of Proxy Materials.

A shareholder representative (for example, a person representing an entity that is a shareholder) must present satisfactory documentation evidencing his or her authority with respect to the shares in addition to complying with the general and additional requirements discussed above.

We will decide in our sole discretion whether the documentation presented for admission meets the above requirements.

Anyone who attends the annual meeting agrees to abide by the regulations for conduct at the meeting. These regulations for conduct are included in Annex B to this proxy statement and will also be printed on the meeting agenda and distributed and reviewed at the meeting.

No cameras, mobile phones, laptops, tablets, or recording equipment are permitted in the meeting room. In addition, large bags, backpacks, briefcases, and similar items are not permitted in the meeting room.

If you cannot attend the annual meeting in person, you can listen to the meeting by using the webcast or conference call options described on the Notice of Annual Meeting of Shareholders on page 10. However, those using the webcast or conference call options will not be able to vote or ask questions. Please visit the website www.pnc.com/annualmeeting or www.pnc.com/investorevents ahead of time to register and download any necessary software and to view or print related materials.

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GENERAL INFORMATION

Reviewing proxy materials

Mailing date. We provided access to our proxy materials beginning on Tuesday, March 13, 2018. On that day, we began mailing paper copies of the proxy statement and proxy card and our 2017 Annual Report to registered shareholders, began mailing the Notice of Internet Availability of Proxy Materials, and began delivering proxy materials electronically to registered shareholders who previously consented to electronic delivery. Please note that our 2017 Annual Report is not considered part of our proxy solicitation materials.

Accessing proxy materials. The SEC allows us to deliver proxy materials to shareholders over the Internet. We believe this offers a convenient way for shareholders to review our information. It also reduces printing expenses and lessens the environmental impact of paper copies.

Shareholders may access our proxy materials electronically. Upon request, we will continue to provide email or paper copies of proxy materials to shareholders for the current annual meeting or for future meetings.

If you hold PNC shares in street name, we generally cannot mail our materials to you directly. Your broker or bank must provide you with the Notice of Internet Availability of Proxy Materials or the proxy statement and a voting instruction form, and must also explain the voting process to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2018: This Notice of Annual Meeting and Proxy Statement and the 2017 Annual Report are available at:

www.envisionreports.com/PNC

Have you received more than one set of proxy materials? If two or more PNC shareholders live in your household, or you maintain more than one shareholder account on the books of our transfer agent, you may have received more than one set of our proxy materials.

In order to reduce duplicate packages and lower expenses, we rely on SEC rules that allow delivery of one set of proxy materials to multiple shareholders sharing the same address and the same last name, if this type of delivery has been consented to as provided by these rules. This is referred to as “householding” of the proxy materials. Even if you consent to householding, we will always deliver a separate proxy card or Notice of Internet Availability of Proxy Materials for each account. Householding will not affect your right or ability to vote.

If you would like to opt out of or into householding in the future, or would like to receive a separate copy of the proxy materials, please write or call Computershare Trust Company, N.A., our transfer agent, at the address or phone number below:

Computershare Trust Company, N.A.

P.O. Box 43078

Providence, RI 02940-3078

800-982-7652

You may also receive more than one set of our proxy materials if you have more than one brokerage account. Our householding process does not include accounts that you maintain at a brokerage firm or bank. Some brokerage firms and banks offer householding—please contact your broker or bank directly if you are interested.

Voting your shares

We want our shareholders, as the owners of PNC, to consider the important matters before them and exercise their right to vote. The Board is asking for, or soliciting, a proxy from our shareholders. This section describes the different aspects of the voting process and how proxy voting works.

Who can vote? You are entitled to vote if you were a PNC shareholder as of the record date of February 2, 2018.

What is a proxy? If you are unable to attend and vote at the annual meeting in person, you can tell us exactly how you want to vote your shares and then allow an officer to vote on your behalf. This is referred to as giving us a “proxy.” By instructing a proxy to carry out your wishes, you can ensure that your vote is counted.

Soliciting your proxy. The Board is soliciting your proxy to make sure that your vote is properly submitted and received on time, and to improve the efficiency of the annual meeting. We may solicit proxies using several methods, including by mail, personal interviews, telephone, or fax. We may also use the Internet to solicit proxies.

PNC officers or employees may solicit proxies, but will not receive any special compensation for doing so. We will ask brokerage houses, banks, and other custodians of PNC stock to forward proxy materials to their clients who hold PNC stock, and we will pay for the expenses they incur to do so. In addition, we have retained Morrow Sodali, 470 West Ave., Stamford, CT 06902, a proxy soliciting firm, to assist us with the solicitation of proxies for the

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GENERAL INFORMATION

annual meeting for a fee of $15,000, plus reimbursement of reasonable out-of-pocket expenses.

Revoking your proxy. What if you change your mind after you give us your proxy to vote? You can amend your voting decisions in several ways. We refer to this as “revoking” your proxy.

To revoke your current proxy and replace it with a new proxy, we must receive the newly executed proxy before the applicable deadline. If you revoke by mail, we must receive the new proxy card before the annual meeting begins. Please make sure you have provided enough time for the new proxy card to reach us. If you revoke using the telephone or Internet voting options, we must receive your revocation by 1:00 a.m., Eastern Time on April 24, 2018.

After the above deadlines have passed, you can only revoke your proxy in person at the annual meeting. If you listen to the annual meeting using the webcast or conference call options, you will be unable to revoke your proxy during the meeting. Once the polls close at the annual meeting, the right to revoke your proxy ends. If you have not properly revoked your proxy by that time, we will vote your shares in accordance with your most recent valid proxy.

If you hold PNC shares in street name, follow the instructions provided by your broker or bank to revoke your voting instructions or otherwise change your vote.

How to vote. If your shares are registered in your name, you may vote in person by submitting a ballot at the annual meeting. We will distribute ballots at the meeting. To make it convenient and simple for you, we also offer a number of other ways to vote your shares. Voting instructions are included in the Notice of Internet Availability of Proxy Materials and the proxy card.

For registered holders, we offer the following methods to vote your shares and give us your proxy:

Internet	Go to www.envisionreports.com/PNC and follow the instructions. This voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately.
Telephone	Follow the instructions on the proxy card.
Mail	Complete, sign and date the proxy card and return it in the envelope provided if you were mailed paper copies of the proxy materials. The envelope requires no postage if mailed in the United States.

If you hold PNC shares in street name, you will receive information on how to give voting instructions to your broker or bank. Note that if you hold PNC shares in street name and plan to vote at the annual meeting, you must present a written legal proxy from your broker or bank authorizing you to vote the shares it holds for you in its name.

PNC is incorporated under the laws of Pennsylvania. Pennsylvania law allows proxies to be submitted by electronic transmission, including by telephone or over the Internet, and permits a shareholder of record, such as a brokerage firm or bank, to communicate a vote by telephone or Internet on behalf of a beneficial owner.

Brokers voting your shares. If you hold PNC shares in street name, you must give instructions to your broker or bank regarding how you would like your shares to be voted. If you do not provide any instructions, your broker has discretionary authority to vote your shares only with respect to proposals that are “routine” items. NYSE rules define which items are “routine” or “non-routine.” We discuss whether the proposals to be acted upon at the annual meeting are “routine” or “non-routine” items below under How a proposal gets approved—Vote required for approval.

If a proposal is considered a non-routine item under NYSE rules and you do not provide voting instructions to your broker or bank, no vote will be cast on your behalf with respect to that proposal.

This is referred to as a “broker non-vote” and it will not be counted as a vote cast on the proposal. In some cases, street name holders may need to take additional precautions to ensure that their shares are voted.

Our voting recommendations. If your shares are registered in your name and you sign, date, and return your proxy card but do not provide voting instructions, or you use Internet or telephone voting and do not provide voting instructions for each proposal, your shares will be voted as follows:

•	FOR each of the Board’s 12 nominees for director

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018

•	FOR the advisory resolution on executive compensation

Confidential voting. The Board has adopted a “confidential voting” policy. With the exceptions described below, this policy states that all proxies, ballots, voting instructions from employee benefit plan participants, and voting tabulations that identify the vote of a particular shareholder or benefit plan participant be kept permanently confidential and not be disclosed. We keep votes confidential and do not disclose them to our directors, officers, or employees, except:

•	As necessary to meet legal requirements or to pursue or defend legal actions;

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GENERAL INFORMATION

•	To allow the Judge of Election to certify the voting results;

•	When expressly requested by a shareholder or benefit plan participant; or

•	If there is a contested proxy solicitation.

Computershare Trust Company, N.A., our independent vote tabulator and Judge of Election for the annual meeting, confirmed that its procedures will be consistent with this policy.

How a proposal gets approved

Quorum. Under Pennsylvania law, we must have a quorum before we can consider proposals at an annual meeting. A “quorum” refers to the minimum number of shares that must be present at the meeting. To have a quorum for the annual meeting, we need the presence of PNC shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast.

In determining if a quorum exists, we count the number of shares represented by shareholders in person at the annual meeting and the number of shares represented by proxies. If you return a proxy, whether you vote for or against a proposal, abstain from voting, or only sign and date your proxy card, your shares will be counted toward the quorum.

Issued and outstanding shares. On February 2, 2018, the record date for the annual meeting, we had approximately 470 million shares of common stock outstanding, as well as additional shares of preferred stock. The table below shows the number of issued and outstanding shares of our common and preferred stock entitled to vote on the record date. We have additional issued and outstanding series of preferred stock that are not entitled to vote at the meeting. The table also shows the number of votes for each share for the matters brought before this meeting. The number of votes shown for each share of voting preferred stock equals the number of full shares of PNC common stock that can be acquired upon the conversion of a share of preferred stock. At the meeting, holders of common and preferred stock entitled to vote will vote together as a single class. There is no cumulative voting.

Class	Issued and Outstanding Shares Entitled to Vote	Votes Per Share	Effective Voting Power
Common	472,214,964	1	472,214,964
Preferred—Series B	615	8	4,920

Vote required for approval. Different proposals may have different voting requirements for approval. This section provides information regarding the vote required for approval of each proposal presented in the proxy statement and additional details regarding the mechanics of proposal approval.

Under Pennsylvania law, if you abstain from voting or fail to vote, your shares will not be counted as votes cast on the proposal. To abstain, you must check the “Abstain” box on your proxy card, or select the appropriate option when voting by Internet or telephone. A broker non-vote is treated as a failure to vote. Therefore, if you do not provide instructions to your broker or bank regarding how to vote on a proposal that is a non-routine item, your shares will not be counted as votes cast on that proposal. If you are a shareholder of record and you sign, date, and return your proxy card but do not provide voting instructions, or you submit your proxy by Internet or telephone and do not provide voting instructions, we will vote your shares represented by that proxy as recommended by the Board and those shares will be counted as votes cast.

Election of directors (Item 1). Under Pennsylvania law, unless a company’s articles of incorporation or by-laws provide otherwise, directors are elected by a plurality of the votes cast. Our By-laws include an eligibility requirement for director nominees in uncontested elections, whereby an incumbent director will offer to resign from the Board if he or she does not receive a majority of the votes cast. To receive a majority of the votes cast, the shares voted “for” a director’s election must exceed 50% of the total number of shares voted with respect to that director’s election. Our By-laws and corporate governance guidelines describe this majority voting requirement and the related procedure in the event that a director must tender his or her resignation to the Board. This is considered a non-routine item, so there may be broker non-votes with respect to this proposal. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.

Ratification of independent registered public accounting firm (Item 2). A majority of the votes cast will be required to approve the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018. This is considered a routine item, so brokers will have the discretion to vote uninstructed shares on behalf of beneficial owners with respect to this proposal. Therefore, broker non-votes are not expected to exist for this proposal, although a broker may otherwise fail to submit a vote. Failures by brokers

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GENERAL INFORMATION

to vote and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.

“Say-on-pay”: Advisory vote on executive compensation (Item 3). A majority of the votes cast will be required to approve this item, an advisory vote on the compensation of our named executive officers. Because your vote is advisory, it will not be binding on the Board or PNC. This is considered a non-routine item, so there may be broker non-votes with respect to this proposal. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.

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SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

SEC Rule 14a-8. If you are a shareholder who would like us to include your proposal in the notice of our 2019 annual meeting of shareholders and related proxy materials, you must comply with SEC Rule 14a-8, including with respect to submission of your proposal by the applicable deadline. Our Corporate Secretary must receive your proposal in writing at our principal executive offices no later than November 13, 2018. If your proposal is not received by the deadline or you do not otherwise comply with Rule 14a-8, we will not consider your proposal for inclusion in next year’s proxy materials.

Advance notice procedures. Under our By-laws, shareholders may nominate an individual for election to the Board or propose other business to be brought directly at an annual meeting of shareholders by giving advance notice to PNC. To be eligible to do so, a shareholder must be a shareholder of record as of the date the notice is delivered to PNC and at the time of the annual meeting, must be entitled to vote at the annual meeting, and must comply with the notice and other applicable procedures set forth in our By-laws.

A shareholder’s notice of a nomination or other business must be in writing and contain the information specified in our By-laws, and must be delivered on a timely basis. To be timely, a shareholder’s written notice related to our 2019 annual meeting of shareholders must be delivered to the Corporate Secretary at our principal executive offices not earlier than December 25, 2018 (the 120th day prior to the first anniversary of this year’s annual meeting) and not later than January 24, 2019 (the 90th day prior to the first anniversary of this year’s annual meeting).

These advance notice procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy materials pursuant to SEC Rule 14a-8 referred to above, and from the procedures you must follow to submit a director nominee for consideration by the Nominating and Governance Committee for recommendation to the Board for election as described under Corporate Governance—Board committees—Nominating and Governance Committee—How we identify new directors on page 24.

Proxy access procedures. Our By-laws permit a shareholder, or a group of up to 20 shareholders, who has continuously owned at least 3% of the outstanding shares entitled to vote in the election of directors for at least three years to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two directors or 20% of the number of directors serving on the Board on the last day on which notice of a nomination may be delivered (known generally as “proxy access”).

The proxy access notice must be in writing and contain the information specified in our By-laws for a proxy access nomination, and must be delivered on a timely basis. To be timely, a proxy access notice regarding a nomination for our 2019 annual meeting of shareholders must be delivered to the Corporate Secretary at our principal executive offices not earlier than October 14, 2018 (the 150th day prior to the first anniversary of the filing date of the definitive proxy statement for this year’s annual meeting) and not later than November 13, 2018 (the 120th day prior to the first anniversary of the filing date of the definitive proxy statement for this year’s annual meeting).

These proxy access procedures are separate from the advance notice procedures referred to above, from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy materials pursuant to SEC Rule 14a-8 referred to above, and from the procedures you must follow to submit a director nominee for consideration by the Nominating and Governance Committee for recommendation to the Board for election as described under Corporate Governance—Board committees—Nominating and Governance Committee—How we identify new directors on page 24.

General. The proxies we appoint for the 2019 annual meeting of shareholders may exercise their discretionary authority to vote on any shareholder proposal timely received and presented at the meeting. Our proxy statement for the 2019 annual meeting must advise shareholders of any such proposal and how our proxies intend to vote. A shareholder may mail a separate proxy statement to our shareholders and satisfy certain other requirements to remove discretionary voting authority from our proxies.

The Chairperson or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business proposed to be brought before the annual meeting was made or proposed in accordance with our By-laws, and to declare that a defective proposal or nomination be disregarded.

Please direct any notices or questions about the requirements discussed in this section to our Corporate Secretary at the address provided on page 17.

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OTHER MATTERS

The Board does not know of any other business to be presented at the annual meeting. If any other business should properly come before the meeting, or if there is any meeting adjournment, proxies will be voted in accordance with the best judgment of the persons named in the proxies.

March 13, 2018	By Order of the Board of Directors,

Christi Davis
Corporate Secretary

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ANNEX A (NON-GAAP TO GAAP RECONCILIATIONS)

We provide information below to reconcile to GAAP those financial metrics used by the Personnel and Compensation Committee that are either non-GAAP financial metrics or reflect adjustments approved by the Personnel and Compensation Committee (as described in footnote (1) to the table on page 44). Financial metrics disclosed in the table on page 44 that are not discussed below are GAAP metrics that were not affected by the Personnel and Compensation Committee approved adjustments in 2016 and/or 2017.

Net Interest Income

Dollars in millions	Year ended December 31, 2017
Net interest income	$9,108
Personnel and Compensation Committee approved adjustments (a)	26
Net interest income, as adjusted (Non-GAAP)	$9,134
(a)	Adjustment as a result of the Tax Cuts and Jobs Act

Diluted Earnings per Common Share

Year ended December 31, 2017
Diluted earnings per common share	$10.36
Personnel and Compensation Committee approved adjustments (a)	(2.32)
Diluted earnings per common share, as adjusted (Non-GAAP)	$8.04
(a)	As a result of the Tax Cuts and Jobs Act, reflects adjustments in the amount of $26 million to net interest income, or $0.05 per common share, and $(1,155) million to income tax, or $(2.37) per common share.

Return on Common Equity without Goodwill

	Year ended December 31,
Dollars in millions	2017	2016
Net income attributable to common shareholders	$5,076	$3,688
Personnel and Compensation Committee approved adjustments (a)	(1,129)	–
Net income attributable to common shareholders, as adjusted (Non-GAAP)	$3,947	$3,688
Average common shareholders’ equity	$41,985	$41,694
Average goodwill	9,146	9,103
Average common shareholders’ equity less average goodwill (Non-GAAP)	$32,839	$32,591
Return on common equity (b)	12.09%	8.85%
Return on common equity without goodwill (Non-GAAP) (c)	12.02%	11.32%
(a)	As a result of the Tax Cuts and Jobs Act, reflects adjustments in the amount of $26 million to net interest income and $(1,155) million to income tax

(b)	This metric was calculated by dividing net income attributable to common shareholders by average common shareholders’ equity.

(c)	This metric was calculated by dividing adjusted net income attributable to common shareholders by average common shareholders’ equity less average goodwill.

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ANNEX A (NON-GAAP TO GAAP RECONCILIATIONS)

Return on Assets

Dollars in millions	Year ended December 31, 2017
Net income	$5,388
Personnel and Compensation Committee approved adjustments (a)	(1,129)
Net Income, as adjusted (Non-GAAP)	$4,259
Average Assets	$371,769
Return on Assets (b)	1.45%
Return on Assets, as adjusted (Non-GAAP) (c)	1.15%
(a)	As a result of the Tax Cuts and Jobs Act, reflects adjustments in the amount of $26 million to net interest income and $(1,155) million to income tax

(b)	This metric was calculated by dividing net income by average assets.

(c)	This metric was calculated by dividing adjusted net income by average assets.

Efficiency Ratio

Dollars in millions	Year ended December 31, 2017
Revenue	$16,329
Personnel and Compensation Committee approved adjustments (a)	26
Revenue, as adjusted (Non-GAAP)	$16,355
Noninterest Expense	$10,398
Efficiency Ratio (b)	63.68%
Efficiency Ratio, as adjusted (Non-GAAP)(c)	63.58%
(a)	As a result of the Tax Cuts and Jobs Act, reflects adjustment in the amount of $26 million to net interest income

(b)	This metric was calculated by dividing noninterest expense by revenue.

(c)	This metric was calculated by dividing noninterest expense by adjusted revenue.

Tangible Book Value per Common Share

	Year ended December 31,
Dollars in millions, except per share data	2017	2016
Book value per common share	$91.94	$85.94
Tangible book value per common share
Common shareholders’ equity	$43,530	$41,723
Goodwill and Other Intangible Assets	(9,498)	(9,376)
Deferred tax liabilities on Goodwill and Other Intangible Assets	191	304
Tangible common shareholders’ equity	$34,223	$32,651
Period-end common shares outstanding (in millions)	473	485
Tangible book value per common share (Non-GAAP)	$72.28	$67.26

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    97

ANNEX A (NON-GAAP TO GAAP RECONCILIATIONS)

Return on Economic Capital vs. Cost of Capital

	Year ended December 31,
Dollars in millions	2017	2016
Net income	$5,388	$3,985
Personnel and Compensation Committee approved adjustments (a)	(947)	(21)
Net income, as adjusted	$4,441	$3,964
Average economic capital	$32,576	$30,328
Plan-specified cost of capital hurdle	7.97%	7.43%
Return on economic capital less cost of capital hurdle (b)	8.57%	5.71%
Return on economic capital less cost of capital hurdle, as adjusted (c)	5.66%	5.64%
(a)	As a result of the Tax Cuts and Jobs Act, reflects adjustments in the amount of $26 million to net interest income and $(1,155) million to income tax. In addition, reflects an after-tax adjustment in the amount of $182 million for net Visa activity.

(b)	This metric was calculated by dividing net income by economic capital, expressing the quotient as a percentage, and then subtracting the committee-specified cost of capital hurdle.

(c)	This metric was calculated by dividing adjusted net income by economic capital, expressing the quotient as a percentage, and then subtracting the committee-specified cost of capital hurdle.

Fee Income

	Year ended December 31
Dollars in millions	2017	2016	% Change
Noninterest income
Asset management	$1,942	$1,521
Consumer services	1,415	1,388
Corporate services	1,621	1,504
Residential mortgage	350	567
Service charges on deposits	695	667
Total fee income	6,023	5,647	7%
Other	1,198	1,124
Total noninterest income	$7,221	$6,771	7%

98    THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement

ANNEX B (REGULATIONS FOR CONDUCT AT ANNUAL MEETING)

In the interest of a fair and orderly meeting, and to accommodate as many shareholders as possible who may wish to speak, we have established the following rules:

1.	Calling the Meeting to Order

Our CEO will preside as the Chairman of the meeting. The Chairman will call the meeting to order promptly at 11:00 a.m. The Chairman will conduct the meeting in accordance with the meeting agenda and these Regulations for Conduct. The Chairman retains sole authority to make any and all determinations with respect to the conduct of the meeting.

2.	How to Vote

If your shares are registered in your name, you may vote in person by submitting a ballot at the meeting. If you hold PNC shares in street name, you may present a written legal proxy from your broker or bank authorizing you to vote the shares it holds for you in its name. The Chairman will announce the opening and closing of the polls. No proxies or ballots will be accepted after the polls have closed. PNC representatives will be on hand to distribute ballots or to accept proxies. If you have already submitted your proxy, your shares will be voted in accordance with the instructions you provided. Unless you want to change your vote, or have not submitted a proxy, you do not need a ballot.

3.	Questions and Comments

You will have an opportunity to ask questions or make comments about each agenda item as it is addressed. Your questions or comments must pertain to the agenda item. We have scheduled a general question and answer session at the conclusion of the meeting to discuss matters not on the Agenda, but appropriate for discussion.

4.	Procedures for Speaking

Only shareholders or their proxies may be heard during the meeting. To ask a question or make a comment, please raise your hand and wait to be recognized by the Chairman. All questions or comments must be addressed to the Chairman, once a microphone has been passed to you. Please give your name and state whether you are a shareholder or a proxy for a shareholder. Speaking out of turn or interfering when another speaker has the floor is prohibited. After a shareholder has spoken, the Chairman may respond personally or designate another person to respond.

5.	Speaker Rotation and Time Limits

The Chairman may limit questions to one at a time. Shareholders who wish to speak will be recognized on a rotating basis. Please keep your comments brief in order to give other shareholders the opportunity to speak. You may speak for up to two minutes on a particular matter and no one person may speak for more than six minutes.

6.	Other Limitations

The Chairman may refuse to permit a nomination or proposal to be made by a shareholder who has not complied with applicable laws or rules, or the procedures set forth in PNC’s By-laws. The Chairman may end discussion if it appears that the matter has been adequately addressed, or is not appropriate, or for other reasons. Personal matters are not appropriate for discussion. Representatives of PNC will be available following the meeting to address individual shareholder concerns. Rudeness, personal attacks, comments in bad taste, and the injection of irrelevant controversy are not permitted at any time.

7.	Mobile Devices, Recording Devices, and Briefcases

No cameras, mobile phones, laptops, tablets, or recording equipment are permitted in the meeting room. In addition, large bags, backpacks, briefcases, and similar items are not permitted in the meeting room. A staffed coat check for personal belongings is available.

8.	Safety and Security

•	Disturbing this meeting is a misdemeanor punishable by imprisonment and fines. 18 Pa. Cons. Stat. §§ 1101, 1104, 5508. Violators will be prosecuted.
•	A sergeant at arms and/or local law enforcement will be present to enforce compliance with these Regulations for Conduct and all applicable laws at the direction of the Chairman, including removal of noncompliant attendees, as necessary.
•	Weapons are not permitted in the meeting room and may not be checked in the staffed coat room.
•	Bags, briefcases or other carried items may be searched.
•	In the event of an emergency, exit the doors at the front of the room.

Failure to comply with these Regulations for Conduct or otherwise impeding a fair and orderly meeting may be grounds for removal from the meeting.

The Annual Meeting of Shareholders is audio-recorded.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2018 Proxy Statement    99

Corporate Headquarters
The PNC Financial Services Group, Inc.
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, PA 15222-2401

MIX
Paper from responsible sources
FSC® C132107
www.fsc.org

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 24, 2018.
Vote by Internet
• Go to www.envisionreports.com/PNC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in ☒ this example. Please do not write outside the designated areas.	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board recommends a vote FOR all nominees in Item 1 and FOR Items 2 and 3.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Charles E. Bunch	☐	☐	☐	02 - Debra A. Cafaro	☐	☐	☐	03 - Marjorie Rodgers Cheshire	☐	☐	☐

	04 - William S. Demchak	☐	☐	☐	05 - Andrew T. Feldstein	☐	☐	☐	06 - Daniel R. Hesse	☐	☐	☐

	07 - Richard B. Kelson	☐	☐	☐	08 - Linda R. Medler	☐	☐	☐	09 - Martin Pfinsgraff	☐	☐	☐

	10 - Donald J. Shepard	☐	☐	☐	11 - Michael J. Ward	☐	☐	☐	12 - Gregory D. Wasson	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2018.	☐	☐	☐	3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, PLEASE COMPLETE SECTIONS A AND B ON THIS CARD.

Notice of Annual Meeting of Shareholders

THE PNC FINANCIAL SERVICES GROUP, INC.

2018 Annual Meeting of Shareholders

For the purpose of considering and acting upon the election of 12 directors to serve until the next annual meeting and until their successors are elected and qualified, the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2018, the advisory vote to approve named executive officer compensation and such other business as may properly come before the meeting and any adjournment.

If you sign and date this proxy card in Section B but do not give voting instructions in Section A, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Tuesday, April 24, 2018 - 11:00 a.m. Eastern Time

The Tower at PNC Plaza - James E. Rohr Auditorium

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222

To attend the Annual Meeting, please present this admission ticket and valid photo identification at the registration desk.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — The PNC Financial Services Group, Inc.	+

This proxy is solicited on behalf of the Board of Directors for the

Annual Meeting of Shareholders on April 24, 2018.

William S. Demchak, Robert Q. Reilly and Christi Davis, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 24, 2018, and at any adjournment, and to vote, as indicated on the reverse side, the shares of common stock and/or preferred stock that the undersigned would be entitled to vote if personally present at said meeting. The above-named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, and any adjournment, in accordance with their best judgment.

If you are a participant in The PNC Financial Services Group, Inc. Incentive Savings Plan (the ISP or 401(k) plan) with units in the PNC Stock Fund, this proxy also serves as voting instructions to the Trustee of the plan for voting at the Annual Meeting of Shareholders to be held on April 24, 2018, and at any adjournment. You have the right to provide the Trustee with voting instructions for the equivalent shares you hold in your PNC Stock Fund account. Your vote must be received by 11:59 p.m., Eastern Time, on April 19, 2018 to ensure that the Trustee has adequate time to tabulate voting instructions.

The Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa. Cons. Stat. § 1759(b), provides that shareholders voting by means of the telephone or the Internet, as instructed, will be treated as transmitting a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

Please sign and return promptly.

C	Non-Voting Items
Change of Address — Please print new address below.
Will attend Meeting ☐

IF VOTING BY MAIL, PLEASE COMPLETE SECTIONS A AND B ON THIS CARD.

∎	+

Using a black ink pen, mark your votes with an X as shown in ☒ this example. Please do not write outside the designated areas.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board recommends a vote FOR all nominees in Item 1 and FOR Items 2 and 3.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Charles E. Bunch	☐	☐	☐	02 - Debra A. Cafaro	☐	☐	☐	03 - Marjorie Rodgers Cheshire	☐	☐	☐

	04 - William S. Demchak	☐	☐	☐	05 - Andrew T. Feldstein	☐	☐	☐	06 - Daniel R. Hesse	☐	☐	☐

	07 - Richard B. Kelson	☐	☐	☐	08 - Linda R. Medler	☐	☐	☐	09 - Martin Pfinsgraff	☐	☐	☐

	10 - Donald J. Shepard	☐	☐	☐	11 - Michael J. Ward	☐	☐	☐	12 - Gregory D. Wasson	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2018.	☐	☐	☐	3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — The PNC Financial Services Group, Inc.

This proxy is solicited on behalf of the Board of Directors for the

Annual Meeting of Shareholders on April 24, 2018.

William S. Demchak, Robert Q. Reilly and Christi Davis, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 24, 2018, and at any adjournment, and to vote, as indicated on the reverse side, the shares of common stock and/or preferred stock that the undersigned would be entitled to vote if personally present at said meeting. The above-named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, and any adjournment, in accordance with their best judgment.

The Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa. Cons. Stat. § 1759(b), provides that shareholders voting by means of the telephone or the Internet, as instructed, will be treated as transmitting a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

Please sign and return promptly.